   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 18, 2000

                                                 REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            KIEWIT MATERIALS COMPANY
                 (BEING RENAMED "UNITED METRO MATERIALS INC.")
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                          1400                         47-0819021
(STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)         IDENTIFICATION NO.)

                            ------------------------
              KIEWIT PLAZA, OMAHA, NEBRASKA 68131, (402) 536-3661
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                             MARK E. BELMONT, ESQ.
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                  KIEWIT PLAZA
                             OMAHA, NEBRASKA 68131
                                 (402) 536-3661
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
                                WITH A COPY TO:
                            JOHN S. D'ALIMONTE, ESQ.
                            WILLKIE FARR & GALLAGHER
                               787 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10019
                                 (212) 728-8000
                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
                                                          PROPOSED             PROPOSED
     TITLE OF EACH CLASS                                   MAXIMUM              MAXIMUM             AMOUNT OF
       OF SECURITIES TO            AMOUNT TO BE           OFFERING        AGGREGATE OFFERING      REGISTRATION
        BE REGISTERED               REGISTERED         PRICE PER SHARE         PRICE(1)                FEE
------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01
  per share...................       4,000,000               --               $22,302,038            $5,888
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457 based on the formula price per share of the Common Stock of Peter Kiewit Sons', Inc. (calculated pursuant to its Restated Certificate of Incorporation) to be received by Peter Kiewit Sons', Inc. from stockholders who are employees of Kiewit Materials Company in exchange for such shares of Common Stock of Kiewit Materials Company.
                            ------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     Prior to the effectiveness of this Registration Statement, Kiewit Materials Company, the registrant, will change its name to United Metro Materials Inc. Accordingly, Kiewit Materials Company is referred to as United Metro Materials Inc. in the prospectus contained in this Registration Statement.

        THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SEC IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 18, 2000

PROSPECTUS

                        [PETER KIEWIT SONS', INC. LOGO]
                            PETER KIEWIT SONS', INC.
                            ------------------------
                               OFFER TO EXCHANGE
                            ------------------------
                           SHARES OF COMMON STOCK OF
                          UNITED METRO MATERIALS INC.
                                      FOR
                           SHARES OF COMMON STOCK OF
                            PETER KIEWIT SONS', INC.
                            ------------------------
     The share exchange expires at 11:59 p.m., Omaha time, on             ,
2000, unless extended.

     Kiewit intends to spin-off United Metro after the share exchange.

     Your right to withdraw tendered securities is limited, as described in this document.

     The new securities will not be listed on any securities exchange or market and will be subject to substantial transfer restrictions.

     SEE "RISK FACTORS," BEGINNING ON PAGE 10, FOR A DESCRIPTION OF FACTORS THAT YOU SHOULD CONSIDER IN EVALUATING THE SHARE EXCHANGE.
                            ------------------------
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            , 2000

                               TABLE OF CONTENTS

                                                              PAGE
                                                              -----
QUESTIONS AND ANSWERS ABOUT THE SHARE EXCHANGE..............      1
SUMMARY.....................................................      6
  The Companies.............................................      6
  The Share Exchange........................................      6
RISK FACTORS................................................     10
  Risk Factors Relating to the Share Exchange and the
     Spin-Off...............................................     10
  Risk Factors Regarding United Metro.......................     10
FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE.............     15
THE SHARE EXCHANGE, THE DEBENTURE EXCHANGE OFFER AND THE
  SPIN-OFF..................................................     16
  Background and Purpose....................................     16
  The Debenture Exchange Offer..............................     17
  The Spin-off..............................................     18
  Effects...................................................     18
  No Appraisal Rights.......................................     18
  Regulatory Approvals......................................     18
  Accounting Treatment......................................     19
THE SHARE EXCHANGE..........................................     19
  Terms of the Share Exchange...............................     19
  No Fractional Shares......................................     21
  Formula Price.............................................     21
  Transfer Restrictions.....................................     21
  Determining to Participate in the Share Exchange..........     21
  Exchange of Shares of Kiewit Common Stock.................     22
  Procedures for Tendering Shares of Kiewit Common Stock....     22
  Lost or Destroyed Certificates............................     23
  Kiewit's Interpretations Are Binding......................     23
  Withdrawal Rights.........................................     23
  Extension of Tender Period; Termination; Amendment........     24
  Conditions to the Share Exchange..........................     24
SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA OF
  KIEWIT....................................................     26
SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA OF UNITED
  METRO.....................................................     27
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS OF KIEWIT.......................     28
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS OF UNITED METRO.................     33
BUSINESS OF UNITED METRO....................................     36
  Industry Background/Market Overview.......................     36
  Business Strategy.........................................     39
  Operations................................................     39
  Reserves..................................................     40

                                                              PAGE
                                                              -----
  Products..................................................     40
  Customers.................................................     40
  Competition...............................................     41
  Employees.................................................     41
  Governmental and Environmental Regulation.................     41
  Legal Proceedings.........................................     42
BUSINESS OF KIEWIT..........................................     43
  The Construction Business.................................     43
  Competition...............................................     43
  Demand....................................................     43
  Backlog...................................................     44
  Joint Ventures............................................     44
  The Materials Business....................................     44
  Locations.................................................     44
  Properties................................................     44
  Environmental Protection..................................     45
  Employees.................................................     45
MANAGEMENT OF UNITED METRO..................................     46
  Senior Management and Directors of United Metro...........     46
  Other Key Personnel.......................................     46
  Committees................................................     48
SECURITY OWNERSHIP OF UNITED METRO COMMON STOCK BY CERTAIN
  BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS OF
  UNITED METRO..............................................     49
EXECUTIVE COMPENSATION OF UNITED METRO......................     50
MANAGEMENT OF KIEWIT........................................     52
  Senior Management and Directors of Kiewit.................     52
  Committees................................................     54
SECURITY OWNERSHIP OF KIEWIT COMMON STOCK BY CERTAIN
  BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS OF
  KIEWIT....................................................     55
EXECUTIVE COMPENSATION OF KIEWIT............................     56
CERTAIN TRANSACTIONS........................................     56
COMPARISON OF RIGHTS OF HOLDERS OF KIEWIT COMMON STOCK AND
  UNITED METRO COMMON STOCK.................................     58
  General...................................................     58
  Dividend Policy...........................................     58
  Voting Rights.............................................     58
  Repurchase Rights.........................................     59
  Liquidation Rights........................................     59
  Formula Price.............................................     60
  Ownership and Transfer Restrictions.......................     60
  Listing...................................................     61

                                                              PAGE
                                                              -----
  Limitation on Directors' Liability........................     61
  Preferred Stock...........................................     61
  Action by Stockholder Consent; Stockholders' Meetings.....     62
RELATIONSHIP BETWEEN KIEWIT AND UNITED METRO................     62
  Separation Agreement......................................     62
  Tax Sharing Agreement.....................................     63
  Other.....................................................     63
MATERIAL FEDERAL INCOME TAX CONSEQUENCES....................     63
  Non-U.S. Persons..........................................     64
  Reporting Requirements....................................     64
NEBRASKA TAX LETTER REQUEST.................................     65
LEGAL MATTERS...............................................     65
EXPERTS.....................................................     65
WHERE YOU CAN FIND MORE INFORMATION.........................     65
INDEX TO KIEWIT FINANCIAL STATEMENTS........................    F-1
INDEX TO KIEWIT MATERIALS COMPANY FINANCIAL STATEMENTS......   F-33
INDEX TO PACIFIC ROCK PRODUCTS AND RIVER CITY MACHINERY
  FINANCIAL STATEMENTS......................................   F-60
INDEX TO PRO FORMA INFORMATION..............................   F-82

                 QUESTIONS AND ANSWERS ABOUT THE SHARE EXCHANGE

Q:  WHAT IS THE SHARE EXCHANGE?

A: In the share exchange, Peter Kiewit Sons', Inc. is offering Kiewit stockholders who are United Metro Materials Inc. employees the opportunity to exchange their shares of Kiewit common stock for shares of United Metro common stock with an equal aggregate formula price. United Metro is the new name for Kiewit Materials Company, a wholly owned subsidiary of Kiewit.

    The share exchange is being made in connection with a proposal by Kiewit to separate its construction and materials businesses into two separate, independent companies by distributing shares of United Metro common stock to Kiewit stockholders in a spin-off that is intended to be tax-free for U.S. federal income tax purposes.

Q:  WHAT IS THE SPIN-OFF?

A: After the completion of the share exchange and the debenture exchange offer described below, Kiewit will distribute the shares of United Metro common stock it then holds as a dividend on a pro rata basis to holders of Kiewit common stock in the spin-off. Kiewit stockholders will receive in the spin-off one share of United Metro common stock for each share of Kiewit common stock held.

Q:  WHAT IS "FORMULA PRICE"?

A: The formula price of Kiewit common stock is the per share price at which Kiewit buys and sells shares of its common stock and is based on the adjusted book value of Kiewit at the end of the previous year less the amount of declared dividends during the current year. The estimated formula price of Kiewit common stock on February 17, 2000, was $20.28 per share. The Kiewit formula price will be reduced in the event Kiewit pays a cash dividend prior to the completion of the share exchange.

    The formula price of United Metro common stock is the per share price at which United Metro will buy shares of its common stock and is based on the adjusted book value of United Metro at the end of the previous year, less the amount of declared dividends during the current year. In addition to any adjustments for declared dividends during the current year, the initial formula price for United Metro common stock is also adjusted for the amount of any capital contributions made by Kiewit to United Metro during fiscal year 2000 prior to the spin-off.

Q:  WHAT SHOULD I EXPECT TO RECEIVE IF I PARTICIPATE IN THE SHARE EXCHANGE?

A: We have prepared the following table to illustrate what you would receive if you participated in the share exchange. The table sets forth Kiewit's estimate of the number of shares of United Metro common stock that will be received for each share of Kiewit common stock tendered in the share exchange, assuming that (1) all of the Kiewit common stock held by United Metro employees is exchanged in the share exchange; and (2) fifty percent of the Kiewit common stock held by United Metro employees is exchanged in the share exchange.

    The table assumes a formula price for Kiewit common stock immediately prior to the spin-off of $20.28 per share, the estimated formula price as of February 17, 2000. The Kiewit formula price will be reduced in the event Kiewit pays a cash dividend prior to the completion of the share exchange. The table also assumes an initial formula price for United Metro common stock of (1) $6.58 if all of the Kiewit common stock held by United Metro employees is tendered in the share exchange; and (2) $6.81 if fifty percent of the Kiewit common stock held by United Metro employees is tendered in the share exchange.

    The following are examples for illustrative purposes only and may not be indicative of what you will actually receive if you participate in the share exchange.


                                                                                                             ESTIMATED TOTAL
                                                                ESTIMATED NUMBER OF                          FORMULA PRICE OF
ASSUMED PERCENTAGE                                                SHARES OF UNITED                           SHARES OF UNITED
OF SHARES OF KIEWIT                                                 METRO COMMON                               METRO COMMON
 COMMON STOCK HELD      ASSUMED TOTAL      ESTIMATED PER SHARE     STOCK YOU WILL     ESTIMATED PER SHARE     STOCK YOU WILL
  BY UNITED METRO    NUMBER OF SHARES OF   PRICE OF SHARES OF   RECEIVE PER SHARE OF   FORMULA PRICE OF    RECEIVE PER SHARE OF
 EMPLOYEES THAT IS      KIEWIT COMMON         KIEWIT COMMON        KIEWIT COMMON         UNITED METRO         KIEWIT COMMON
   TENDERED FOR      STOCK TENDERED FOR    STOCK TENDERED FOR    STOCK TENDERED FOR    COMMON STOCK YOU     STOCK TENDERED FOR
     EXCHANGE             EXCHANGE              EXCHANGE              EXCHANGE           WILL RECEIVE            EXCHANGE
----------------     -------------------  -------------------   -------------------  --------------------  ---------------------

       100%               1,099,706              $20.28                3.082                 $6.58               $20.28
        50%                 549,853              $20.28                2.978                 $6.81               $20.28

Q:  WHY IS KIEWIT CONDUCTING THE SHARE EXCHANGE?

A: Kiewit's restated certificate of incorporation generally restricts ownership of Kiewit common stock to directors and employees of Kiewit and its subsidiaries. Following the completion of the spin-off, United Metro employees will no longer be employed by Kiewit or a subsidiary of Kiewit and will no longer meet the requirements for owning Kiewit common stock. Therefore, they will be required to sell any shares of Kiewit common stock they then own back to Kiewit immediately following the spin-off.

    To provide United Metro employees with a larger, more direct equity stake in the materials business and an alternative to having to sell their Kiewit common stock back to Kiewit for cash immediately following the spin-off, Kiewit is offering Kiewit stockholders who are United Metro employees the opportunity to exchange their shares of Kiewit common stock for shares of United Metro common stock with an equal aggregate formula price.

Q:  WHAT IS THE DEBENTURE EXCHANGE OFFER?

A: Kiewit is also offering the holders of its outstanding convertible debentures the opportunity to exchange their Kiewit debentures for:

    - United Metro debentures convertible into shares of United Metro common stock; or

    - both shares of United Metro common stock and new reduced principal amount Kiewit debentures convertible into shares of Kiewit common stock.

Q:  WHY HAS KIEWIT DECIDED TO SEPARATE UNITED METRO FROM KIEWIT?

A: The board of directors and management of Kiewit have concluded that separation of its materials business and its construction business by means of a spin-off is in the best interests of Kiewit and Kiewit's stockholders. In reaching this conclusion, Kiewit's board of directors and management considered that, as a result of the spin-off, the share exchange and the debenture exchange offer:

    - the senior management of United Metro will acquire a larger, direct interest in the materials business that reflects solely the performance of United Metro;

    - United Metro employees will acquire a larger, direct interest in the materials business, which the Kiewit board of directors believes is essential to United Metro's ability to better retain, attract and motivate its employees; and

    - United Metro should improve its ability to make sales to, and secure contracts from, unrelated construction businesses that have concerns about doing business with United Metro while it is owned and controlled by a direct competitor.

Q:  WHAT IS THE "EXCHANGE RATIO" FOR THE SHARE EXCHANGE?

A: The exchange ratio represents the number of shares of United Metro common stock which Kiewit stockholders who are United Metro employees will receive for each share of Kiewit common stock tendered in the share exchange.

Q:  HOW WILL THE FINAL EXCHANGE RATIO BE DETERMINED?

A: The exchange ratio will be set so that Kiewit stockholders who are United Metro employees who tender their Kiewit common stock in the share exchange will receive United Metro common stock with an equal aggregate formula price. The exact exchange ratio will not be known until the completion of the share exchange and the debenture exchange offer. Immediately prior to the completion of the share exchange and the debenture exchange offer, United Metro will effect a stock split so that after the completion of the share exchange and the debenture exchange offer, there are a sufficient number of remaining shares to permit Kiewit stockholders to receive in the spin-off one share of United Metro common stock for each share of Kiewit common stock held.

Q:  HOW DO I DECIDE WHETHER TO PARTICIPATE IN THE SHARE EXCHANGE?

A: Whether you should participate in the share exchange depends on whether you would prefer to sell your shares of Kiewit common stock back to Kiewit for cash following the spin-off or exchange them for shares of United Metro common stock. If you participate in the share exchange, you will receive shares of United Metro common stock in a transaction that is intended to be tax-free to stockholders for U.S. federal income tax purposes, but you will not receive the United Metro common stock being distributed to Kiewit stockholders as a dividend in the spin-off. If you do not participate in the share exchange, you will be required to sell your Kiewit common stock back to Kiewit in a taxable transaction, but you will receive the dividend of United Metro common stock in the spin-off.

    You should consider all of the factors described under "Risk Factors" starting at page 10. Neither Kiewit, United Metro nor any of their respective directors make any recommendation as to whether you should tender your shares of Kiewit common stock. You must make your own decision as to whether to tender your shares of Kiewit common stock after reading this document and consulting with your advisors based on your own financial position and requirements.

Q: CAN I PARTICIPATE WITH ONLY A PORTION OF MY SHARES OF KIEWIT COMMON STOCK IN THE SHARE EXCHANGE?

A: Yes. You can tender some or all of your shares of Kiewit common stock. However, following the spin-off, you will be required to sell any shares of Kiewit common stock you then hold back to Kiewit.

Q:  DO I HAVE TO DO ANYTHING IF I WANT TO RETAIN MY SHARES OF KIEWIT COMMON
    STOCK?

A: No, you do not have to do anything if you want to retain your shares of Kiewit common stock. However, following the spin-off, you will be required to sell your shares of Kiewit common stock back to Kiewit.

Q:  HOW DO I PARTICIPATE IN THE SHARE EXCHANGE?

A: Complete and sign the letter of transmittal designating the number of shares of Kiewit common stock you wish to tender. Send it, together with your share certificates and any other documents required by the letter of transmittal, by registered mail, return receipt requested, so that it is received by Kiewit at the address on the back cover of this prospectus before the expiration of the share exchange.

    If your Kiewit common stock has been pledged to a lender, you must make arrangements with the lender for the valid tender of the certificates representing the pledged Kiewit common stock. If, however, the lender is Enterprise Bank, N.A., Kiewit will arrange directly with the bank for delivery of the pledged certificates to Kiewit.

Q:  CAN I CHANGE MY MIND AFTER I TENDER MY SHARES OF KIEWIT COMMON STOCK?

A: Yes. You may withdraw tenders of your shares any time before the expiration of the share exchange. If you change your mind again, you can retender your shares of Kiewit common stock by following the tender procedures again prior to the expiration of the share exchange. However, following the spin-off, you will be required to sell any shares of Kiewit common stock you then hold back to Kiewit.

Q:  ARE THERE ANY CONDITIONS TO KIEWIT'S OBLIGATION TO COMPLETE THE SHARE
    EXCHANGE?

A: Yes. Kiewit has received a ruling from the IRS confirming that the share exchange, the debenture exchange offer and the spin-off generally will be tax-free transactions for U.S. federal income tax purposes. The share exchange will not be completed unless that ruling remains in effect.

    Kiewit reserves the right to abandon the spin-off at any time prior to the completion of the share exchange and the debenture exchange offer. If Kiewit abandons the spin-off, it will not complete the share exchange or the debenture exchange offer. Kiewit also reserves the right to abandon the share exchange or the debenture exchange offer at any time prior to its completion. If Kiewit abandons either the share exchange or the debenture exchange offer, it will not complete the spin-off or the other exchange.

    There is no requirement that any minimum number of shares are tendered for the share exchange to be completed.

Q:  WHEN DOES THE SHARE EXCHANGE EXPIRE?

A:  The share exchange and withdrawal rights will expire at 11:59 p.m., Omaha
    time, on             , 2000, unless extended. You must tender your shares of
    Kiewit common stock prior to the expiration date if you wish to participate in the share exchange.

Q: WILL KIEWIT DISTRIBUTE FRACTIONAL SHARES OF UNITED METRO COMMON STOCK IN THE SHARE EXCHANGE?

A: No. As an administrative and cost-saving convenience, no fractional shares of United Metro common stock will be issued in the share exchange. To the extent fractional shares of United Metro common stock would otherwise be issued to holders of Kiewit common stock in the share exchange, Kiewit will round those fractional shares to whole shares in a manner that does not affect the total number of shares of United Metro common stock.

Q:  WILL UNITED METRO COMMON STOCK BE LISTED ON AN EXCHANGE?

A: The United Metro common stock will not be listed on any national securities exchange or quoted on the Nasdaq National Market.

Q:  ARE SHARES OF UNITED METRO COMMON STOCK TRANSFERABLE?

A: The United Metro common stock will be subject to substantial transfer restrictions. Specifically, holders of United Metro common stock will be prohibited from transferring the United Metro common stock in any manner except in a sale to United Metro or in a transfer for estate planning purposes that meets specified requirements. Upon the death of a United Metro stockholder, the shares of United Metro common stock owned by the deceased stockholder will be permitted to be transferred to his or her estate, provided that the shares transferred to the transferee will be subject to the same transfer restrictions. However, unlike Kiewit common stock, United Metro stockholders will not be required to sell their United Metro common stock back to United Metro upon their retirement or other termination of their employment with United Metro or Kiewit, as the case may be. All transfer restrictions may be terminated by the United Metro board at any time.

    Holders of United Metro common stock are permitted to pledge their United Metro common stock for loans in connection with their ownership of the United Metro common stock.

Q:  HOW CAN I SELL SHARES OF UNITED METRO COMMON STOCK TO UNITED METRO?

A: At any time on or prior to the 15th day of any calendar month, you may offer to sell all or part of your United Metro common stock to United Metro at the current formula price. United Metro will generally be required to accept the offer within 10 days of receipt of the offer.

    United Metro's repurchase obligations may be terminated by United Metro's board of directors at any time. However, the board shall not have that authority unless it has also determined that the United Metro common stock is publicly traded.

Q: WILL I BE TAXED ON THE SHARES OF UNITED METRO COMMON STOCK THAT I RECEIVE IN THE SHARE EXCHANGE?

A: You generally will not recognize taxable gain or loss for U.S. federal income tax purposes on your receipt of shares of United Metro common stock in exchange for shares of Kiewit common stock.

Q: WHAT WILL BE THE TAX BASIS AND HOLDING PERIOD OF SHARES OF UNITED METRO COMMON STOCK I RECEIVE IN EXCHANGE FOR MY SHARES OF KIEWIT COMMON STOCK FOR U.S. FEDERAL INCOME TAX PURPOSES?

A: For U.S. federal income tax purposes, the tax basis of the shares of United Metro common stock that you receive generally will be the same as the tax basis of the shares of Kiewit common stock exchanged, and your holding period for the shares of United Metro common stock that you receive will include the period during which you held the shares of Kiewit common stock exchanged, provided that you held the Kiewit common stock as a capital asset.

Q: WHAT WILL BE THE TAX BASIS IN THE SHARES OF KIEWIT COMMON STOCK THAT ARE NOT EXCHANGED IN THE SHARE EXCHANGE FOR U.S. FEDERAL INCOME TAX PURPOSES?

A: For U.S. federal income tax purposes, the tax basis of any shares of Kiewit common stock that are not exchanged will remain the same.

Q:  WILL UNITED METRO PAY DIVIDENDS ON SHARES OF UNITED METRO COMMON STOCK?

A: United Metro does not currently intend to pay dividends on the United Metro common stock.

Q:  WHOM SHOULD I CALL WITH QUESTIONS ABOUT THE SHARE EXCHANGE?

A: Prior to the spin-off, stockholders with inquiries relating to the share exchange should contact:

           Douglas A. Obermier
           Stock Registrar
           Peter Kiewit Sons', Inc.
           Kiewit Plaza
           Omaha, Nebraska 68131
           (402) 342-2052

    After the spin-off, stockholders of United Metro with inquiries relating to their investment in United Metro common stock should contact:

           Mark E. Belmont
           Vice President, General Counsel
           and Secretary
           United Metro Materials Inc.
           Kiewit Plaza
           Omaha, Nebraska 68131
           (402) 536-3661

                                    SUMMARY

     This summary highlights selected information from this prospectus and may not contain all of the information that is important to you. To understand the share exchange fully, you should read carefully this entire prospectus and the documents to which we have referred you. See "Where You Can Find More Information" on page 65.

THE COMPANIES

Peter Kiewit Sons', Inc.
Kiewit Plaza
Omaha, Nebraska 61831
(402) 342-2052

     Peter Kiewit Sons', Inc., together with its subsidiaries, is one of the largest construction contractors in North America. Kiewit primarily performs its services as a general contractor, responsible for the overall direction and management of construction projects. Kiewit was incorporated in Delaware in 1997 to continue a construction business founded in Omaha, Nebraska in 1884. For more detail on the business of Kiewit, see page 43.

United Metro Materials Inc.
Kiewit Plaza
Omaha, Nebraska 61831
(402) 536-3661

     United Metro Materials Inc., a wholly owned subsidiary of Kiewit, together with its subsidiaries, operates ready mix, asphalt and aggregates operations in Arizona, Washington, Oregon, California, Wyoming, Utah and New Mexico. United Metro is the new name for Kiewit Materials Company. For more detail on the business of United Metro, see page 36.

THE SHARE EXCHANGE

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TERMS OF THE SHARE EXCHANGE...............  Kiewit is offering Kiewit stockholders who are United
                                            Metro employees the opportunity to exchange their shares
                                            of Kiewit common stock for shares of United Metro common
                                            stock with an equal aggregate formula price.
                                            The share exchange is being made in connection with a
                                            proposal by Kiewit to separate its construction and
                                            materials businesses into two separate, independent
                                            companies by distributing shares of United Metro common
                                            stock to Kiewit stockholders in a spin-off that is
                                            intended to be tax-free for U.S. federal income tax
                                            purposes.

                                            Stockholders who choose to participate in the share
                                            exchange will receive shares of United Metro common
                                            stock with an initial aggregate formula price equal to
                                            the aggregate formula price of the shares of Kiewit
                                            common stock tendered in the share exchange.

                                            All shares of Kiewit common stock properly tendered and
                                            not withdrawn will be exchanged on the terms and
                                            conditions of the share exchange. Kiewit will promptly
                                            return to holders of Kiewit common stock any shares of
                                            Kiewit common stock not accepted for exchange following
                                            the expiration of the share exchange.
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TRANSFER RESTRICTIONS.....................  The United Metro common stock will be subject to substantial transfer restrictions. Specifically, holders of United Metro common stock will be prohibited from transferring the United Metro common stock in any manner except in a sale to United Metro or in a transfer for estate planning purposes that meets specified requirements. Upon the death of a United Metro stockholder, the shares of United Metro common stock owned by the deceased stockholder will be permitted to be transferred to his or her estate, provided that the shares transferred to the transferee will be subject to the same transfer restrictions. However, unlike Kiewit common stock, United Metro stockholders will not be required to sell their United Metro common stock back to United Metro upon their retirement or other termination of their employment with
                                            United Metro or Kiewit, as the case may be. All transfer restrictions may be terminated by the United Metro board at any time.
                                            Holders of United Metro common stock are permitted to pledge the
                                            United Metro common stock for loans in connection with the ownership of the United Metro common stock.

MINIMUM CONDITION.........................  The share exchange is not conditioned upon any minimum number of shares of Kiewit common stock being tendered for exchange.

EXPIRATION DATE; EXTENSION; TERMINATION...  The share exchange will expire at 11:59 p.m., Omaha time, on
                                                        , 2000, unless extended by Kiewit. You must tender your
                                            shares of Kiewit common stock prior to this date if you wish to participate. Kiewit may also terminate the share exchange in the circumstances described on page 24.

WITHDRAWAL RIGHTS.........................  You may withdraw tenders of your shares of Kiewit common stock any time before the expiration of the share exchange. If you change your mind again, you can retender your shares of Kiewit common stock following the tender procedures again prior to the expiration of the share exchange.

NO FRACTIONAL SHARES......................  As an administrative and cost-saving convenience, no fractional shares of United Metro common stock will be issued in the share exchange. To the extent fractional shares of United Metro common stock would otherwise be issued to holders of Kiewit common stock in the share exchange, Kiewit will round the fractional shares to whole shares without affecting the total number of shares of United Metro common stock.
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CONDITIONS TO THE SHARE EXCHANGE..........  The share exchange is subject to various conditions. Kiewit has received a ruling from the IRS confirming that the share exchange, the debenture exchange offer and the spin-off generally will be tax-free transactions for U.S. federal income tax purposes. The share exchange will not be completed unless that ruling remains in effect.

                                            Kiewit reserves the right to abandon the spin-off at any time prior to the completion of the share exchange and the debenture exchange offer.
                                            If Kiewit abandons the spin-off, it will not complete the share exchange or the debenture exchange offer. Kiewit also reserves the right to abandon the share exchange or the debenture exchange offer at any time prior to its completion. If Kiewit abandons either the share exchange or the debenture exchange offer, it will not complete the spin-off or the other exchange.

PROCEDURES FOR TENDERING..................  You must complete and sign the letter of transmittal designating the number of shares of Kiewit common stock you wish to tender. Send the letter of transmittal, together with your share certificates and any other documents required by the letter of transmittal, by registered mail, return receipt requested, so that it is received by Kiewit at the address on the back cover of this prospectus before the expiration of the share exchange.

                                            If your Kiewit common stock has been pledged to a lender, you must make arrangements with the lender for the valid tender of the share certificates representing the pledged Kiewit common stock. If, however, the lender is Enterprise Bank, N.A., Kiewit will arrange directly with the bank for delivery of the pledged Kiewit common stock to Kiewit.

DELIVERY OF SHARES OF UNITED METRO COMMON
  STOCK...................................  Kiewit will deliver certificates representing shares of United Metro common stock as soon as practicable after acceptance of Kiewit common stock for exchange.

MATERIAL FEDERAL INCOME TAX
  CONSEQUENCES............................  You generally will not recognize taxable gain or loss for U.S. federal income tax purposes as a result of the share exchange. See "Material
                                            Federal Income Tax Consequences" on page 63.

USE OF PROCEEDS...........................  Neither Kiewit nor United Metro will receive any proceeds from the issuance of United Metro common stock in the share exchange.

RISK FACTORS..............................  You should consider carefully the matters described under the caption
                                            "Risk Factors," as well as the other information set forth in this prospectus.
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

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DETERMINING WHETHER TO PARTICIPATE IN THE
  SHARE EXCHANGE..........................  You should consider all of the factors described under "Risk Factors"
                                            starting at page 10. Neither Kiewit, United Metro nor any of their respective directors make any recommendation as to whether you should tender your Kiewit common stock. You must make your own decision as to whether to tender your Kiewit common stock after reading this document and consulting with your advisors based on your own financial position and requirements.

EFFECTS OF THE SHARE EXCHANGE.............  The share exchange is being made to Kiewit stockholders who are United
                                            Metro employees who will cease to be employees of Kiewit or a subsidiary of Kiewit after the spin-off. United Metro employees holding Kiewit common stock will be affected by the spin-off regardless of whether they tender their shares of Kiewit common stock in the share exchange because, after the spin-off, they will be required to sell their Kiewit common stock back to Kiewit.
                                            Stockholders who participate in the share exchange will receive shares of United Metro common stock in a transaction that is intended to be tax-free to stockholders for U.S. federal income tax purposes, but will not receive the dividend of United Metro common stock in the spin-off. Stockholders who do not participate in the share exchange will be required to sell their shares of Kiewit common stock back to
                                            Kiewit for cash in a taxable transaction immediately following the spin-off at its then current formula price, but will receive the dividend of United Metro common stock in the spin-off.
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

                                  RISK FACTORS

     In considering whether to participate in the share exchange, you should consider carefully all of the information set forth or incorporated in this prospectus and, in particular, the following risk factors. In addition, for a discussion of additional uncertainties associated with forward-looking statements in this prospectus, please see "Forward-Looking Statements May Prove Inaccurate" on page 15.

RISK FACTORS RELATING TO THE SHARE EXCHANGE AND THE SPIN-OFF

CONSEQUENCES OF A DECISION NOT TO EXCHANGE

     If the spin-off occurs, Kiewit stockholders who are employees of United Metro, will no longer be employed by Kiewit or a subsidiary of Kiewit. Kiewit's restated certificate of incorporation generally restricts ownership of Kiewit common stock to directors and employees of Kiewit and its subsidiaries. Therefore, immediately following the spin-off, any employees of United Metro who hold Kiewit common stock will be required to sell their Kiewit common stock back to Kiewit for cash in a taxable transaction, at its then current formula value, but will receive the dividend of United Metro common stock in the spin-off.

POSSIBLE EFFECTS OF THE SHARE EXCHANGE ON LOANS SECURED BY KIEWIT COMMON STOCK

     A lender that has extended credit secured by Kiewit common stock, in making decisions as to how much credit to extend against the collateral held by the lender, may assign a different loan-to-value ratio to the United Metro common stock as compared to the Kiewit common stock. A lender may also assign a different loan-to-value ratio to the Kiewit common stock after the spin-off as compared to the loan-to-value ratio assigned to the Kiewit common stock before the spin-off. Further, the United Metro formula price may be less readily predictable than the Kiewit formula price has historically been. A future decline in the formula price of United Metro common stock pledged to a lender could result in the lender requiring that the borrower pledge additional collateral.

     If Kiewit common stock being exchanged pursuant to the share exchange is pledged to a lender, the United Metro common stock received in exchange will also be subject to the pledge under the terms of the loan documentation between the stockholder and the lender. As a result, the stockholder may be required to deliver the United Metro common stock to his or her lender.

     In light of the foregoing, persons who have pledged Kiewit common stock to a lender and who are considering participation in the share exchange should consult with the lender as to the effect of the share exchange and the spin-off on their loan arrangements.

THE SHARE EXCHANGE, THE DEBENTURE EXCHANGE OFFER AND THE SPIN-OFF WILL RESULT IN A LOWER FORMULA PRICE FOR KIEWIT COMMON STOCK

     After the completion of the share exchange, the debenture exchange offer and the spin-off, Kiewit will no longer own any of the outstanding common stock of United Metro. The formula price for Kiewit common stock is determined by reducing the prior year's adjusted book value by the amount of dividends declared during the current year. The spin-off will be effected by a dividend of shares of United Metro common stock. Consequently, the formula price for Kiewit common stock immediately after the spin-off will be reduced by the book value of United Metro distributed as a dividend in the spin-off, in respect of each Kiewit share.

RISK FACTORS REGARDING UNITED METRO

A DECREASE IN GOVERNMENT FUNDING OF HIGHWAY CONSTRUCTION AND MAINTENANCE AND OTHER INFRASTRUCTURE PROJECTS MAY REDUCE UNITED METRO'S SALES AND PROFITS

     A decrease or delay in government funding of highway construction and maintenance and other infrastructure projects could reduce United Metro's sales and profits. This is because many of the customers United Metro serves and intends to serve in the future depend substantially on government funding of highway construction and maintenance and other infrastructure projects. Unlike some of its competitors, United Metro operates in a limited number of states. As a result, United Metro may be more vulnerable than its more


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

geographically diverse competitors to decreases in state government highway spending in the states in which it operates.

BAD WEATHER IN UNITED METRO'S PEAK SEASON MAY RESULT IN LOWER SALES

     Poor weather during the months of April through November could result in lower sales of materials, which could reduce United Metro's net sales and profits. This is because sales of materials are highest during this period and poor weather conditions may reduce or delay highway construction and maintenance and other infrastructure projects. In the past, significant changes in weather conditions during this period have caused variations in demand for materials. In addition, because United Metro is not as geographically diverse as some of its competitors, it may be more vulnerable than these competitors to poor weather conditions in the regions in which it operates.

GENERAL AND LOCAL ECONOMIC DOWNTURNS MAY RESULT IN DECREASED SALES AND PROFITS

     General economic downturns or localized downturns in regions where United Metro has operations, including any downturns in the construction industry, could result in a decrease in sales and profits. A majority of United Metro's sales are to customers in industries and businesses that are cyclical in nature and subject to changes in general economic conditions, such as the construction industry. United Metro's business is principally located in the Pacific Northwest and the Southwest and is dependent upon the economies of those regions. Because its business is more geographically concentrated than some of its competitors, it may be more vulnerable to local economic conditions.

AN INCREASE IN THE PRICE OR DECREASE IN THE AVAILABILITY OF OIL MAY INCREASE THE PRICE OF ASPHALT, RESULTING IN LESS ASPHALT USE BY UNITED METRO'S CUSTOMERS

     A material rise in the price or a material decrease in the availability of oil could adversely affect United Metro's operating results. Federal, state and municipal government spending on roads is subject to appropriations by the particular government entity. Asphalt prices are positively correlated to the price of oil. Therefore, if there is a material rise in the price or a material decrease in the availability of oil, there will be a resulting increase in the cost of producing asphalt, which United Metro would likely attempt to pass along to its customers. As a result of any price increase, United Metro's customers may use less asphalt, which would decrease its asphalt sales volumes. A material increase in the price or decrease in the availability of oil could also lead to higher gasoline costs which would also increase United Metro's operating costs. An increase in United Metro's operating costs could adversely affect its operating results if it cannot pass these increased costs through to its customers.

UNITED METRO'S SUCCESS DEPENDS SIGNIFICANTLY ON A LIMITED NUMBER OF KEY
PERSONNEL

     United Metro will be managed by a small number of executive officers, including Christopher J. Murphy, its Chief Executive Officer and President. The loss of any of its key personnel could have a material adverse effect on United Metro. United Metro believes that its future success will depend in large part on its ability to retain and attract highly skilled, knowledgeable, sophisticated and qualified personnel.

UNITED METRO MAY INCUR SIGNIFICANT DEBT IN THE FUTURE WHICH COULD LIMIT ITS GROWTH AND ITS ABILITY TO RESPOND TO CHANGING CONDITIONS

     United Metro may incur debt to fund acquisitions it may make as part of its growth strategy. The extent to which United Metro incurs debt, and the resulting restrictive and financial covenants that United Metro may be subject to, will have important consequences to the United Metro stockholders. These include the following:

     - United Metro's ability to use operating cash flows in other areas of its business might be limited because it would have to dedicate a substantial portion of these funds to pay interest;

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

     - United Metro might be unable to obtain additional financing to fund its growth strategy, working capital, capital expenditures, debt service requirements or other purposes;

     - United Metro's ability to adjust to changing market conditions and its ability to withstand competition might be hampered by the amount of debt it owes; and

     - United Metro might be more vulnerable in a market downturn or a recession than its competitors with less debt.

     Future credit agreements that United Metro may enter into may impose limitations on its ability to repurchase its shares of common stock.

ACQUISITIONS, WHICH ARE A PART OF UNITED METRO'S GROWTH STRATEGY, INVOLVE RISKS THAT COULD CAUSE ITS ACTUAL GROWTH OR OPERATING RESULTS TO DIFFER FROM ITS EXPECTATIONS

     United Metro currently intends to grow in part through the acquisition of additional materials businesses in exchange for cash or debt securities. If it is not successful in integrating acquired businesses, United Metro may have difficulty operating its business. United Metro may have greater difficulty integrating acquired businesses and assets than its competitors because of its size and its rapid growth. United Metro has completed nine business and asset acquisitions since 1992. Its future success may be limited because of unforeseen expenses, difficulties, complications, delays and other risks inherent in the integration of acquired businesses, including the following:

     - United Metro may not be able to compete successfully for available acquisition candidates, complete future acquisitions, or accurately estimate the financial effect of any businesses it acquires;

     - Future acquisitions may require United Metro to spend significant amounts of cash;

     - United Metro may have trouble integrating acquired businesses and retaining personnel;

     - United Metro may ultimately fail to consummate an acquisition, even if it announces that it plans to acquire a company;

     - United Metro may choose to acquire a company that is less profitable than it is or has lower profit margins than it does;

     - United Metro may not be able to obtain the necessary financing, on favorable terms or at all, to finance one or more of its potential acquisitions;

     - Acquisitions may disrupt United Metro's business and distract its management from other responsibilities;

     - To the extent that any of the companies which United Metro acquires fails, the growth of its business could be harmed; and

     - Future acquired companies may have unknown liabilities that could require United Metro to spend significant amounts of additional capital.

UNITED METRO MAY BE UNABLE TO COMPETE SUCCESSFULLY IN THE HIGHLY COMPETITIVE MATERIALS INDUSTRY

     The following factors specific to the construction materials industry may affect United Metro's business:

     - Transporting materials over even relatively short distances is costly in relation to the value of the delivered materials. Therefore, if United Metro cannot maintain production sites close to its customers, its operating results may be adversely affected;

     - The cost and time involved in locating suitable mineral sources, obtaining proper permits and establishing operations can be significant and if United Metro does not continue to be successful in these matters, it may lose growth opportunities and its operating results may be adversely affected;

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

     - United Metro has significant investments in fixed locations in specific geographic areas. In the event one or more of its materials production sites loses business in its market, it could have a material adverse effect on its business, financial condition and results of operations;

     - It is possible that United Metro could encounter increased competition from existing competitors or new market entrants that may be significantly larger and have greater financial and marketing resources; and

     - To the extent United Metro's existing or future competitors seek to gain or retain market share by reducing prices, United Metro may be required to lower its prices and rates, which would adversely affect its operating results.

UNITED METRO MAY BE ADVERSELY AFFECTED BY GOVERNMENT REGULATIONS

     United Metro's operations are subject to and affected by federal, state and local laws and regulations including such matters as land usage, street and highway usage, noise levels and health, safety and environmental matters. In many instances, United Metro must have various permits. United Metro cannot assure you that it will not incur material costs or liabilities in connection with regulatory requirements. Its operations may from time to time involve the use of substances that are classified as toxic or hazardous substances within the meaning of these laws and regulations. Despite its compliance efforts, risk of environmental liability is inherent in the operation of United Metro's business. As a result, environmental liabilities could have a material adverse effect on United Metro in the future. In addition, future events, such as changes in existing laws or regulations or enforcement policies, or further investigation or evaluation of the potential health hazards of United Metro's products or business activities, may give rise to additional compliance and other costs that could have a material adverse effect on its business, financial condition and results of operations. See "Business -- Governmental and Environmental Regulation" for a further discussion of the effects of regulation on United Metro's business.

UNITED METRO'S OPERATIONS ARE SUBJECT TO RISKS THAT MAY RESULT IN CLAIMS OF PERSONAL INJURY, PROPERTY DAMAGE OR OTHER LIABILITIES

     The drivers of United Metro's heavy delivery trucks are subject to traffic and other hazards associated with providing services on construction sites. United Metro's plant personnel are subject to the hazards associated with moving and storing large quantities of heavy raw materials. These operating hazards can cause personal injury and death, damage to or destruction of property and environmental damage. United Metro's insurance coverage may not be adequate to cover all losses or liabilities it may incur in its operations, and United Metro may not be able to maintain insurance of the types or at levels it deems necessary or adequate or at rates it considers reasonable. United Metro's failure to maintain adequate insurance could have a material adverse effect on its business, financial position, results of operations and cash flows.

UNITED METRO HAS NO OPERATING HISTORY AS AN INDEPENDENT COMPANY

     United Metro does not have an operating history as an independent company and has historically relied on Kiewit for various financial, administrative and managerial expertise relevant to operating as an independent company. After the spin-off, United Metro will be responsible for obtaining or providing its own administrative functions. While United Metro has been profitable as part of Kiewit, it cannot be certain that, as a stand-alone company, its future profits will be comparable to reported historical consolidated results before the spin-off. In addition, United Metro's credit rating may be lower than that of Kiewit.

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THERE ARE LIMITATIONS ON CHANGES IN CONTROL OF UNITED METRO

     United Metro's restated certificate of incorporation and by-laws contain provisions that could make it more difficult or even prevent a third party from acquiring United Metro without the approval of its incumbent board of directors. These provisions, among other things:

     - divide the board of directors into three classes, with members of each class to be elected in staggered three-year terms;

     - prohibit stockholder action by written consent in place of a meeting;

     - limit the right of stockholders to call special meetings of stockholders;

     - impose significant transfer restrictions on United Metro common stock;

     - limit the right of stockholders to present proposals or nominate directors for election at annual meetings of stockholders; and

     - authorize the board of directors to issue preferred stock in one or more series without any action on the part of stockholders.

     These provisions could significantly impede the ability of the holders of United Metro common stock to change management.

UNITED METRO HAS NO CURRENT INTENTION TO PAY DIVIDENDS

     United Metro's dividend policy following the spin-off will be determined by its board of directors. Under Delaware law and United Metro's restated certificate of incorporation, United Metro's board of directors will not be required to declare dividends on any class of United Metro capital stock and will be free to adopt the dividend policy it deems appropriate and to change its dividend policy and practices from time to time. It is anticipated that United Metro will not pay cash dividends to its stockholders.

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                FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

     United Metro and Kiewit have made forward-looking statements in this prospectus that are subject to risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of operations of United Metro and/or Kiewit. Also, when we use words such as "believes," "expects," "anticipates" or similar expressions, we are making forward-looking statements. You should note that many factors, some of which are discussed elsewhere in this prospectus, could affect the future financial results of United Metro and/or Kiewit and could cause those results to differ materially from those expressed in the forward-looking statements contained in this offering circular-prospectus.

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                              THE SHARE EXCHANGE,
                 THE DEBENTURE EXCHANGE OFFER AND THE SPIN-OFF

BACKGROUND AND PURPOSE

     The share exchange is being made in connection with a proposal by Kiewit to separate its materials business and construction business in a spin-off that is intended to be tax-free to stockholders for U.S. federal income tax purposes. The board of directors and management of Kiewit have determined that separation of the materials business and the construction business is in the best interests of Kiewit and Kiewit's stockholders. In reaching this conclusion, Kiewit's board of directors and management considered the factors discussed below.

  Key United Metro Employees

     Kiewit's restated certificate of incorporation generally restricts ownership of Kiewit common stock to directors and employees of Kiewit and its subsidiaries. Kiewit's policy of employee ownership originated many years ago as a way of attracting and motivating top-quality employees. Historically, Kiewit has maintained a relatively low salary structure and few retirement benefits for its key employees in relation to its competitors, instead choosing to motivate and reward its employees by linking their personal economic well-being to the performance and growth of Kiewit common stock.

     In recent years, as a result of United Metro's acquisition strategy, the materials business has become an increasingly larger portion of Kiewit's overall business. However, since the price of Kiewit common stock reflects the performance of all of Kiewit's operations, it does not directly and distinctly reflect the results of operations of the materials business. Kiewit believes that materials employees would be better motivated if there were a clearer connection between the results of their work and their economic rewards. This lack of connection between effort and reward is particularly pronounced for key employees of United Metro, whose annual compensation, in keeping with Kiewit's core philosophy, is particularly low in relation to the value of their Kiewit common stock.

     Kiewit would like to provide United Metro's key employees with a larger, direct ownership interest in the materials business alone, undistorted by the economic returns of the construction business. Kiewit believes that the future of the materials business depends to a large degree on the continued efforts of these individuals and that they will be much more and better motivated to promote its financial success if they hold an increased interest solely in the enterprise in which they are employed.

     By acquiring an increased equity interest in United Metro, which will operate only the materials business, these employees' economic rewards will be tied much more closely and directly to their performance. Each of United Metro's key employees is expected to exchange all of his Kiewit common stock for United Metro common stock in the share exchange. If they do, these employees' equity ownership will change from an approximately 2% aggregate interest in Kiewit as of February 17, 2000 to an approximately 6% aggregate interest in United Metro.

  Increased Ownership for All United Metro Employees

     The share exchange provides all United Metro employees who own Kiewit common stock, approximately 60 individuals (including key employees), with the opportunity to obtain a substantially larger, direct ownership interest in the materials business that is unaffected by the results of the construction business. Kiewit believes this increased correlation between these employees' work performance and their stock-based financial rewards is essential to United Metro's ability to better retain, attract and motivate its employees broadly as a group. If all of the United Metro employees who own Kiewit common stock exchange their Kiewit common stock for United Metro common stock in the share exchange, these employees' equity ownership in United Metro (including the key employees) will change from an approximately 3.4% aggregate interest in Kiewit as of February 17, 2000 to an approximately 9.5% aggregate interest in United Metro. This more closely aligns the economic interests of these United Metro employees with United Metro's interests and is expected to motivate these employees to work and compete more efficiently.

  Competition

     The management of United Metro believes that there are potential customers who are reluctant to do business with United Metro because of its existing relationship with Kiewit. These potential customers view the companies operating the construction business within Kiewit's affiliated group as their direct competitors. The perception that the materials business is owned and controlled by Kiewit has limited United Metro's ability to obtain business from these potential customers. The managers of United Metro believe that their ability to make sales to and secure contracts from unrelated construction businesses would be meaningfully improved if the materials business were separated from the construction business, so that no entity owning or operating the construction business would have control over or benefit economically from the materials business.

THE DEBENTURE EXCHANGE OFFER

     Kiewit is also offering the holders of its outstanding convertible debentures the opportunity to exchange their Kiewit debentures for:

     - United Metro debentures convertible into shares of United Metro common stock; or

     - both shares of United Metro common stock and new reduced principal amount Kiewit debentures convertible into shares of Kiewit common stock.

     Holders of Kiewit convertible debentures who exchange their Kiewit debentures for United Metro debentures will receive United Metro debentures in the same principal amount, bearing interest at the same rate as the Kiewit convertible debentures for which they were exchanged and due on October 31, 2010. The United Metro debentures will be convertible into shares of United Metro common stock with an initial aggregate formula price equal to the aggregate formula price of the Kiewit common stock into which the holder's Kiewit debenture was convertible at the expiration of the debenture exchange offer. The United Metro debentures will be convertible into shares of United Metro common stock during the same period that the Kiewit debentures were convertible into shares of Kiewit common stock. The United Metro debentures will also be convertible in other limited circumstances.

     Holders of Kiewit convertible debentures who exchange their debentures for United Metro common stock and new reduced principal amount Kiewit convertible debentures will receive:

     - new reduced principal amount Kiewit debentures, bearing interest at the same rate as the Kiewit convertible debentures for which they were exchanged and due on October 31, 2010; and

     - shares of United Metro common stock.

     The new Kiewit debenture will be convertible into the same number of shares of Kiewit common stock as the original Kiewit debentures during the same period that the original Kiewit debenture was convertible. The principal amount of the new Kiewit debenture will be the principal amount of the holder's original Kiewit debenture less the initial formula price of the United Metro common stock received by the holder in the debenture exchange offer. The number of shares of United Metro common stock the holder of a new reduced principal amount Kiewit debenture will receive will be equal to the number of shares that holder would have received had he or she converted his or her original Kiewit debenture prior to the spin-off and received the dividend of United Metro common stock in the spin-off.

     Each holder of Kiewit convertible debentures is a party to a repurchase agreement that requires that the debentures be sold to Kiewit on termination of the holder's employment with Kiewit or a subsidiary of Kiewit. Following the completion of the spin-off, United Metro employees will no longer be employed by Kiewit or a subsidiary of Kiewit and will no longer meet the requirements for owning Kiewit debentures. Therefore, they will be required to sell any Kiewit debentures they then own back to Kiewit. The debenture exchange offer allows debentureholders who are United Metro employees the opportunity to acquire securities of their company and avoid having to sell any Kiewit debentures they then own back to Kiewit immediately following the spin-off.

     Kiewit debentures do not contain provisions which would enable debentureholders who are Kiewit employees to participate in the distribution of shares of United Metro common stock in the spin-off or which would adjust the conversion ratio of the outstanding Kiewit debentures to take into account the effect of the spin-off. Following the spin-off, the shares of Kiewit common stock issuable on conversion of the Kiewit debentures will have a lower aggregate formula price since the formula price for Kiewit common stock immediately after the spin-off will be reduced by the book value of United Metro distributed as a dividend in the spin-off. The debenture exchange offer allows debentureholders who are Kiewit employees the opportunity to participate in the spin-off by receiving United Metro common stock and new reduced principal amount Kiewit debentures.

THE SPIN-OFF

     After the completion of the share exchange and the debenture exchange offer, Kiewit will distribute the shares of United Metro common stock it then holds as a dividend on a pro rata basis to holders of Kiewit common stock in the spin-off. Kiewit stockholders will receive in the spin-off one share of United Metro common stock for each share of Kiewit common stock held.

EFFECTS

     As a result of the spin-off, the share exchange and the debenture exchange offer, United Metro will become a fully independent, separate company. The share exchange is being made to Kiewit stockholders who are United Metro employees who will cease to be employees of Kiewit or its subsidiary after the spin-off. Those United Metro employees holding Kiewit common stock will be affected by the spin-off regardless of whether they tender their shares of Kiewit common stock in the share exchange because, after the spin-off, they will be required to sell their Kiewit common stock back to Kiewit. Stockholders who participate in the share exchange will receive shares of United Metro common stock in a transaction that is intended to be tax-free to stockholders for U.S. federal income tax purposes, but will not receive the dividend of United Metro common stock in the spin-off. Stockholders who do not participate in the share exchange will be required to sell their Kiewit common stock back to Kiewit for cash in a taxable transaction immediately following the spin-off at its then formula price, but will receive the dividend of United Metro common stock in the spin-off.

     The formula price for Kiewit common stock is determined by reducing the prior year's adjusted book value by the amount of dividends declared during the current year. The spin-off will be effected by a dividend of shares of United Metro common stock. Consequently, the formula price for Kiewit common stock immediately after the spin-off will be reduced by the book value of United Metro distributed as a dividend in the spin-off, in respect of each Kiewit share.

NO APPRAISAL RIGHTS

     Because none of the share exchange, the debenture exchange offer or the spin-off is a merger or consolidation giving rise to appraisal rights under
Section 262 of the Delaware General Corporation Law, no appraisal rights are available to Kiewit stockholders in connection with these transactions.

REGULATORY APPROVALS

     Kiewit and United Metro do not believe that any material federal or state regulatory approvals will be necessary to consummate the share exchange, the debenture exchange offer and the spin-off.

ACCOUNTING TREATMENT

  Share Exchange

     The exchange of United Metro common stock for Kiewit common stock in the share exchange will be computed on the basis of their respective formula prices on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by Kiewit as a result of the consummation of the share exchange.

  Debenture Exchange Offer

     The United Metro convertible debentures will be recorded at the same carrying value as the Kiewit convertible debentures as reflected on Kiewit's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by Kiewit as a result of the consummation of the debenture exchange offer.

     The combined United Metro common stock and new reduced principal amount Kiewit convertible debentures will be recorded at the same carrying value as the Kiewit convertible debentures as reflected on Kiewit's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by Kiewit as a result of the consummation of the debenture exchange offer.

  Spin-off

     Shares of United Metro common stock that are distributed in the spin-off will be accounted for as a dividend through a direct charge to retained earnings. The amount of the dividend will be equal to Kiewit's carrying value of the shares of United Metro common stock distributed.

     After the spin-off, the historical consolidated financial statements of Kiewit will be retroactively restated, where appropriate, to disaggregate the historical basis financial information of United Metro to present the business of United Metro as discontinued operations. After the spin-off, the business of United Metro will be operated independently from Kiewit and will be reflected in the separate financial statements of United Metro on an historical cost basis.

                               THE SHARE EXCHANGE

TERMS OF THE SHARE EXCHANGE

     Kiewit is offering Kiewit stockholders who are United Metro employees the opportunity to exchange their shares of Kiewit common stock for shares of United Metro common stock with an equal aggregate formula price.

     The share exchange is being made in connection with a proposal by Kiewit to separate its construction and its materials businesses into two separate, independent companies by distributing shares of United Metro common stock to Kiewit stockholders in a spin-off that is intended to be tax-free for U.S. federal income tax purposes.

     Stockholders who choose to participate in the share exchange will receive shares of United Metro common stock with an initial aggregate formula price equal to the aggregate formula price of the shares of Kiewit common stock tendered in the share exchange.

     The remaining shares of United Metro common stock held by Kiewit after the completion of the share exchange and the debenture exchange offer will be distributed on a pro rata basis to holders of Kiewit common stock. Although participants in the share exchange will receive shares of United Metro common stock with an aggregate formula price equal to the aggregate formula price of the shares of Kiewit common stock exchanged, the actual number of shares of United Metro common stock received for each share of Kiewit common stock tendered in the share exchange will depend on the actual number of shares of Kiewit common stock tendered in the share exchange and the result of the debenture exchange offer. Immediately prior to the completion of the share exchange and the debenture exchange offer, United Metro will effect a stock split so that after the completion of the share exchange and the debenture exchange offer, there are a sufficient number of remaining shares to permit Kiewit stockholders to receive in the spin-off one share of United Metro common stock for each share of Kiewit common stock held.

     The share exchange and withdrawal rights will expire on           , 2000,
unless extended.

     This prospectus and the letter of transmittal are being sent to persons who were employees of United Metro and holders of record of Kiewit common stock at
the close of business on           , 2000. As of that date, Kiewit stockholders
who were employees of United Metro held           shares of the           shares
of Kiewit common stock outstanding.

     We have prepared the following table to illustrate what you would receive if you participated in the share exchange. The table sets forth Kiewit's estimate of the number of shares of United Metro common stock that will be received for each share of Kiewit common stock tendered in the share exchange, assuming that (1) all of the Kiewit common stock held by United Metro employees is exchanged in the share exchange; and (2) fifty percent of the Kiewit common stock held by United Metro employees is exchanged in the share exchange. The following are examples for illustrative purposes only and may not be indicative of what you will actually receive if you participate in the share exchange.

     ASSUMED                                                  ESTIMATED NUMBER                       ESTIMATED TOTAL
  PERCENTAGE OF                                                 OF SHARES OF                         FORMULA PRICE OF
 SHARES OF KIEWIT                                               UNITED METRO      ESTIMATED PER      SHARES OF UNITED
   COMMON STOCK         ASSUMED TOTAL       ESTIMATED PER       COMMON STOCK      SHARE FORMULA     METRO COMMON STOCK
     HELD BY          NUMBER OF SHARES      SHARE PRICE OF    YOU WILL RECEIVE   PRICE OF UNITED   YOU WILL RECEIVE PER
   UNITED METRO           OF KIEWIT        SHARES OF KIEWIT      PER SHARE            METRO              SHARE OF
EMPLOYEES THAT IS       COMMON STOCK         COMMON STOCK     OF KIEWIT COMMON       COMMON           KIEWIT COMMON
   TENDERED FOR         TENDERED FOR         TENDERED FOR      STOCK TENDERED       STOCK YOU       STOCK TENDERED FOR
     EXCHANGE             EXCHANGE             EXCHANGE         FOR EXCHANGE      WILL RECEIVE           EXCHANGE
------------------   -------------------   ----------------   ----------------   ---------------   --------------------
       100%               1,099,706             $20.28             3.082              $6.58               $20.28
        50%                 549,853             $20.28             2.978              $6.81               $20.28

     The results in the above table were prepared on the basis of the following:

- Based on 32,235,928 shares of Kiewit common stock outstanding on January 3, 2000, of which 1,099,706 shares were held by United Metro employees, and $13,160,000 in principal of Kiewit convertible debentures outstanding on February 17, 2000, of which $670,000 were held by United Metro employees;

- Assumes that Kiewit will contribute $30 million to United Metro prior to the share exchange and the debenture exchange offer and, as a result, the adjusted book value that will be used in calculating the United Metro formula price would be $233,819,000;

- Assumes that, in the debenture exchange offer, holders of Kiewit convertible debentures who are employees of United Metro exchanged $670,000 principal amount Kiewit debentures for United Metro convertible debentures and other holders of Kiewit debentures exchanged $12,490,000 principal amount Kiewit debentures for new reduced principal amount Kiewit convertible debentures and shares of United Metro common stock;

- Assumes a formula price for Kiewit common stock immediately prior to the spin-off of $20.28 per share, the estimated formula price as of February 17, 2000; and

- Assumes a formula price for United Metro common stock of (1) $6.58 per share if all of the Kiewit common stock held by United Metro employees is tendered in the share exchange; and (2) $6.81 if fifty percent of the Kiewit common stock held by United Metro employees is tendered in the share exchange.

NO FRACTIONAL SHARES

     As an administrative and cost-saving convenience, no fractional shares of United Metro common stock will be issued in the share exchange. To the extent fractional shares of United Metro common stock would otherwise be issued to holders of Kiewit common stock in the share exchange, Kiewit will apply a convention whereby such fractional shares are rounded to whole shares without affecting the total number of shares of United Metro common stock. For this purpose, Kiewit will calculate the aggregate number of shares of United Metro common stock that would otherwise be issuable as fractional shares. Of such number of shares, one whole share will be distributed to each holder of Kiewit common stock who would otherwise be entitled to receive fractional shares of the stock, in the order of the magnitude of the fractions, until all of those shares have been distributed. The remaining holders of Kiewit common stock will not be entitled to receive any consideration in respect of the fractional shares otherwise issuable to them.

FORMULA PRICE

     The formula price of Kiewit common stock is the per share price at which Kiewit buys and sells shares of its common stock and is based on the adjusted book value of Kiewit at the end of the previous year less the amount of declared dividends during the current year. The estimated formula price of Kiewit common stock on February 17, 2000 was $20.28 per share. The Kiewit formula price will be reduced in the event Kiewit pays a cash dividend prior to the completion of the share exchange.

     The formula price of United Metro common stock is the per share price at which United Metro will buy shares of its common stock and is based on the adjusted book value of United Metro at the end of the previous year less the amount of declared dividends during the current year. In addition to any adjustments for declared dividends during the current year, the initial formula price for United Metro common stock is also adjusted for the amount of any capital contributions made by Kiewit to United Metro during fiscal year 2000 prior to the spin-off.

TRANSFER RESTRICTIONS

     The United Metro common stock will be subject to substantial transfer restrictions. Specifically, holders of United Metro common stock will be prohibited from transferring the United Metro common stock in any manner except in a sale to United Metro or in a transfer for estate planning purposes that meets specified requirements. Upon the death of a United Metro stockholder, the shares of United Metro common stock owned by the deceased stockholder will be permitted to be transferred to his or her estate, provided that the shares transferred to the transferee will be subject to the same transfer restrictions. However, unlike Kiewit common stock, United Metro stockholders will not be required to sell their United Metro common stock back to United Metro upon their retirement or other termination of their employment with United Metro or Kiewit, as the case may be. All transfer restrictions may be terminated by the United Metro board at any time.

     Holders of United Metro common stock are permitted to pledge their United Metro common stock for loans in connection with ownership of the United Metro common stock.

DETERMINING TO PARTICIPATE IN THE SHARE EXCHANGE

     Whether you should participate in the share exchange depends on whether you would prefer to sell your shares of Kiewit common stock back to Kiewit for cash following the spin-off or exchange them for shares of United Metro common stock. If you participate in the share exchange, you will receive shares of United Metro common stock in a transaction that is intended to be tax-free to stockholders for U.S. federal income tax purposes, but you will not receive the United Metro common stock being distributed to Kiewit stockholders as a dividend in the spin-off. If you do not participate in the share exchange, you will be required to sell your Kiewit common stock back to Kiewit for cash in a taxable transaction at the then current formula price, but you will receive the dividend of United Metro common stock in the spin-off.

     You should consider all of the factors described under "Risk Factors" starting at page 10. Neither Kiewit, United Metro nor any of their respective directors make any recommendation as to whether you should tender your shares of Kiewit common stock. You must make your own decision as to whether to tender your shares of Kiewit common stock after reading this document and consulting with your advisors based on your own financial position and requirements.

EXCHANGE OF SHARES OF KIEWIT COMMON STOCK

     If all of the conditions to the share exchange are met, Kiewit will accept for exchange shares of Kiewit common stock that have been validly tendered and not properly withdrawn or deemed withdrawn prior to the expiration date, except as described in "Extension of Tender Period; Termination; Amendment" on page 24. Kiewit may, subject to the rules under the Securities Act, delay accepting or exchanging any shares of Kiewit common stock in order to comply in whole or in part with any applicable law. For a description of Kiewit's right to delay, terminate or amend the share exchange, see "-- Extension of Tender Period; Termination; Amendment" on page 24.

     Holders who tender their shares of Kiewit common stock for exchange will generally not be obligated to pay any transfer tax in connection with the share exchange. However, if the payment of any stock transfer taxes is required, tendering stockholders will be responsible for the payment of those taxes. Kiewit will not pay interest under the share exchange, regardless of any delay in making the exchange or crediting or delivering shares.

PROCEDURES FOR TENDERING SHARES OF KIEWIT COMMON STOCK

     To tender your shares of Kiewit common stock, you must send to Kiewit, by registered mail, return receipt requested, the following documents to be received by Kiewit before the expiration date for the share exchange:

     - a completed and executed letter of transmittal indicating the number of shares of Kiewit common stock to be tendered and any other documents required by the letter of transmittal; and

     - the actual certificates representing the shares of Kiewit common stock.

Kiewit's address is listed on the back cover of this document.

     If Kiewit common stock has been pledged to a lender, the registered holder of the pledged Kiewit common stock must make appropriate arrangements with the lender for the valid tender of the certificates representing the pledged Kiewit common stock. If, however, the lender is Enterprise Bank, N.A., Kiewit will arrange directly with the bank for the delivery of the pledged certificates to Kiewit. Kiewit will deliver the United Metro common stock issued in exchange for Kiewit common stock directly to any lending institution to which the Kiewit common stock was pledged if so directed by the registered holder of the pledged stock in the holder's letter of transmittal. If the Kiewit common stock received in exchange for the tendered Kiewit common stock is to be delivered to a lender other than Enterprise Bank, N.A., the letter of transmittal must state with specificity the necessary information, including the name, address and contact person of the lender, to effect the delivery. If a holder of pledged Kiewit common stock does not designate the lending institution to which the United Metro common stock received in exchange for tendered Kiewit common stock is to be delivered, Kiewit may deliver the United Metro common stock to the exchanging stockholder, but reserves the right to deliver the stock directly to a lending institution if Kiewit believes in good faith that the lending institution is entitled to receive the United Metro common stock under a borrowing arrangement with the exchanging stockholder.

     Persons who have pledged Kiewit common stock to a lender and who are considering participation in the share exchange should consult with the lender as to the effect of the share exchange on their loan arrangements.

LOST OR DESTROYED CERTIFICATES

     If any certificate representing shares of Kiewit common stock has been mutilated, destroyed, lost or stolen, the stockholder must:

     - furnish to Kiewit evidence, satisfactory to it in its discretion, of the ownership of and the destruction, loss or theft of the certificate;

     - furnish to Kiewit indemnity, satisfactory to it in its discretion; and

     - comply with any other reasonable regulations Kiewit may prescribe.

KIEWIT'S INTERPRETATIONS ARE BINDING

     Kiewit will determine at its own discretion all questions as to the form of documents, including notices of withdrawal, and the validity, form, eligibility, including time of receipt, and acceptance for exchange of any tender of shares of Kiewit common stock. This determination will be final and binding on all tendering stockholders. Kiewit reserves the right to:

     - reject any and all tenders of any shares of Kiewit common stock not properly tendered;

     - waive any defects or irregularities in the tender of shares of Kiewit common stock or any conditions of the share exchange either before or after the expiration date; and

     - request any additional information from any Kiewit stockholder that Kiewit deems necessary.

     Neither Kiewit nor United Metro will be under any duty to notify tendering stockholders of any defect or irregularity in tenders or notices of withdrawal.

WITHDRAWAL RIGHTS

     You may withdraw tenders of shares of Kiewit common stock at any time prior to the expiration date and, unless Kiewit has accepted your tender as provided in this document, after the expiration of 40 business days from the commencement of the share exchange. If Kiewit:

     - delays its acceptance of shares of Kiewit common stock tendered for exchange;

     - extends the share exchange; or

     - is unable to accept shares of Kiewit common stock tendered for exchange under the share exchange for any reason,

then, without prejudice to Kiewit's rights under the share exchange, Kiewit may retain shares of Kiewit common stock tendered, and those shares of Kiewit common stock may not be withdrawn except as otherwise provided in this document, subject to provisions under the Securities Exchange Act that provide that an issuer making a share exchange shall either pay the consideration offered or return tendered securities promptly after the termination or withdrawal of the share exchange.

     For a withdrawal to be effective, a written notice of withdrawal must be received by Kiewit at its address set forth on the back cover of this document. The notice of withdrawal must:

     - specify the name of the person having tendered the shares of Kiewit common stock to be withdrawn; and

     - identify the number of shares of Kiewit common stock to be withdrawn.

     If certificates for the shares of Kiewit common stock have been delivered or otherwise identified to Kiewit, then, before the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn, and a signed notice of withdrawal with signatures guaranteed by an eligible institution, unless the holder is an eligible institution.

     Any shares of Kiewit common stock withdrawn will be deemed not to have been validly tendered for exchange for purposes of the share exchange. Properly withdrawn shares may be retendered by following one of the procedures described under "-- Procedures for Tendering Shares of Kiewit Common Stock" at any time on or before the expiration date.

     Except as otherwise provided above, any tender of shares of Kiewit common stock made under the share exchange is irrevocable.

EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENT

     Kiewit expressly reserves the right, in its discretion, for any reason, including the non-satisfaction of the conditions for completion set forth below, to extend the period of time during which the share exchange is open or to amend the share exchange in any respect.

     If Kiewit materially changes the terms of or information concerning the share exchange, Kiewit will extend the share exchange. The SEC has stated that, as a general rule, it believes that an offer should remain open for a minimum of five business days from the date that notice of the material change is first given. The actual length of time will depend on the particular facts and circumstances. Subject to the preceding paragraph, the share exchange will be extended so that it remains open for a minimum of ten business days following the announcement if:

     - Kiewit changes the exchange ratio, the number of Kiewit shares eligible for exchange or imposes a minimum condition; or

     - the share exchange is scheduled to expire within ten business days of announcing a material change.

     If the conditions indicated in the next section have not been met, Kiewit reserves the right, in its sole discretion, so long as shares of Kiewit common stock have not been accepted for exchange, to delay acceptance for exchange of or exchange for any shares of Kiewit common stock or to terminate the share exchange and not accept for exchange any shares of Kiewit common stock.

     If Kiewit extends the share exchange, is delayed in accepting any shares of Kiewit common stock or is unable to accept for exchange any shares of Kiewit common stock under the share exchange for any reason, then, without affecting Kiewit's rights under the share exchange, it may retain all shares of Kiewit common stock tendered. These shares of Kiewit common stock may not be withdrawn except as provided in "-- Withdrawal Rights" above. Kiewit's reservation of the right to delay acceptance of any shares of Kiewit common stock is subject to applicable law, which requires that Kiewit pay the consideration offered or return the shares of Kiewit common stock deposited promptly after the termination or withdrawal of the share exchange.

     Kiewit will issue a press release or other public announcement no later than 9:00 a.m., Omaha time, on the next business day following any extension, amendment, non-acceptance or termination of the previously scheduled expiration date.

CONDITIONS TO THE SHARE EXCHANGE

     Kiewit has received a ruling from the IRS confirming that, based on certain factual representations by Kiewit and United Metro, the share exchange, the debenture exchange offer and the spin-off generally will be tax-free transactions for U.S. federal income tax purposes. The share exchange will not be completed unless that ruling remains in effect, as determined by Kiewit in its sole discretion.

     Kiewit expressly reserves the right to abandon the share exchange and not accept for exchange any shares of Kiewit common stock if the Kiewit board of directors reasonably determines that any material change in the business, financial condition, results of operations or prospects of Kiewit or United Metro has occurred, or in any other circumstance, and that, as a result, completion of the share exchange would no longer be in the best interest of Kiewit and its stockholders. Kiewit also expressly reserves the right to abandon the debenture exchange offer. If Kiewit abandons either the share exchange or the debenture exchange offer, it will not complete the spin-off or the other exchange. Kiewit also reserves the right to abandon the spin-off at any time prior to the completion of the debenture exchange offer and the share exchange. If Kiewit abandons the spin-off, it will not complete the share exchange or the debenture exchange offer.

     Kiewit also expressly reserves the right, at any time or from time to time, whether or not the conditions to the share exchange have been satisfied, (1) to extend the expiration date or (2) if the Kiewit board of directors determines for any reason that such action would be in the best interest of Kiewit and its stockholders, to modify the share exchange in any respect, by giving written notice of such extension or modification to Kiewit stockholders.

     The share exchange is not conditioned on any minimum number of shares of Kiewit common stock being tendered for exchange.

                  SELECTED HISTORICAL AND PRO FORMA FINANCIAL
                                 DATA OF KIEWIT

     The following table presents selected historical and pro forma financial data of Kiewit. The historical information as of and for each of the fiscal years ended 1994 through 1998 is derived from Kiewit's historical consolidated financial statements and the notes to those financial statements included elsewhere in this prospectus. The historical information for the nine months ended September 30, 1998 and September 30, 1999 is derived from the unaudited consolidated condensed financial statements included elsewhere in this prospectus which, in the opinion of management, reflect all adjustments, which are of a recurring nature, necessary to present fairly the financial position and results of operations and cash flows for the interim periods. Results for the nine months ended September 30, 1999 and 1998 are not necessarily indicative of the results of operations to be expected for the full fiscal year.

                                                         HISTORICAL                               PRO FORMA(1)(2)
                               --------------------------------------------------------------   -------------------
                                                                                                 FISCAL
                                                                                                  YEAR     9 MONTHS
                                           FISCAL YEAR ENDED                 9 MONTHS ENDED      ENDED      ENDED
                               ------------------------------------------   -----------------   --------   --------
                                1994     1995     1996     1997     1998    9/30/98   9/30/99   12/26/98   9/30/99
                               ------   ------   ------   ------   ------   -------   -------   --------   --------
                                                   (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
Results of Operations:
  Revenue....................  $2,175   $2,330   $2,303   $2,742   $3,379   $2,513    $2,842     $3,052     $2,520
  Net Earnings...............      77      104      108      155      136       79        82        121         67

Per Common Share:
  Net Earnings
    Basic....................    1.23     1.95     2.53     4.00     4.07     2.41      2.40       3.75       2.03
    Diluted..................    1.22     1.91     2.44     3.84     4.02     2.38      2.35       3.71       1.99
  Dividends(3)...............    0.23     0.26     0.33     0.38     0.43     0.20      0.25
  Stock Price(4).............    6.39     8.10    10.18    12.80    15.90              15.65                 12.65
  Book Value.................    7.85    10.73    12.76    16.10    19.35              21.98                 16.04

Financial Position:
  Total Assets...............     969      978    1,039    1,342    1,379              1,608                 1,314
  Current Portion of
    Long-term Debt...........       3        2       --        5        8                  3                     3
  Long-term Debt, Net of
    Current Portion..........       9        9       12       22       13                 14                     6

Redeemable common stock(5)...     505      467      562      652      691                767                   543

---------------
(1) Completion of the share exchange, the debenture exchange offer and the spin-off has been assumed to be as of September 30, 1999 in the pro forma financial position data and as of December 28, 1997 in the pro forma results of operations data for the year ended December 26, 1998 and nine months ended September 30, 1999.

(2) The pro forma results of operations, per common share and financial position data assume the earnings statement and balance sheet accounts of United Metro have been removed, the share exchange, the debenture exchange offer and the spin-off have been completed, and Kiewit has made a $30 million capital contribution to United Metro.

(3) The 1994, 1995, 1996, 1997 and 1998 Kiewit dividends include $.1125, $.15,
    $.175, $.20 and $.225 for dividends declared in those years, respectively, but paid in January of the subsequent year.

(4) Pursuant to Kiewit's restated certificate of incorporation, the formula price calculation is calculated annually at the end of the fiscal year, except that adjustments to reflect dividends are made when declared.

(5) Ownership of Kiewit common stock is restricted to employees conditioned upon the execution of repurchase agreements which restrict employees from transferring the stock. Kiewit is generally required to purchase all of its common stock at the formula price. The aggregate redemption value of Kiewit common stock at September 30, 1999 was $546 million.

                  SELECTED HISTORICAL AND PRO FORMA FINANCIAL
                              DATA OF UNITED METRO

     The following table presents selected historical and pro forma financial data of United Metro. The historical information as of and for each of the fiscal years ended 1994 through 1998 is derived from United Metro's historical consolidated financial statements and the notes to those financial statements included elsewhere in this prospectus. The historical information for the nine months ended September 30, 1998 and September 30, 1999 is derived from the unaudited consolidated condensed financial statements included elsewhere in this prospectus which, in the opinion of management, reflect all adjustments, which are of a recurring nature, necessary to present fairly the financial position and results of operations and cash flows for the interim periods. Results for the nine months ended September 30, 1999 and 1998 are not necessarily indicative of the results of operations to be expected for the full fiscal year.

     For all historical periods presented, United Metro operated as a part of Kiewit. Because United Metro did not operate as an independent company during these periods, the data may not reflect the results of operations or the financial condition which would have resulted if United Metro had operated as a separate, independent company. In addition, the data may not necessarily be indicative of United Metro's future results of operations or financial position.

                                                            HISTORICAL                                         PRO FORMA(1)(2)
                        ----------------------------------------------------------------------------------   -------------------
                                                                                                              FISCAL
                                                                                                               YEAR     9 MONTHS
                                           FISCAL YEAR ENDED                           9 MONTHS ENDED         ENDED      ENDED
                        --------------------------------------------------------   -----------------------   --------   --------
                          1994       1995       1996        1997         1998       9/30/98      9/30/99     12/26/98   9/30/99
                        --------   --------   --------   ----------   ----------   ----------   ----------   --------   --------
                                                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Results of Operations:
  Revenue.............  $198,139   $233,068   $246,083   $  277,309   $  333,060   $  245,103   $  328,454   $333,060   $328,454
  Net Earnings........     8,283     13,161     14,204       16,542       15,378       11,729       15,339     15,357     15,324

Per Common Share:
  Net Earnings
    Basic.............    82,825    131,609    142,043      165,423      153,783      117,293      153,394       0.39       0.41
    Diluted...........    82,825    131,609    142,043      165,423      153,783      117,293      153,394       0.39       0.41
  Dividends(3)........   109,049     80,975    143,553       39,700           --           --           --         --         --
  Book Value..........   825,458    915,115    986,516    1,216,306    1,392,870                 1,987,600                  6.15

Financial Position:
  Total assets........   119,369    133,882    152,771      181,699      207,054                   263,437               293,977
  Current Portion of
    Long-term Debt....        --         --         --          387          740                       439                   439
  Long-term Debt, Net
    of Current
    Portion...........        --         --         --        1,492          761                     2,544                 2,934
  Stockholders'
    equity............    82,546     91,512     98,652      121,631      139,287                   198,760               228,910

---------------
(1) Completion of the share exchange, the debenture exchange offer and the spin-off has been assumed to be as of September 30, 1999 in the pro forma financial position data and as of December 28, 1997 in the pro forma results of operations data for the year ended December 26, 1998 and nine months ended September 30, 1999.

(2) The pro forma results of operations, per common share and financial position data assume the share exchange, the debenture exchange offer and the spin-off have been completed, and that Kiewit has made a $30 million capital contribution to United Metro.

(3) The 1996 dividends include $100,000 for dividends declared in 1996, but paid in January of the subsequent year. The 1994, 1995 and 1996 dividends per share include $109,049, $40,975 and $3,553 of non-cash dividends, respectively.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                      AND RESULTS OF OPERATIONS OF KIEWIT

     The following discussion is based upon and should be read in conjunction with Kiewit's Consolidated Financial Statements, including the notes thereto, included elsewhere in this prospectus.

RESULTS OF OPERATIONS -- THIRD QUARTER 1999 VS. THIRD QUARTER 1998

     Revenue from each of the Company's segments was (in millions):

                                                    THREE MONTHS ENDED
                                                      SEPTEMBER 30,
                                                    ------------------
                                                     1999        1998
                                                    -------      -----
Construction......................................  $  957       $871
Materials.........................................     110         83
                                                    ------       ----
                                                    $1,067       $954
                                                    ======       ====

     Construction. Revenues for the construction business increased $86 million or 10% for the three months ended September 30, 1999 as compared to the same time period in 1998. The increase is due to favorable market conditions in the business sectors that Kiewit operates.

     Contract backlog at September 30, 1999 was $4.4 billion of which 6% is attributable to foreign operations located in Canada. Domestic projects are spread geographically throughout the U.S.

     Margins as a percentage of revenue on construction projects for the three months ended September 30, 1999 were consistent with margins in the same time period in 1998, increasing from 8.4% to 8.5%.

     Materials. Revenues increased 33% to $110 million during the third quarter 1999 when compared to the same period in 1998. A continued strong market for materials products in the Southwest that resulted in additional unit sales of asphalt, ready mix and aggregates accounted for much of the increase. Additional ballast sales at a quarry located in Wyoming plus the consolidation of Pacific Rock Products, L.L.C. due to the increase in ownership from 40% to 100%, which contributed $19 million, account for the balance of the increase.

     Margins increased 40% from $10 million to $14 million during 1999 compared to the third quarter of 1998. Increased volumes and the consolidation of Pacific Rock accounts for the increase in margins.

     General and Administrative Expenses. General and administrative expenses remained consistent with prior year levels as a proportionate increase in administration costs was not necessary to support Kiewit's revenue growth.

     Investment (Loss) Income and Equity Earnings. During the current period, Kiewit determined that the decline in market value of an investment security was other-than-temporary. This investment was written down to the current market value and a loss of $18 million was recognized in the Statement of Earnings. This investment had previously been carried at market value and the write-down had been recorded as an unrealized loss as a separate component of other comprehensive income. As a result, this write-down had no effect on total comprehensive income or total redeemable common stock. Subsequent changes in the market value of the security will be included as a separate component of comprehensive income.

     Other, net. Other income is primarily comprised of mine management fee income from Level 3 Communications, Inc. and gains and losses on the disposition of property, plant and equipment and other assets. The $10 million decrease resulted primarily from a decrease in gains on equipment sales.

     Kiewit manages certain coal mines for Level 3. Fees for these services were $9 million during the third quarter of 1999 and $10 million for the same time period in 1998. Kiewit's fee is a percentage of adjusted operating earnings of the coal mines. The mines managed by Kiewit for Level 3 earn the majority of their revenues under long-term contracts. The remainder of the mines' sales are made on the spot market where prices are substantially lower than those of the long-term contracts. After a significant long-term contract expires next year, adjusted operating earnings at the mines will decrease substantially, thereby similarly decreasing the management fee earned by Kiewit.

     Additionally, the Minerals Management Service and Montana Department of Revenue have issued assessments to the Level 3 mines for the underpayment of royalties and production taxes. Level 3 is vigorously contesting the assessments. If Level 3 pays these assessments, the payments could materially decrease future mine management fees, but will not affect fees previously received.

     Provision for Income Taxes. The effective income tax rates in 1999 and 1998 differ from the federal statutory rate of 35% due primarily to state income taxes.

RESULTS OF OPERATIONS -- NINE MONTHS 1999 VS. NINE MONTHS 1998

     Revenue from each of Kiewit's segments was (in millions):

                                                     NINE MONTHS ENDED
                                                       SEPTEMBER 30,
                                                     ------------------
                                                      1999       1998
                                                     -------    -------
Construction.......................................  $2,526     $2,277
Materials..........................................     316        236
                                                     ------     ------
                                                     $2,842     $2,513
                                                     ======     ======

     Construction. Revenues for the construction business increased $249 million or 11% from the same time period in 1998. The increase is due to favorable market conditions in the business sectors that Kiewit operates.

     Margins on construction projects as a percentage of revenue for the nine months ended September 30, 1999 were consistent with margins in the same period in 1998, decreasing from 7.2% to 7.1%.

     Materials. Revenues for the materials business increased $34% to $316 million from the same time period in 1998. A continued strong market for materials products in the Southwest that resulted in additional unit sales of asphalt, ready mix and aggregates accounted for much of the increase. Additional ballast sales at quarries located in Wyoming and Utah plus consolidation of Pacific Rock Products, L.L.C. due to the increase in ownership from 40% to 100%, which contributed $38 million, account for the balance of the increase.

     Materials margins increased 72% from $18 million to $31 million when compared to the same time period in 1998. Increased volumes and the consolidation of Pacific Rock combined with the elimination of losses taken in 1998 for the Oak Mountain coal operations contributed to the increase.

     General and Administrative Expenses. General and administrative expenses decreased 3% for the nine months ended September 30, 1999. The decrease was attributable to cost containment and reassignment of overhead personnel.

     Investment (Loss) Income and Equity Earnings. During the current period, Kiewit determined that the decline in market value of an investment security was other-than-temporary. This investment was written down to the current market value and a loss of $18 million was recognized in the Statement of Earnings. This investment had previously been carried at market value and the write-down had been recorded as an unrealized loss as a separate component of other comprehensive income. As a result, this write-down had no effect on total comprehensive income or total redeemable common stock. Subsequent changes in the market value of the security will be included as a separate component of comprehensive income.

     Other, net. Other income is primarily comprised of mine management fee income from Level 3 and gains and losses on the disposition of property, plant and equipment and other assets. The $7 million decrease resulted primarily from a decrease in the mine management fee.

     Kiewit manages certain coal mines for Level 3. Fees for these services were $23 million for the nine months ended September 30, 1999 and $27 million for the same time period in 1998. Kiewit's fee is a percentage of adjusted operating earnings of the coal mines. The mines managed by Kiewit for Level 3 earn the majority of their revenues under long-term contracts. The remainder of the mines' sales are made on the spot market where prices are substantially lower than those of the long- term contracts. After a significant long-term contract expires next year, adjusted operating earnings at the mines will decrease substantially, thereby similarly decreasing the management fee earned by Kiewit.

     Additionally, the Minerals Management Service and Montana Department of Revenue have issued assessments to the Level 3 mines for the underpayment of royalties and production taxes. Level 3 is vigorously contesting the assessments. If Level 3 pays these assessments, the payments could materially decrease future mine management fees, but will not affect fees previously received.

     Provision for Income Taxes. The effective income tax rates in 1999 and 1998 differ from the federal statutory rate of 35% due primarily to state income taxes.

RESULTS OF OPERATIONS 1998 VS. 1997

     Revenue from Kiewit's segments for the twelve months ended December 26, 1998 and December 27, 1997 was (in millions):

                                                      1998      1997
                                                     ------    ------
Construction.......................................  $3,057    $2,474
Materials..........................................     322       268
                                                     ------    ------
                                                     $3,379    $2,742
                                                     ======    ======

     Construction. Revenues for the construction business increased $583 million or 23.6% from the same time period in 1997. $210 million of the increase in revenues resulted from several new domestic cogeneration facilities. Joint ventures performing electrical work on railway systems contributed another $82 million. Another major factor was the "I-15" project, a $1.4 billion design build joint venture, of which Kiewit's share is $780 million, to reconstruct 16 miles of interstate through the Salt Lake City, Utah area which contributed $135 million to the increase. Several new projects account for the remainder of the increase.

     Contract backlog at December 26, 1998 was nearly $5 billion, of which 3.5% is attributable to foreign operations located primarily in Canada. Domestic projects are spread geographically throughout the U.S.

     Margins on construction projects as a percentage of revenue for the twelve months ended December 26, 1998 decreased to 8.6% from 13% for the same time period in 1997. Favorable resolutions of project uncertainties, change order settlements and bonuses for cost savings and early completion increased margins for the twelve months ended December 27, 1997. Margins in 1996 and 1995 were 9.6% and 7.7%, respectively.

     In September of 1997, a Presidential Decree was issued in Indonesia affecting the construction and start-up dates for a number of private power projects. As a result of the Decree and the continued fluctuations in the value of the Indonesian currency, several projects in Indonesia for a U.S. client have been suspended. The suspension had no material impact on Kiewit, as substantially all payments have been received for work performed and the costs of demobilizing the project were not significant. All amounts that have been billed and received in excess of costs incurred on the suspended projects have been deferred pending final resolution of these projects with the U.S. client and its lenders.

     Materials. Revenues for the materials business were up 20%, from $268 million to $322 million, for the twelve months ended December 26, 1998 as compared to the same time period in 1997. Greater sales volume and higher average selling prices for aggregates, ready mix concrete and asphalt products resulted in a 27% increase which was offset by the decrease in revenues from the Oak Mountain Coal operations. The investment in Oak Mountain was sold on June 9, 1998. The Oak Mountain investment was previously written off as an impaired asset in December 1997. In 1998, Kiewit realized operating losses of $3 million.

     Margins from materials sales as a percentage of revenue for the twelve months ended December 26, 1998 increased from 4% in 1997 to 6.5% in 1998. The increase in margins was attributable to higher average selling prices and improvements in the performance of recent acquisitions. Also contributing to the increase was the elimination of losses from the Oak Mountain Coal operations.

     General and Administrative Expenses. General and administrative expenses decreased in 1998. G & A expense, as a percent of revenue, decreased from 5.4% in 1997 to 4.2% in 1998, as a proportionate increase in administration costs were not necessary to support Kiewit's revenue growth.

     Investment Income, Net. Net investment income decreased by $5 million. The decrease was partially due to the increased interest expense on long-term debt and gains on sales of marketable securities in 1997 which were not recurring items.

     Other, Net. Other income is primarily comprised of mine management fee income from Level 3 and gains and losses on the disposition of property, plant and equipment and other assets. The mine management fee increased by $2 million while a decrease in the amount of equipment sold during 1998 resulted in a $3 million decrease in gains from sales.

     Kiewit manages certain coal mines for Level 3. Fees for these services were $34 million in 1998 and $32 million in 1997. Kiewit's fee is a percentage of adjusted operating earnings of the coal mines, as defined. The mines managed by Kiewit for Level 3 earn the majority of their revenues under long-term contracts. The remainder of the mines' sales are made on the spot market where prices are substantially lower than those of the long-term contracts. As the long-term contracts expire over the next two to five years, adjusted operating earnings at the mines will decrease substantially, thereby similarly decreasing the management fee earned by Kiewit.

     Additionally, the Minerals Management Service and Montana Department of Revenue have issued assessments to the Level 3 mines for the underpayment of royalties and production taxes. Level 3 is vigorously contesting the assessments. If Level 3 pays these assessments, the payments could materially decrease future mine management fees, but will not affect fees previously received.

     Provision for Income Taxes. The effective income tax rates in 1998 and 1997 differ from the expected rate of 35% primarily due to state income taxes and prior year tax adjustments.

RESULTS OF OPERATIONS 1997 VS. 1996

     Revenue from each of Kiewit's segments for the twelve months ended December 27, 1997 and December 28, 1996 was (in millions).

                                                      1997      1996
                                                     ------    ------
Construction.......................................  $2,474    $2,060
Materials..........................................     268       243
                                                     ------    ------
                                                     $2,742    $2,303
                                                     ======    ======

     Construction. Construction revenues increased $414 million during 1997 compared to 1996. The consolidation of ME Holding Inc. (due to the increase in ownership from 49% to 80%) contributed $261 million, almost two-thirds of the increase. In addition to ME Holding, several large projects and joint ventures became fully mobilized during the latter part of the year and were well into the "peak" construction phase.

     Construction margins increased to 13% of revenue in 1997 as compared to 10% in 1996. The favorable resolution of project uncertainties, several change order settlements, and cost savings or early completion bonuses received during the year contributed to this increase.

     Materials. Material revenues increased 10% to $268 million in 1997 from $243 million in 1996. The acquisition of additional plant sites accounts for 43% of the increase in sales. The remaining increase was a result of the strong market for material products in Arizona. This raised sales volume from existing plant sites and allowed for slightly higher selling prices. The inclusion of $10 million of revenues from the Oak Mountain facility in Alabama also contributed to the increase.

     Material margins decreased from 10% of revenue in 1996 to 4% in 1997. Losses at the Oak Mountain facility in Alabama were the source of the decrease. The materials margins from sources other than Oak

Mountain remained stable as higher unit sales and selling prices were offset by increases in raw materials costs.

     General and Administrative Expenses. General and administrative expenses increased 11% in 1997 after deducting $17 million of expenses attributable to ME Holding. Compensation and profit sharing expenses increased $9 million and $2 million, respectively, from 1996. The increase in these costs is a direct result of higher earnings.

     Investment Income and Equity Earnings. Investment income increased by $1 million in 1997 to $20 million.

     Interest Expense. The decline in interest expense is due to the absence of short-term borrowings which were repaid in 1996.

     Other, Net. Other income is primarily comprised of gains and losses on the disposition of construction equipment and mine management fees paid by Level 3. A $6 million increase in gains on the sale of equipment and additional miscellaneous income were partially offset by a decline in mine management fee income.

     Provision for Income Taxes. The effective income tax rates in 1997 and 1996 differ from the expected statutory rate of 35% primarily due to state income taxes and prior year tax adjustments.

FINANCIAL CONDITION -- SEPTEMBER 30, 1999 VS. DECEMBER 26, 1998

     Kiewit's working capital increased $36 million or 7% during the first nine months of 1999. Sources of cash primarily included $193 million of cash provided by operations, $22 million in proceeds from the sale of property, plant and equipment and $25 million from the issuance of Kiewit common stock. Uses of cash primarily included stock repurchases of $39 million, dividends of $16 million, purchases of marketable securities of $4 million, repayment of debt of $22 million, $36 million for the acquisition of materials operations and $45 million for the purchase of property, plant and equipment. Kiewit anticipates investing between $50 and $100 million annually in its construction and materials businesses. In addition to normal spending, Kiewit expects to make significant investments in construction joint ventures in 1999. Kiewit continues to explore opportunities to acquire additional businesses. Other long-term liquidity uses include the payment of income taxes and the payment of dividends. Kiewit's current financial condition and borrowing capacity, together with anticipated cash flows from operations, should be sufficient for immediate cash requirements and future investing activities.

NEW ACCOUNTING PRONOUNCEMENT

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", which established accounting and reporting standards for derivative instruments and for hedging activities. This statement is effective for all fiscal years beginning after June 15, 2000. Management does not expect adoption of this statement to materially affect Kiewit's financial statements as Kiewit has no material derivative instruments or hedging activities.

YEAR 2000 UPDATE

     Kiewit's Year 2000 effort, which was comprised of internal updating and replacement of computer systems and external coordination with its customers was completed on schedule. Kiewit has not experienced any material Year 2000 related difficulties.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     Kiewit does not believe that its business is subject to significant market risks arising from interest rates, foreign exchange rates or equity prices.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                   AND RESULTS OF OPERATIONS OF UNITED METRO

     The following discussion is based upon and should be read in conjunction with United Metro's Consolidated Financial Statements, including the notes thereto, included elsewhere in this offering circular-prospectus.

RESULTS OF OPERATIONS -- THIRD QUARTER 1999 VS. THIRD QUARTER 1998

     Revenue. Revenue increased $27,769,633 to $116,882,523 during the third quarter of 1999 when compared to the same period in 1998. A continued strong market for materials products in the Southwest resulting in additional unit sales, coupled with the consolidation of Pacific Rock Products, L.L.C., due to the increase in ownership from 40% to 100%, which contributed $19,477,933, account for most of the increase. Additional ballast sales at a quarry located in Wyoming also contributed to the increase.

     Gross Profit. Gross profit increased $6,154,502 from $11,421,226 in the third quarter of 1998 to $17,575,728 in the same period of 1999. The inclusion of the acquired materials business and greater sales volume account for the increase in gross profits. Gross profits, as a percentage of revenue increased from 13% to 15% between the two time periods primarily due to the consolidation of Pacific Rock.

     General and Administrative Expenses. General and administrative expenses increased $858,895 to $6,152,012 in the third quarter of 1999 when compared to the same time period in 1998. Increases in unit volumes and the inclusion of Pacific Rock account for the additional expense. General and administrative expenses as a percentage of revenue declined slightly between the quarters in 1999 and 1998.

     Other Income and Expense. Other income declined $1,530,717 for the two quarters in 1999 and 1998. The consolidation of Pacific Rock, due to the increase in ownership from 40% to 100%, accounts for the reduction in equity earnings.

     Income Tax Expense. Income taxes differ from the federal statutory rate primarily because of state income tax and percentage depletion.

RESULTS OF OPERATIONS -- NINE MONTHS 1999 VS. NINE MONTHS 1998

     Revenue. Revenue increased $83,351,589 from $245,102,685 in 1998 to $328,454,274 in 1999. Strong markets in the Southwest, the consolidation of Pacific Rock, due to the increase in ownership from 40% to 100%, which contributed $38,306,126, and additional ballast sales at quarries in Wyoming and Utah account for most of the increase.

     Gross Profit. Gross profit increased from $28,073,193 to $41,798,432 for the nine months ended September 1999 when compared to the same time period in 1998. The inclusion of the acquired business and greater sales volume are the primary reasons for the increase gross profits. Improved operating performance at a newly developed quarry also contributed to the gross profit increase. Gross profit as a percentage of revenue increased slightly between the two periods. The consolidation of Pacific Rock is responsible for most of the percentage increase.

     General and Administrative Expenses. General and administrative expenses increased $3,449,109 in 1999 when compared to the same nine month period in 1998. Increases in unit volume and the inclusion of Pacific Rock accounts for most of the additional expense. As a percentage of revenue, general and administrative expenses declined from 6.2% to 5.7%.

     Other Income and Expense. Other income declined $2,764,391 for the nine months ended 1999 as compared to the same time period in 1998. The consolidation of Pacific Rock accounts for the reduction in equity earnings.

     Income Tax Expense. Income taxes differ from the federal statutory rate primarily because of state income tax and percentage depletion.

RESULTS OF OPERATIONS 1998 VS. 1997

     Revenue. Revenue increased 20% from $277,308,896 to $333,060,002 for the twelve months ended December 26, 1998 as compared to the same period in 1997. This increase in sales resulted from higher selling prices and increases in sales volumes of aggregates, ready mix concrete and asphalt products.

     Gross Profit. Gross profits decreased $119,420 for the twelve months ended December 26, 1998 when compared to the same time period in 1997. Gross profit as a percentage of revenue declined from 13% in 1997 to 10% in 1998. Increases in cement and other costs, coupled with start up expenses incurred at a greenfield quarry site offset higher selling prices and unit volume increases.

     General and Administrative Expenses. General and administrative expenses increased in 1998 when compared to the same time in 1997 from $16,277,521 in 1997 to $19,062,488 in 1998. As a percentage of revenue, this expense declined slightly from 5.9% in 1997 to 5.7% in 1998. The overall increase in expense was necessary to support sales volume increases and the expansion of product lines.

     Other Income and Expense. Other income increased $836,819 during the twelve months ended 1998 when compared to the same period in 1997. Increases in investment income, primarily from better operating results at Pacific Rock, were responsible for the change. Higher interest expense and smaller gain from the sale of equipment mitigated the investment income increase.

     Income Tax Expense. Income tax expense differs from the federal statutory rate primarily because of state income tax and percentage depletion.

RESULTS OF OPERATIONS 1997 VS. 1996

     Revenue.  Revenue increased 13% to $277,308,896 in 1997, from $246,083,386 in 1996. The acquisition of additional plant sites coupled with a strong demand for products in the Southwest is responsible for the increase. Sales price increases also contributed to the overall rise in revenue.

     Gross Profit. Gross profits increased from $31,724,548 to $35,019,575 for the twelve months ended December 1997 when compared to the same time period in 1996. The gross profit increase is derived from additional plant sites and increased sales in the Southwest. Gross profit as a percentage of revenue remained constant for the two years, as higher selling prices were offset by increases in cement prices and other direct costs.

     General and Administrative Expenses. General and administrative expenses increased $1,307,198 in 1997 when compared to 1996. As a percentage of revenue, the overall rate declined from 6.1% to 5.9% between the two years. The increase in expense was a result of plant expansion and growth in sales volumes.

     Other Income and Expense. Other income increased $2,098,697 from 1996 to 1997. A slightly lower gain from the sale of equipment in 1997 was offset by an increase in equity earnings from Pacific Rock and lower interest expense.

     Income Tax Expense. Income tax expense differs from the federal statutory rate primarily because of state income tax and percentage depletion.

FINANCIAL CONDITION -- SEPTEMBER 30, 1999

     Working capital increased $15,432,709 or 24% during the nine months ended September 30, 1999. Sources of cash flow included cash provided by operations of $10,143,108, proceeds from the sale of equipment of $1,216,238 and contributions from Kiewit equaling $45,286,690. Uses of cash included $16,814,147 of capital expenditures, $15,973,285 for payment of long term debt and $34,896,029 used in acquisitions.

     United Metro intends to pursue a growth strategy that will require substantial capital. These capital requirements will be in addition to amounts necessary to replace existing equipment and make long term debt payments. Capital requirements for acquisitions that are in excess of internally generated funds are expected to come from the issuance of debt securities or borrowings under credit facilities. United Metro cannot accurately predict the timing, size or success of the growth strategy and associated capital commitments.

ACCOUNTING PRONOUNCEMENT

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", which established accounting and reporting standards for derivative instruments and for hedging activities. The statement is effective for all fiscal years beginning after June 15, 2000. Management does not expect adoption of this statement to materially affect United Metro's financial statements as United Metro has no material derivative instruments or hedging activities.

YEAR 2000 UPDATE

     United Metro's Year 2000 effort, which was comprised of internal updating and replacement of computer systems and external coordination with its customers was completed on schedule. United Metro has not experienced any material Year 2000 related difficulties.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     United Metro does not believe that its business is subject to significant market risks arising from interest rates, foreign exchange rates or equity prices.

                            BUSINESS OF UNITED METRO

     United Metro operates aggregate, ready mix, asphalt and materials operations in Arizona, Washington, Oregon, California, Wyoming, Utah and New Mexico, with primary operations in Arizona, centered in the Phoenix and Tucson metropolitan areas and in the Pacific Northwest, centered in the Vancouver, Washington and Portland, Oregon metropolitan areas. Aggregate products are used as highway construction materials, railroad ballast, decorative landscape rock, roofing aggregate and building stone. United Metro also provides construction services in and around Yuma, Arizona, focusing mainly on paving and related projects. In 1999, United Metro produced in excess of 28 million tons of construction materials and generated approximately $433 million of revenue.

     United Metro's Arizona and Pacific Northwest markets have been some of the highest growth markets in the United States. Factors contributing to this growth include large population increases and increases in public sector spending on highway projects. United Metro believes that it should continue to experience strong demand for its products, due in large part to federally funded highway construction projects under the Transportation Equity Act for the 21st Century. This act provides $218 billion for highway, transit and safety spending for years 1998 through 2003, which represents a 40% increase in average annual federal highway spending when compared to federal funding programs for the preceding six years.

     United Metro has a favorable market position with the combination of its strong market presence, extensive, high quality aggregate reserves, efficient operations and experienced management team. United Metro has set high standards for being a low cost producer, facilitating employee involvement, promoting favorable community relations and being a safety conscious employer. It intends to leverage these attributes with a growth strategy to expand its presence in existing markets and to enter new markets with high-growth potential. United Metro believes that there exists a significant opportunity for growth through acquisitions given the large number of independent materials companies that operate in the United States. These acquisition opportunities coupled with its current expertise and the expected strong demand for its products provide for a positive environment in which to pursue its growth oriented business plan.

INDUSTRY BACKGROUND/MARKET OVERVIEW

     United Metro is a vertically integrated manufacturer of aggregates, ready-mix concrete and hot-mix asphalt for use primarily in construction.

  Aggregates

     Aggregates are a basic construction material, comprising sand, gravel and crushed stone, used extensively for highway and infrastructure construction and maintenance as well as for commercial and residential construction. In addition, United Metro also produces aggregates for use as railroad track ballast. For these purposes, aggregates have few, if any, substitutes. The United States market for all aggregates was approximately 2.8 billion tons in 1998 with a value of $13.5 billion. This represents an increase of 6.2% in volume and 9.6% in dollar value above 1997 levels.

     Historically, demand for aggregates has been only moderately cyclical, especially relative to other building materials such as cement and gypsum wallboard. In addition to moderate cycles, the national per ton average price for aggregates has not experienced an annual decline between 1985 and 1998.

     Spending on highway and infrastructure construction and maintenance significantly drives demand for aggregates. Spending levels are influenced by public sector expenditures for construction and regional economic conditions. Residential and commercial construction spending is influenced by general economic conditions and prevailing interest rates and consequently is generally more cyclical than public construction spending. Demand is also seasonal because of the impact of weather conditions on construction activity.

     The aggregates industry is currently undergoing significant consolidation, although generally the industry remains fragmented nationally as well as in many regional areas. The estimated market share of the top five producers was 25% in 1998. From 1980 to 1998, the number of independent producers of crushed stone in the United States declined by 22% from approximately 1,865 to approximately 1,450, although crushed stone consumption increased by 68%. From 1980 to 1998, the number of independent sand and gravel producers declined by 19% from 4,512 to 3,642, although sand and gravel consumption increased by 47%.

     Due to the high cost of transportation relative to the value of the product, competition within the aggregates industry tends to be localized. Generally, individual aggregate production sites compete for customers within a limited geographic area, which may be as small as 20-30 miles depending on local availability of suitable aggregates and the geographic density of demand. As a result, the proximity of aggregate production sites to customers is an important factor in competition for customers.

     There are four primary factors which limit the availability of economically viable aggregates reserves in a particular market:

     - the geological existence of suitable aggregates within a particular market;

     - the physical characteristics of available aggregates and the difficulty in satisfying increasingly rigorous specifications required by customers;

     - the difficulty in and increasingly higher cost of obtaining the necessary permits for potential reserves; and

     - the feasibility of cost-effectively extracting, processing and delivering available reserves.

     In addition to factors that limit the availability of suitable aggregates, increasing levels of operational, technical and financial sophistication in the aggregates industry have rewarded efficient producers with a competitive advantage in terms of their ability to meet the increasing demand for quality aggregates and to satisfy increasingly demanding and technically sophisticated customers.

     The difficulty and related expense of complying with environmental and other regulations may make it difficult for small producers to open new aggregate production sites, enter new markets and compete effectively. In ongoing aggregate mining and processing, aggregates producers must adhere to various mining regulations, including rules and regulations regarding:

     - dust and water emissions;

     - sediment and erosion control;

     - noise limitations;

     - wetlands protection;

     - reclamation of depleted quarry sites; and

     - the safety of blasting and other mining techniques.

     Often new aggregate production sites require, among other things, zoning changes and local, state and federal permits and plans regarding mining, reclamation and air and water emissions. Once appropriate zoning is secured and approved, it is permanent. Generally, permits must be renewed every five years. Their renewal can only be denied, however, if the controlling agency is able to prove that the permit holder has repeatedly violated the set guidelines and has not taken remedial action when notified of violations. New site approval procedures may require the preparation of archaeological surveys, endangered species studies and other studies to assess the environmental impact. Compliance with these regulatory requirements necessitates a significant up-front investment and adds to the length of time to develop a new site.

     Aggregates producers often face opposition from the communities in which new aggregate production sites are to be located. Public concerns center on noise levels and blasting safety, the visual impact of an aggregate production site on neighboring properties and high volume of truck traffic. To respond to these issues, producers must operate in a more sophisticated manner such as developing blasting techniques to minimize surface vibrations and noise and developing an effective community communications program. Producers are often required to acquire larger tracts of property to allow for extended buffer zones between aggregate production sites and surrounding properties and to invest significant capital to improve road and highway access.

  Ready-mix Concrete

     Ready-mix concrete is a versatile, low-cost manufactured material the construction industry uses in substantially all of its projects. It is a stone-like compound that results from combining fine and coarse aggregates, such as sand, gravel and crushed stone, with water, various admixtures and cement. Ready-mix concrete can be manufactured in thousands of variations, which in each instance may reflect a specific design use. Manufacturers of ready-mix concrete generally maintain less than one day's requirements of raw materials and must coordinate their daily material purchases with the time-sensitive delivery requirements of their customers.

     Annual usage of ready-mix concrete in the United States is currently at a record level and is projected to continue growing. According to the National Ready-mix Concrete Association, total sales from production and delivery of ready-mix concrete in the United States grew from $17.6 billion in 1996 to $19.3 billion in 1997, an increase of 9.7%, and to $21.3 billion in 1998, an increase of 10.4%, and are expected to grow to $22.1 billion in 1999. Also according to this industry association, the following segments of the construction industry accounted for the following approximate percentages of total sales of ready-mix concrete in the United States in 1998:

SEGMENT                                                       PERCENTAGE
-------                                                       ----------
Commercial and industrial construction......................      18%
Residential construction....................................      22%
Street and highway construction and paving..................      32%
Other public works and infrastructure construction..........      28%
                                                                 ---
Total.......................................................     100%

     Ready-mix concrete begins to harden when mixed and generally becomes difficult to place within 60 to 90 minutes after mixing. This characteristic generally limits the market for a permanently installed plant to an area within a 25-mile radius of its location. Concrete manufacturers produce ready-mix concrete in batches at their plants and use mixer and other trucks to distribute and place it at the job sites of their customers. These manufacturers generally do not provide paving or other finishing services that construction contractors or subcontractors typically perform.

     Manufacturers generally obtain contracts through local sales and marketing efforts they direct at general contractors, developers and home builders. As a result, local relationships are very important.

     On the basis of information from the National Ready-mix Concrete Association, in addition to vertically integrated manufacturers of cement and ready-mix concrete, more than 3,500 independent producers currently operate a total of approximately 5,300 plants in the United States. Larger markets generally have numerous producers competing for business on the basis of price, timing of delivery and reputation for quality and service. The typical ready-mix concrete company is family-owned and has limited access to capital, limited financial and technical expertise and limited exit strategies for its owners. Given these constraints, many ready-mix concrete companies are finding it difficult to both grow their businesses and compete effectively against larger, more cost-efficient and technically capable competitors. These characteristics present consolidation and growth opportunities.

  Hot Mix Asphalt

     Hot mix asphalt is a combination of approximately 95% aggregates bound together by asphalt cement, also known as asphalt oil, a crude oil product. It is used almost exclusively for paving and related applications.

     To make hot mix asphalt, the asphalt cement is heated, combined and mixed with the aggregates at a hot mix asphalt facility. It is then loaded into trucks for transport to the paving site. The trucks dump the hot mix asphalt into hoppers located at the front of paving machines. The asphalt is placed, and then is compacted using a heavy roller which is driven over the asphalt. Because the temperature of the hot mix asphalt drops rapidly after spreading and because compaction of the hot mix asphalt to achieve a specified density must take place at temperatures above 175 degrees, compaction usually takes place within a matter of minutes after the paver spreads the hot mix asphalt. This generally also limits the market a hot mix asphalt facility can serve to within a radius of approximately 20 miles around the facility.

     Hot mix asphalt is recyclable. One hundred percent of an asphalt pavement can be picked up, remixed with a portion of fresh materials, and used again.

     According to the National Asphalt Pavement Association, of the 2.27 million miles of paved road in the U.S., 94% is surfaced with asphalt, including 65% of the interstate system. United Metro believes the hot mix asphalt industry has similar characteristics to the ready mix concrete industry in that there are many local, independent operators as well as some large consolidators. In many instances, hot mix asphalt will be provided in conjunction with paving services by integrated paving contractors.

BUSINESS STRATEGY

     United Metro intends to continue to grow its business through a four-part business strategy. First, United Metro plans to continue to build value in markets currently served. In accomplishing this objective, United Metro will strive for significant amounts of negotiated work that command higher margins by continuing its focus on customer satisfaction and loyalty and continuing its efforts to retain and improve upon its market share leadership. United Metro also will continue to invest in technology to develop more efficient and service-oriented truck dispatching, improve production methods to lower costs and maintain superior equipment maintenance standards.

     Second, United Metro plans to expand its presence in existing markets through acquisitions in exchange for cash or debt securities. United Metro should have the opportunity to purchase smaller materials companies that operate in or near current operations, as these markets remain fragmented and include a large number of family-owned businesses facing inter-generational transition issues. Successful acquisition of additional operations will allow United Metro to eliminate duplicate overhead functions, improve efficiencies through the use of newer technologies and benefit from cost savings derived from economies of scale in operations and the purchasing of parts and supplies.

     Third, United Metro plans to enter, via acquisition in exchange for cash or debt securities, new high-growth potential markets. Metropolitan communities with high rates of expected population growth, coupled with greater than average increases in spending on retirement and leisure activities, are some of the variables that are considered in selecting an area for expansion. United Metro has begun to implement this strategy with its recent acquisition of a materials operation located in Northern California. This business is an integrated supplier of high quality aggregates, ready mix concrete and asphalt. It serves the rapidly expanding market between San Francisco and Sacramento.

     Finally, United Metro will seek to acquire and develop additional strategic aggregate reserves in selected markets. The successful implementation of this strategy element will not only replace reserves consumed by operations, but will enhance United Metro's competitive cost position by the ownership of reserves in attractive locations.

     Since 1992, United Metro has acquired nine companies and developed one greenfield site in the implementation of its four-part strategy. Revenues have increased from $40 million in 1992, to approximately $433 million for 1999 and production tonnage has grown from 5.5 million tons in 1992, to in excess of 28 million tons in 1999. United Metro intends to continue its disciplined investment approach to achieve profitable growth through acquisitions.

OPERATIONS

     United Metro is organized into four operating divisions: Arizona Operations, Pacific Northwest Operations, North California Operations and Quarries Operations. United Metro believes that a decentralized management structure allows for a quicker reaction to localized events and a more profitable operation. Each division is responsible for maintenance and operation of significant investments in fixed plant assets and a substantial mobile equipment fleet. Each operation also is charged with customer relations, dispatching of delivery vehicles, quality control, scheduling of production and the development and maintenance of certain computer systems.

     United Metro is a vertically integrated provider of aggregates, ready mix concrete and asphalt products. Its operations employ approximately 2,300 people. United Metro operates 60 ready mix batch plants or asphalt plants at 21 locations in Arizona, California, Oregon and Washington. Its aggregates operations are located in Arizona, California, New Mexico, Utah, Washington and Wyoming. United Metro manages a truck fleet of about 1,000 vehicles, 900 of which are owned and 100 of which are either leased on a long-term basis or managed on a day-to-day rental basis. In 1999, United Metro's combined operations produced and sold in excess of 28 million tons of aggregates consisting of construction materials, ballast, highway aggregates, roofing aggregates, concrete block aggregates and landscape rock products. Its Arizona operation also manages a construction service business in the Yuma, Arizona area.

     United Metro's executive management provides its four operating divisions with strategic planning, corporate development and acquisitions and operations oversight. United Metro also has a centralized administrative staff that provides labor relations, various accounting functions, legal, tax planning and compliance, equipment purchasing and equipment maintenance support.

RESERVES

     United Metro estimates that its total recoverable aggregates reserves are in excess of 550 million tons. The yield from the mining of these reserves is based on an estimate of volume that can be economically extracted to meet current market and product applications. United Metro's mining plans are developed by experienced mining engineers and operating personnel using drilling and geological studies in conjunction with mine planning software. In certain instances, reserve extraction is limited to phases or yearly amounts. Various properties also have reserves under lease that have not been included in a mining permit. These reserves have been excluded from United Metro's recoverable reserve estimate.

     United Metro owns about 170 million tons of aggregates reserves and leases another 380 million tons of aggregates reserves. United Metro's leases usually require royalty payments based on either revenue derived from the location or an amount for each ton of materials removed and sold from a site and have terms ranging from one year to 27 years. Most of its long-term leases also provide an option for the lease to be renewed.

PRODUCTS

     Aggregates. United Metro primarily sells to third parties and utilizes internally various types of aggregate products. The production of these products typically involves extracting the material, crushing and sizing the material and shipping it to the customer using either trucks or rail. Approximately 37% of the aggregates produced in 1999 were used internally in the production of value-added concrete and asphalt products.

     Ready-mix Concrete. United Metro produces ready mix concrete by combining aggregates, cement, water and additives. The additives allow United Metro to customize the product to customer specifications for overall strength, drying speed and other properties. Product ingredients are combined at a batch plant site and loaded into a mixer truck for delivery to the customer's location.

     Asphalt. United Metro also produces and sells asphalt products. Asphalt is a mixture of aggregates and asphalt oil. The asphalt oil is heated and combined at a plant site and then loaded into dump trucks for transit to the customer's location. Customer specifications can require the use of certain types or sizes of aggregates and/or varying proportions of aggregates and asphalt oil.

CUSTOMERS

     United Metro markets to a wide variety of customers including street and highway contractors, industrial and residential contractors, public works contractors, wholesalers and retailers of decorative rock products, interstate railroads and manufacturers of concrete block products. A substantial amount of produced material is used in publicly funded projects, but no single customer accounts for more than 3% of sales.

COMPETITION

     Due to the high cost of transportation, the construction materials business is highly dependent on the availability of high quality aggregates proximate to customers and production facilities. While price is an important factor in the customer's purchase decision, qualitative factors such as response time, reliability and product quality influence the purchase decision as well. With much of the industry consisting of small to medium sized independent firms, economies of scale, good site locations and technical knowledge will often provide a competitive advantage. While United Metro believes it possesses these attributes in the markets it serves, in certain segments of those markets it competes directly with integrated materials companies that have greater financial resources. It is also possible that competitors with a lower cost structure or a willingness to accept lower margins than United Metro may have an advantage on price sensitive projects.

EMPLOYEES

     United Metro employs approximately 2,300 people. Of these, about 400 are officers, operations management, sales personnel, technical staff, administrative personnel and clerical staff. Approximately 1,600 employees are represented by labor unions under collective bargaining agreements and approximately 300 are non-union craft employees. The collective bargaining agreements have multi-year terms and expiration dates spread out over a period of time. These agreements call for specified wage rates, payments to pension plans or benefit trusts and require United Metro to comply with various workplace rules. United Metro considers relations with its employees to be good.

GOVERNMENTAL AND ENVIRONMENTAL REGULATION

     United Metro's facilities are subject to various evolving federal, state and local laws and regulations relating to the environment, including those relating to discharges to air, water and land, the handling and disposal of solid and hazardous waste and the cleanup of properties affected by hazardous substances. Certain environmental laws impose substantial penalties for non-compliance and others, such as the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, impose strict, retroactive, joint and several liability upon persons responsible for releases of hazardous substances.

     United Metro continually evaluates whether it must take additional steps at its locations to ensure compliance with certain environmental laws. United Metro believes that its operations are in substantial compliance with applicable laws and regulations and that any noncompliance is not likely to have a material adverse effect on its business, financial position, results of operations or cash flows. However, future events, such as changes in, or modified interpretations of, existing laws and regulations or enforcement policies, or further investigation or evaluation of the potential health hazards of certain products or business activities, may give rise to additional compliance and other costs that could have a material adverse effect on United Metro's business.

     United Metro, as well as other companies in the aggregates industry, produces certain products containing varying amounts of crystalline silica. Excessive and prolonged inhalation of very small particles of crystalline silica has been associated with non-malignant lung disease. The carcinogenic potential of excessive exposure to crystalline silica has been evaluated for over a decade by a number of research groups including the International Agency for Research on Cancer, the National Institute for Occupational Safety and Health and the National Toxicology Program, a part of the Department of Health and Human Services. Results of various studies have ranged from classifying crystalline silica as a probable to a known carcinogen. Other studies concluded higher incidences of lung cancer in some operations were due to cigarette smoking, not silica. Governmental agencies, including the Occupational Safety and Health Administration and Mine Safety Health Administration, coordinate to establish standards for controlling permissible limits on crystalline silica. United Metro believes it currently meets government guidelines for crystalline silica exposure and will continue to employ advanced technologies as they become available to ensure worker safety and to comply with all applicable regulations.

     United Metro believes that its compliance with environmental laws has not had a material adverse effect on its business, financial position, results of operations or cash flows.

LEGAL PROCEEDINGS

     From time to time, United Metro has been involved in various legal proceedings relating to its operations and properties, all of which it believes are routine in nature and incidental to the conduct of its business. Although the ultimate legal and financial liability associated with such proceedings cannot be estimated with certainty, United Metro believes, based on its examination of such matters, that none of these proceedings, if determined adversely, would have a material adverse effect on its business, financial position, results of operations or cash flows.

                               BUSINESS OF KIEWIT

     Kiewit, together with its subsidiaries, is one of the largest construction contractors in North America and also owns materials businesses. Kiewit was incorporated in Delaware in 1997 to continue a construction business founded in Omaha, Nebraska in 1884.

THE CONSTRUCTION BUSINESS

     The construction business is conducted by operating subsidiaries of Kiewit. Kiewit and its joint ventures perform construction services for a broad range of public and private customers primarily in the United States and Canada. New contract awards during 1999 were distributed among the following construction markets (approximately, by number): power, heat, cooling -- 34%, transportation (including highways, bridges, airports, railroads, and mass transit) -- 33%, commercial buildings -- 27%, water supply/dams -- 3%, oil and gas -- 2% and other markets -- 1%.

     Kiewit primarily performs its services as a general contractor. As a general contractor, Kiewit is responsible for the overall direction and management of construction projects and for completion of each contract in accordance with its terms, plans, and specifications. Kiewit plans and schedules the projects, procures materials, hires workers as needed, and awards subcontracts. Kiewit generally requires performance and payment bonds or other assurances of operational capability and financial capacity from its subcontractors.

  Contract Types

     Kiewit performs its construction work under various types of contracts, including fixed unit or lump-sum price, guaranteed maximum price, and cost-reimbursable contracts. Contracts are either competitively bid and awarded or negotiated. Kiewit's public contracts generally provide for the payment of a fixed price for the work performed. Profit on a fixed-price contract is realized on the difference between the contract price and the actual cost of construction, and the contractor bears the risk that it may not be able to perform all the work for the specified amount. Construction contracts generally provide for progress payments as work is completed, with a retainage to be paid when performance is substantially complete. Construction contracts frequently contain penalties or liquidated damages for late completion and infrequently provide bonuses for early completion.

  Government Contracts

     Public contracts accounted for approximately 76% of the combined prices of contracts awarded to Kiewit during 1999. Most of these contracts were awarded by government and quasi-government units under fixed price contracts after competitive bidding. Most public contracts are subject to termination at the election of the government. In the event of termination, the contractor is entitled to receive the contract price on completed work and payment of termination related costs.

COMPETITION

     A contractor's competitive position is based primarily on its prices for construction services and its reputation for quality, timeliness, experience, and financial strength. The construction industry is highly competitive and lacks firms with dominant market power. In 1999, Engineering News Record, a construction trade publication, ranked Kiewit as the 8th largest United States contractor in terms of 1998 revenue and 14th largest in terms of 1998 new contract awards. It ranked Kiewit 1st in the transportation market in terms of 1998 revenue.

DEMAND

     The volume and profitability of Kiewit's construction work depends to a significant extent upon the general state of the economies of the United States and Canada, and the volume of work available to contractors. Fluctuating demand cycles are typical of the industry, and such cycles determine to a large extent the degree of competition for available projects. Kiewit's construction operations could be adversely affected by labor stoppages or shortages, adverse weather conditions, shortages of supplies, or governmental action. The volume of available government work is affected by budgetary and political considerations. A significant decrease in the amount of new government contracts, for whatever reason, would have a material adverse effect on Kiewit.

BACKLOG

     At the end of 1999, Kiewit had backlog (anticipated revenue from uncompleted contracts) of approximately $4 billion, a decrease from approximately $4.9 billion at the end of 1998. Of current backlog, approximately $1 billion is not expected to be completed during 2000. In 1999, Kiewit was low bidder on 165 jobs with total contract prices of approximately $1.5 billion, an average price of approximately $9.3 million per job. There were 19 new projects with contract prices over $20 million, accounting for approximately 63% of the successful bid volume.

JOINT VENTURES

     Kiewit frequently enters into joint ventures to efficiently allocate expertise and resources among the venturers and to spread risks associated with particular projects. In most joint ventures, if one venturer is financially unable to bear its share of expenses, the other venturers may be required to pay those costs. Kiewit prefers to act as the sponsor of its joint ventures. The sponsor generally provides the project manager, the majority of venturer-provided personnel, and accounting and other administrative support services. The joint venture generally reimburses the sponsor for such personnel and services on a negotiated basis. The sponsor is generally allocated a majority of the venture's profits and losses and usually has a controlling vote in joint venture decision making. In 1999, Kiewit derived approximately 61% of its joint venture revenue from sponsored joint ventures and approximately 39% from non-sponsored joint ventures. Kiewit's share of joint venture revenue accounted for approximately 25% of its 1999 total revenue.

THE MATERIALS BUSINESS

     Several of Kiewit's subsidiaries, located in Arizona, Washington, Oregon, California, Wyoming, Utah and New Mexico, produce construction materials, including ready-mix concrete, asphalt, sand and gravel, landscaping materials and railroad ballast. As a result of the spin-off substantially all of these materials operations will no longer be a part of Kiewit. They will be owned and operated by United Metro.

LOCATIONS

     Kiewit structures its construction operations around 20 principal operating offices located throughout North America, including its headquarters located in Omaha, Nebraska. Through its decentralized system of management, Kiewit has been able to quickly respond to changes in the local markets. At the end of 1999, Kiewit had current projects in 47 states, Puerto Rico, Washington, D.C. and 8 Canadian provinces.

PROPERTIES

     Kiewit's headquarters facilities are located in Omaha, Nebraska and are owned by Kiewit. Kiewit also has 19 principal district offices in its construction operations, 15 of which are located in owned facilities and 4 which operate from leased facilities. Kiewit also has 14 area offices in its construction operation, 2 of which are owned facilities and 12 of which are leased facilities. Kiewit owns or leases numerous shops, equipment yards, storage facilities, warehouses, and construction material quarries. Since construction projects are inherently temporary and location-specific, Kiewit owns approximately 1,100 portable offices, shops and transport trailers. Kiewit has a large equipment fleet, including approximately 5,100 trucks, pickups and automobiles and 3,800 heavy construction vehicles, such as graders, scrapers, backhoes and cranes. Joint ventures in which Kiewit is a participant also own an approximate additional 1,800 portable offices, shops and transport trailers, 600 trucks, pickups and automobiles and 1,000 heavy construction vehicles.

ENVIRONMENTAL PROTECTION

     Compliance with federal, state, and local provisions regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment, has not and is not expected to have a material effect upon the capital expenditures, earnings, or competitive position of Kiewit and its subsidiaries.

EMPLOYEES

     At the end of 1999, Kiewit and its majority-owned subsidiaries employed approximately 20,300 people. Of these, approximately 2,300 were employees of United Metro and its subsidiaries.

                           MANAGEMENT OF UNITED METRO

SENIOR MANAGEMENT AND DIRECTORS OF UNITED METRO

     The following table provides material information concerning United Metro's board of directors and executive officers who will be serving or in office as of the date of the spin-off.

NAME                                   AGE                           POSITION
----                                   ---                           --------
Christopher J. Murphy................  45    President, Chief Executive Officer and Director
Mark E. Belmont......................  46    Vice President, General Counsel and Secretary
Sanford M. Goodman...................  45    Vice President, Corporate Development
Daniel W. Speck......................  44    Vice President
John J. Shaffer......................  49    Vice President
Richard W. Colf......................  56    Director
Bruce E. Grewcock....................  45    Director
William L. Grewcock..................  74    Director
Richard Geary........................  64    Director
Walter Scott, Jr.....................  67    Director
Kenneth E. Stinson...................  56    Chairman of the Board of Directors

OTHER KEY PERSONNEL

     The following table provides material information concerning other key personnel of United Metro.

NAME                                   AGE                           POSITION
----                                   ---                           --------
John L. Fowler.......................  57    Vice President, United Metro Materials of Arizona Inc.,
                                              Vice President, Solano Concrete Co., Inc.
R. David Jennings....................  53    Vice President, Twin Mountain Rock Company
William G. Heeter....................  62    Vice President -- Sales and Marketing, United Metro
                                              Materials of Arizona Inc.
Rick W. Thomas.......................  42    Director of Business Development, United Metro Materials
                                              Inc.

     Christopher J. Murphy. Mr. Murphy has been a director and the Chief Executive Officer of United Metro since January 1, 2000. Mr. Murphy has been the President of United Metro since February 2, 1999. Mr. Murphy has been the President of Kiewit Mining Group Inc. since July 1996. Mr. Murphy is the Chairman of the Executive Committee of United Metro.

     Mark E. Belmont. Mr. Belmont has been General Counsel and Secretary of United Metro since January 1, 2000 and a Vice President of United Metro since February 2, 1999. Mr. Belmont has been Senior Corporate Counsel of Kiewit since July 1991.

     Sanford M. Goodman. Mr. Goodman has been Vice President, Corporate Development of United Metro since January 1, 2000. Mr. Goodman was Director, Financial Services for Kiewit from September, 1999 to December 31, 1999. He was a Vice President of infoUSA, Inc. from June 1998 to February 1999. Prior to that, Mr. Goodman held senior corporate development and financial management positions for Kiewit and its subsidiaries continuously since 1991.

     Daniel W. Speck. Mr. Speck has been a Vice President of United Metro since January 1, 2000. Mr. Speck has been Vice President of United Metro Materials of Arizona Inc. since April, 1997. Mr. Speck was the manager of Walnut Creek Mining Company from March 1993 to March 1997.

     John J. Shaffer. Mr. Shaffer has been a Vice President of United Metro since January 1, 2000. Mr. Shaffer has been Vice President of Pacific Rock Products, L.L.C. since February 1, 1996. Mr. Shaffer was Vice President of Pacific Rock Products, Inc. for more than five years prior to February 1, 1996.

     Richard W Colf. Mr. Colf has been a director of United Metro since January 1, 2000. Mr. Colf has been an Executive Vice President of Kiewit since July 1998. Mr. Colf has been an Executive Vice President of Kiewit Pacific Co., since September 1998, was a Senior Vice President of Kiewit Pacific from October 1995 to September 1998 and was a Vice President of Kiewit Pacific for more than five years prior to October 1995. Mr. Colf is currently also a director of Kiewit. Mr. Colf is a member of the Audit Committee of United Metro.

     Richard Geary. Mr. Geary has been a director of United Metro since January 1, 2000. Mr. Geary was an Executive Vice President of Kiewit from August 1997 to July 1998. Mr. Geary was an Executive Vice President of Kiewit Construction Group Inc. and President of Kiewit Pacific Co. for more than five years prior to August 1997. Mr. Geary is currently also a director of Kiewit, and serves on the board of directors of Standard Insurance Company, David Evans & Associates and Today's Bank, and is a trustee of the Oregon Health Sciences University Foundation. Mr. Geary is the Chairman of the Audit Committee of United Metro.

     Bruce E. Grewcock. Mr. Grewcock has been a director of United Metro since February 2, 1999. Mr. Grewcock has been an Executive Vice President of Kiewit since August 1997. Mr. Grewcock has been the President of Kiewit Western Co. since July 1997. Mr. Grewcock was an Executive Vice President of Kiewit Construction Group Inc. from July 1996 to June 1998 and President of Kiewit Mining Group, Inc., from January 1992 to July 1996. Mr. Grewcock is currently also a director of Kiewit and Kinross Gold Corporation. Mr. Grewcock is a member of the Executive Committee and the Compensation Committee of United Metro.

     William L. Grewcock. Mr. Grewcock has been a director of United Metro since January 1, 2000. Mr. Grewcock was Vice Chairman of Level 3 for more than five years prior to April 1998. Mr. Grewcock is also a director of Kiewit and Level 3. Mr. Grewcock is a member of the Audit Committee of United Metro.

     Walter Scott, Jr. Mr. Scott has been a director of United Metro since January 1, 2000. Mr. Scott has been the Chairman Emeritus of Kiewit since August 1997 and has been the Chairman of the Board of Level 3 Communications, Inc. for more than the last five years. Mr. Scott was the Chief Executive Officer of Level 3 for more than five years prior to August 1997. Mr. Scott is also currently a director of Berkshire Hathaway Inc., Burlington Resources Inc., MidAmerican Energy Holding Co., ConAgra, Inc., Commonwealth Telephone Enterprises, Inc., RCN Corporation, Kiewit, Valmont Industries, Inc. and Level
3. Mr. Scott is a member of the Compensation Committee of United Metro.

     Kenneth E. Stinson. Mr. Stinson has been a director and Chairman of United Metro since January 1, 2000. Mr. Stinson has been President of Kiewit since August 1997 and Chairman and Chief Executive Officer of Kiewit since March 1998. Mr. Stinson has been the Chairman and Chief Executive Officer of Kiewit Construction Group Inc. for more than the last five years. Mr. Stinson was Executive Vice President of Level 3 Communications, Inc. from June 1991 to August 1997. Mr. Stinson is also currently a director of ConAgra, Inc., Valmont Industries, Inc., Kiewit and Level 3. Mr. Stinson is a member of the Executive Committee and is the Chairman of the Compensation Committee of United Metro.

     John L. Fowler. Mr. Fowler has been Vice President of United Metro Materials of Arizona Inc. since March 1, 1994 and was President of the United Metro Division of The Tanner Companies from 1985 to 1994. Mr. Fowler has been Vice President of Solano Concrete Co., Inc. since January 3, 2000.

     R. David Jennings. Mr. Jennings has been Vice President of Twin Mountain Rock Company since 1986.

     William G. Heeter. Mr. Heeter has been Vice President -- Sales and Marketing of United Metro Materials of Arizona Inc. and its predecessors since 1971.

     Rick W. Thomas. Mr. Thomas has been Director of Business Development of United Metro since January 1999. From 1997 to 1998, Mr. Thomas held a senior operations position with Kiewit Mining Group Inc. From 1996 to 1997, Mr. Thomas was Vice President -- Engineering of Anker Energy Corporation. Mr. Thomas was Vice President -- Operations of Great Western Coal Company for more than five years prior to 1996.

     The United Metro board of directors is divided into three classes, designated Class I, Class II and Class III, each class consisting, as nearly as possible, of one-third of the total number of directors constituting the United Metro board. The initial Class I directors are: Messrs. Bruce Grewcock, William Grewcock and Scott. The initial Class II directors are: Messrs. Colf and Geary. The initial Class III directors are: Messrs. Murphy and Stinson. The term of the initial Class I directors will terminate on the date of the 2001 annual meeting of stockholders. The term of the initial Class II directors will terminate on the date of the 2002 annual meeting of stockholders. The term of the initial Class III directors will terminate on the date of the 2003 annual meeting of the stockholders. At each annual meeting of stockholders beginning in 2001, successors to the class of directors whose term expires at that annual meeting will be elected for three-year terms.

COMMITTEES

     The board of directors has an Audit Committee, a Compensation Committee and an Executive Committee.

     The Audit Committee recommends the selection of and reviews the services provided by United Metro's independent auditors, consults with the independent auditors and reviews the need for internal auditing procedures and the adequacy of internal controls and reports and makes recommendations to the full board. The initial Audit Committee members are Messrs. Geary (Chairman), Colf and William Grewcock.

     The Compensation Committee determines the compensation of the Chief Executive Officer and reviews the compensation, securities ownership, and benefits of United Metro's executive officers. The initial Compensation Committee members are Messrs. Stinson (Chairman), Bruce Grewcock and Scott.

     The Executive Committee exercises, to the maximum extent permitted by law, all powers of the board between board meetings, except those functions assigned to specific committees. The initial Executive Committee members are Messrs. Murphy (Chairman), Bruce Grewcock and Stinson.

     SECURITY OWNERSHIP OF UNITED METRO COMMON STOCK BY CERTAIN BENEFICIAL
            OWNERS, DIRECTORS AND EXECUTIVE OFFICERS OF UNITED METRO

     The table below shows information about the expected ownership of United Metro common stock as of the date of the spin-off, by each of United Metro's directors and the four most highly compensated executive officers in 1999 and each person who is expected to beneficially own more than 5 percent of United Metro common stock. The table also shows the expected ownership of United Metro common stock by all of the directors and executive officers as a group as of that date. The ownership information presented below with respect to all persons and organizations:

     - is based on the ownership of United Metro common stock after the completion of the share exchange, the debenture exchange offer and the spin-off;

     - assumes that, in the share exchange, the persons listed below who are employees of United Metro exchanged any shares of Kiewit common stock they held for shares of United Metro common stock;

     - assumes that in the debenture exchange offer, the persons listed below who are employees of United Metro exchanged any Kiewit convertible debentures they held for United Metro convertible debentures;

     - assumes that, in the debenture exchange offer, the persons listed below who are employees of Kiewit exchanged any Kiewit convertible debentures they held for both new reduced principal amount Kiewit convertible debentures and shares of United Metro common stock;

     - assumes a formula price for Kiewit common stock immediately prior to the spin-off of $20.28 per share, the estimated formula price as of February 17, 2000;

     - assumes a formula price for United Metro common stock of $6.58 per share;

     - reflects the beneficial ownership of Kiewit common stock at January 3, 2000 and the distribution ratio of one share of United Metro common stock for each share of Kiewit common stock in the spin-off, and the United Metro common stock split necessary to achieve that ratio; and

     - assumes no change in beneficial ownership of Kiewit common stock between January 3, 2000 and the date of the spin-off.

"Beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared power to dispose of, or to direct the disposition of, a security. A person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

                                                               NUMBER OF SHARES
NAME                                                          BENEFICIALLY OWNED    PERCENT OF SHARES
----                                                          ------------------    -----------------
Kenneth E. Stinson(1)(2)....................................      2,880,492                8.1%
Richard W. Colf.............................................      1,725,960                4.9%
Bruce E. Grewcock...........................................        958,804                2.7%
Christopher J. Murphy.......................................        918,307                2.6%
Richard Geary...............................................        717,780                  2%
Walter Scott, Jr............................................        400,000                1.1%
Daniel W. Speck.............................................        229,170                  *
Mark E. Belmont.............................................         44,160                  *
John J. Shaffer.............................................         10,787                  *
William L. Grewcock.........................................          8,192                  *
                                                                  ---------               ----
Directors and Executive Officers as a Group (11
  Individuals)..............................................      7,893,382               22.2%

---------------
 *  Less than 1%

(1) Includes 766,773 shares of United Metro common stock expected to be held in trusts, for which Mr. Stinson is the trustee with sole voting and investment powers.

(2) Mr. Stinson's address is c/o Kiewit Plaza, Omaha, Nebraska 68131.

                     EXECUTIVE COMPENSATION OF UNITED METRO

     The following table presents information regarding the compensation paid by Kiewit to United Metro's Chief Executive Officer and each of United Metro's three other most highly compensated executive officers for the fiscal year ended December 25, 1999. Kiewit does not maintain plans under which options, stock appreciation rights, restricted stock awards, long-term incentive compensation, profit sharing, or pension benefits were granted to United Metro's executive officers.

NAME AND PRINCIPAL POSITION                                   YEAR    SALARY($)    BONUS($)
---------------------------                                   ----    ---------    --------
Christopher J. Murphy.......................................  1999     185,700     150,000
  President and Chief Executive Officer
John J. Shaffer.............................................  1999     138,312     111,754
  Vice President
Mark E. Belmont.............................................  1999     134,875      13,000
  Vice President, General Counsel and Secretary
Daniel W. Speck.............................................  1999     117,650      30,000
  Vice President

     Other annual compensation is not included because, in 1999, no executive officer received any other annual compensation in excess of the reporting threshold.

DIRECTOR COMPENSATION

     Directors of United Metro will not receive directors' fees.

OTHER COMPENSATION AND EQUITY PROGRAMS

     United Metro intends to implement a discretionary bonus program for its stockholder employees. United Metro anticipates that any bonuses under this bonus program will be paid in January of each year during which the plan is in effect. The amount of any bonuses and the determination of the individuals to whom bonuses may be paid will be determined by the United Metro board of directors and management in their sole discretion.

     Kiewit has historically offered certain of its employees the opportunity to purchase securities in annual common stock and debenture offerings. The Kiewit board of directors and management, in their sole discretion, select the employees to whom Kiewit's securities will be offered and determine the amount of securities to be offered. United Metro intends to follow Kiewit's prior practice by regularly selling United Metro common stock and convertible debentures to United Metro employees in annual offerings. However, although United Metro intends to follow Kiewit's prior practice, United Metro is not required to offer its securities in any particular year, nor is United Metro obligated to offer securities to any particular employee, whether or not that employee is already a security holder of United Metro, in any particular year.

                              MANAGEMENT OF KIEWIT

SENIOR MANAGEMENT AND DIRECTORS OF KIEWIT

     The following table provides material information concerning Kiewit's board of directors and executive officers who will be serving or in office as of the date of the spin-off.

NAME                                   AGE                           POSITION
----                                   ---                           --------
Mogens C. Bay........................  51    Director
John B. Chapman......................  54    Vice President -- Human Resources and Administration
Roy L. Cline.........................  62    Executive Vice President and Director
Richard W. Colf......................  56    Executive Vice President and Director
James Q. Crowe.......................  49    Director
Richard Geary........................  64    Director
Bruce E. Grewcock....................  45    Executive Vice President and Director
William L. Grewcock..................  74    Director
Kenneth M. Jantz.....................  57    Vice President and Treasurer
Peter Kiewit, Jr.....................  72    Director
Allan K. Kirkwood....................  56    Executive Vice President and Director
Ben E. Muraskin......................  35    Vice President
Gerald S. Pfeffer....................  54    Vice President
Rodney K. Rosenthal..................  46    Controller
Tobin A. Schropp.....................  37    Vice President, General Counsel and Secretary
Walter Scott, Jr.....................  68    Director
Stephen A. Sharpe....................  47    Vice President
Kenneth E. Stinson...................  56    Chief Executive Officer, President and Chairman of the
                                             Board of Directors
George B. Toll, Jr...................  63    Director

     Mogens C. Bay. Mr. Bay has been a director of Kiewit since March 1999. Mr. Bay has been Chairman of Valmont Industries, Inc. since January 1997 and President and Chief Executive Officer of Valmont since August 1993. Mr. Bay is also currently a director of Valmont, ConAgra, Inc. and InaCom Corp. Mr. Bay is a member of the Compensation Committee and the Executive Compensation Subcommittee of the Compensation Committee of Kiewit.

     John B. Chapman. Mr. Chapman has been Vice President of Human Resources and Administration of Kiewit since August 1997. Mr. Chapman was Vice President of Human Resources for Kiewit Construction Group Inc. for more than five years prior to August 1997.

     Roy L. Cline. Mr. Cline has been a director and Executive Vice President of Kiewit since June 1999. Mr. Cline was the President of Kiewit Industrial Co. from March 1992 until June 1999. Mr. Cline is a member of the Executive Committee of Kiewit.

     Richard W. Colf. Biographical information regarding Mr. Colf is included in "Management of United Metro". Mr. Colf is also a member of the Executive Committee of Kiewit.

     James Q. Crowe. Mr. Crowe has been a director of Kiewit since August 1997. Mr. Crowe has been the President and Chief Executive Officer of Level 3 Communications, Inc. since August 1997. Mr. Crowe was Chairman of the Board of MFS Communications Company, Inc. for more than five years prior to December 1997, Chief Executive Officer from November 1991 until December 1997 and was President from January 1988 to June 1989 and from April 1990 until January 1992. Mr. Crowe was Chairman of the Board of

MCI WorldCom, Inc. from January 1997 until July 1997. Mr. Crowe is currently also a director of Commonwealth Telephone Enterprises, Inc., RCN Corporation, InaCom Corp. and Level 3. Mr. Crowe is a member of the Compensation Committee of Kiewit.

     Richard Geary. Biographical information regarding Mr. Geary is included in "Management of United Metro".

     Bruce E. Grewcock. Biographical information regarding Mr. Grewcock is included in "Management of United Metro". Mr. Grewcock is also a member of the Executive Committee of Kiewit.

     William L. Grewcock. Biographical information regarding Mr. Grewcock is included in "Management of United Metro". Mr. Grewcock is also a member of the Compensation Committee of Kiewit.

     Kenneth M. Jantz. Mr. Jantz has been a Vice President and Treasurer of Kiewit since August 1997. Mr. Jantz was a Vice President of Kiewit Construction Group Inc. from May 1994 to June 1998. Mr. Jantz was Executive Vice President and Chief Financial Officer of C-TEC Corporation from October 1993 to April 1994.

     Peter Kiewit, Jr. Mr. Kiewit has been a director of Kiewit since August 1997. Mr. Kiewit has been Of Counsel to the law firm of Gallagher & Kennedy, Phoenix, Arizona, for more than the last five years. Mr. Kiewit is a member of the Audit Committee, the Compensation Committee and the Executive Compensation Subcommittee of the Compensation Committee of Kiewit.

     Allan K. Kirkwood. Mr. Kirkwood has been a director of Kiewit since August 1997. Mr. Kirkwood has been an Executive Vice President of Kiewit since July 1998. Mr. Kirkwood has been an Executive Vice President of Kiewit Pacific Co. since September 1998, was a Senior Vice President of Kiewit Pacific from October 1995 to September 1998 and was a Vice President of Kiewit Pacific for more than five years prior to October 1995. Mr. Kirkwood is a member of the Executive Committee and the Audit Committee of Kiewit.

     Ben E. Muraskin. Mr. Muraskin has been a Vice President of Kiewit since January 2000. Mr. Muraskin was a partner at Alston & Bird LLP from January 1999 to December 1999, and an associate at that firm from May 1992 to January 1999.

     Gerald S. Pfeffer. Mr. Pfeffer has been a Vice President of Kiewit since April 1998. Mr. Pfeffer was a Vice President of Kiewit Construction Group Inc. from December 1997 to June 1998. Mr. Pfeffer was Vice President of Kiewit SR91 Corp. from January 1993 to December 1997.

     Rodney K. Rosenthal. Mr. Rosenthal has been the Controller of Kiewit since March 1998. Mr. Rosenthal was Controller of Kiewit Construction Group Inc. from October 1995 to June 1998. Mr. Rosenthal was Corporate Accounting Manager of Kiewit Construction Group from April 1991 to October 1995.

     Tobin A. Schropp. Mr. Schropp has been a Vice President, General Counsel and Secretary of Kiewit since September 1998. Mr. Schropp was Director of Taxes of Kiewit from March 1998 to September 1998. Mr. Schropp was Director of Taxes of Level 3 Communications, Inc. from August 1996 to March 1998, and Director of Research, Planning and Audit of Level 3 from September 1993 to August 1996.

     Walter Scott, Jr. Biographical information regarding Mr. Scott is included in "Management of United Metro". Mr. Scott is also the Chairman of the Compensation Committee of Kiewit.

     Stephen A. Sharpe. Mr. Sharpe has been a Vice President of Kiewit since August 1997. Mr. Sharpe was a Vice President of Kiewit Construction Group Inc. from October 1996 to June 1998. Mr. Sharpe was a Vice President of U.S. Generating Company for more than five years prior to October 1996.

     Kenneth E. Stinson. Biographical information regarding Mr. Stinson is included in "Management of United Metro". Mr. Stinson is also the Chairman of the Executive Committee of Kiewit.

     George B. Toll, Jr. Mr. Toll has been a director of Kiewit since August 1997. Mr. Toll was an Executive Vice President of Kiewit from August 1994 to June 1999. Mr. Toll was an Executive Vice President of Kiewit

Construction Group Inc. from April 1994 to June 1998, and a Vice President of Kiewit Pacific from June 1992 to August 1994.

COMMITTEES

     The Kiewit board of directors has an Audit Committee, a Compensation Committee and an Executive Committee.

     The Audit Committee recommends the selection of and reviews the services provided by Kiewit's independent auditors, consults with the independent auditors and reviews the need for internal auditing procedures and the adequacy of internal controls and reports and makes recommendations to the full board. The current Audit Committee members are Messrs. Kirkwood (Chairman), Bay and Kiewit.

     The Compensation Committee determines the compensation of the Chief Executive Officer and reviews the compensation, securities ownership, and benefits of Kiewit's executive officers. The current Compensation Committee members are Messrs. Scott (Chairman), Bay, Crowe, Kiewit and William Grewcock.

     The Compensation Committee has an Executive Compensation Subcommittee. The Executive Compensation Subcommittee reviews and approves or disapproves, all compensation of whatever nature to be paid to the Chief Executive Officer of Kiewit and Kiewit's next four highest paid executive officers; establishes and administers performance goals pursuant to Kiewit's executive bonus plans, if any, adopted pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended; and approves or disapproves, on behalf of the board, the creation of any new bonus plans for the executive officers of Kiewit pursuant to Section 162(m) of the Code. The current Executive Compensation Subcommittee members are Messrs. Kiewit (Chairman) and Bay.

     The Executive Committee exercises, to the maximum extent permitted by law, all powers of the board of directors between board meetings, except those functions assigned to specific committees. The current Executive Committee members are Messrs. Stinson (Chairman), Cline, Colf, Bruce Grewcock, and Kirkwood.

              SECURITY OWNERSHIP OF KIEWIT COMMON STOCK BY CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS OF KIEWIT

     The table below shows information about the expected ownership of Kiewit common stock as of the date of the spin-off by each of Kiewit's directors and five most highly compensated executive officers in 1999 and each person who is expected to beneficially own more than 5 percent of Kiewit common stock. The table also shows the expected ownership of Kiewit common stock by all of the directors and executive officers as a group as of that date. The ownership information presented below with respect to all persons reflects the beneficial ownership of Kiewit common stock at January 3, 2000 and assumes no change in beneficial ownership of Kiewit common stock between that date and the date of the spin-off.

     "Beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared power to dispose of, or to direct the disposition of, a security. A person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

                                                               NUMBER OF SHARES     PERCENT OF
NAME                                                          BENEFICIALLY OWNED      SHARES
----                                                          ------------------    ----------
Kenneth E. Stinson(1)(2)....................................       2,770,968            8.9%
Richard W. Colf(3)..........................................       1,715,960            5.5%
Allan K. Kirkwood...........................................       1,207,664            3.9%
George B. Toll, Jr..........................................       1,140,824            3.7%
Bruce E. Grewcock...........................................         911,336            2.9%
Richard Geary...............................................         717,780            2.3%
Roy L. Cline................................................         553,416            1.8%
Walter Scott, Jr............................................         400,000            1.3%
William L. Grewcock.........................................           8,192              *
Mogens C. Bay...............................................           2,000              *
James Q. Crowe..............................................           2,000              *
Peter Kiewit, Jr............................................           2,000              *
                                                                  ----------           ----
Directors and Executive Officers as a Group (19
  Individuals)..............................................      10,031,336           32.2%

---------------
 *  Less than 1%.

(1) Includes 766,773 shares of Kiewit common stock held in trusts, for which Mr. Stinson is the trustee with sole voting and investment powers.

(2) Mr. Stinson's address is c/o Kiewit Plaza, Omaha, Nebraska 68131.

(3) Mr. Colf's address is c/o 215 V Street, Vancouver, Washington 98661.

                        EXECUTIVE COMPENSATION OF KIEWIT

SUMMARY COMPENSATION TABLE

     The table below shows the annual compensation paid by Kiewit to its Chief Executive Officer and each of Kiewit's four most highly compensated executive officers. In addition, annual compensation information is also provided for George B. Toll, Jr., who resigned as Executive Vice President of Kiewit in June 1999. Kiewit does not currently have plans under which options, stock appreciation rights, restricted stock awards, long-term incentive compensation, profit sharing, or pension benefits are held by its executive officers.

                                                                                     OTHER ANNUAL
NAME AND PRINCIPAL POSITION                 YEAR    SALARY ($)    BONUS ($)(1)    COMPENSATION ($)(2)
---------------------------                 ----    ----------    ------------    -------------------
Kenneth E. Stinson........................  1999     656,207       1,500,000            109,780(3)
  Chief Executive Officer                   1998     570,835       1,500,000            111,422(4)
                                            1997     476,670         900,000
George B. Toll, Jr. ......................  1999     229,585         700,000
                                            1998     290,921         650,000
                                            1997     257,706         500,000
Allan K. Kirkwood.........................  1999     300,768         400,000
  Executive Vice President                  1998     254,885         360,000
                                            1997     221,250         310,000
Roy L. Cline..............................  1999     295,890         365,000
  Executive Vice President                  1998     271,046         407,260
                                            1997     257,670         223,667
Richard W. Colf...........................  1999     302,229         250,000
  Executive Vice President                  1998     261,530         360,000
                                            1997     234,750         310,000
Bruce E. Grewcock.........................  1999     286,145         270,000
  Executive Vice President                  1998     226,415         175,000
                                            1997     199,831         175,000

---------------
(1) Bonuses reflect payments made in the specified year with respect to performance in the prior year.

(2) Other Annual Compensation means perquisites and other personal benefits received, if, in the aggregate, in excess of the lesser of $50,000 or 10% of their combined salary and bonus. No executive officer other than Mr. Stinson received any Other Annual Compensation in excess of the reporting threshold.

(3) In 1999, taxable income in the amount of $51,535 was imputed to Mr. Stinson with respect to the non-business use of corporate aircraft and taxable income in the amount of $57,430 was imputed with respect to his interest-free loan described below.

(4) In 1998, taxable income in the amount of $40,778 was imputed to Mr. Stinson with respect to the non-business use of corporate aircraft and taxable income in the amount of $70,644 was imputed with respect to his interest-free loan described below.

DIRECTOR'S COMPENSATION

     During 1999, each of the directors of Kiewit who were not employed by Kiewit during 1999 received directors' fees consisting of an annual retainer of $30,000 and fees of $1,500 for attending each board meeting and $1,200 for attending each committee meeting. Non-employee directors also receive $1,500 for attending Kiewit's annual operations meeting.

                              CERTAIN TRANSACTIONS

     On January 25, 1999, Kiewit Engineering Company, a subsidiary of Kiewit, sold its 60% interest in an aircraft to Elk Mountain Ventures, Inc., a corporation controlled by Mr. Scott, for $10,800,000, the fair market value of the aircraft interest. Kiewit Engineering acquired the aircraft interest in a capital contribution from Level 3. Elk Mountain Ventures, Inc. and a subsidiary of Kiewit are parties to various aircraft operating

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

agreements pursuant to which Kiewit's subsidiary provides Elk Mountain with aircraft maintenance, operations and related services. During 1999, Elk Mountain reimbursed a subsidiary of Kiewit approximately $1.4 million in expenses incurred in connection with the operation of Elk Mountain's aircraft. Elk Mountain also paid the subsidiary of Kiewit a management fee of approximately $44,000. A subsidiary of Kiewit provided various construction related services to Walter Scott, Jr. during 1999. Mr. Scott paid that subsidiary approximately $4 million in connection with those services.

     A subsidiary of Level 3 and a subsidiary of Kiewit are parties to various aircraft operating agreements pursuant to which Kiewit's subsidiary provides Level 3's subsidiary with aircraft maintenance, operations and related services. During 1999, Level 3's subsidiary reimbursed a subsidiary of Kiewit approximately $2.1 million in expenses incurred in connection with the operation of Level 3 aircraft. Level 3 also paid the subsidiary of Kiewit a management fee of approximately $80,000.

     Level 3 and a subsidiary of Kiewit are parties to an amended mine management agreement pursuant to which Kiewit's subsidiary provides mine management and related services for Level 3's coal mining properties. During 1999, Level 3 paid a subsidiary of Kiewit approximately $33 million in connection with services provided pursuant to such agreement.

     Level 3 and a subsidiary of Kiewit are parties to a contract for the construction of Level 3's North American Intercity Network. Construction, which is expected to be completed during the first quarter of 2001, will cost an estimated $2 billion. In 1999, Level 3 paid a subsidiary of Kiewit approximately $699 million under this contract. In addition, Level 3 has retained a subsidiary of Kiewit as the general contractor for the construction of Level 3's campus headquarters facility being built in Broomfield, Colorado. In 1999, Level 3 paid a subsidiary of Kiewit approximately $100 million in connection with such activities.

     In connection with the 1998 spin-off of Kiewit from Level 3, Kiewit and Level 3 entered into various agreements intended to implement that spin-off, including a separation agreement and a tax sharing agreement, pursuant to which the parties allocated certain liabilities associated with their respective businesses and the costs and other liabilities related to the spin-off.

     Kiewit loaned George B. Toll, Jr. $800,000 during 1994 in connection with the purchase of a residence and relocation expenses. The full principal amount of his demand note payable to Kiewit is currently outstanding.

     Kiewit provided its holders of convertible debentures with interest-free loans in connection with the spin-off of Kiewit from Level 3 in 1998. The following is a list of directors and executive officers who had outstanding interest-free loans from Kiewit in excess of $60,000 during 1999, the largest aggregate amount outstanding during 1999 and the amount, if any, currently outstanding: (a) Kenneth E. Stinson -- $1,080,000 ($700,000 currently); (b) Roy
L. Cline -- $250,000 ($200,000 currently); (c) Bruce E. Grewcock -- $250,000
($200,000 currently); (d) Allan K. Kirkwood -- $240,000 ($200,000 currently);
(e) Richard W. Colf -- $150,000 ($100,000 currently); (f) Kenneth M.
Jantz -- $150,000 ($100,000 currently); (g) Richard Geary -- $100,000 ($0 currently); (h) Stephen A. Sharpe -- $100,000 ($100,000 currently); and (i) John Brad Chapman -- $80,000 ($55,000 currently).

     Valmont Industries, Inc. has retained a subsidiary of Kiewit as the general contractor for the construction of Valmont's headquarters facility in Omaha, Nebraska. In 1999, Valmont paid a subsidiary of Kiewit approximately $7 million in connection with such activities.

     The law firm of Gallagher & Kennedy provided various legal services to Kiewit and its subsidiaries during 1999. Fees paid to Gallagher & Kennedy by Kiewit and its subsidiaries did not exceed 5% of Gallagher & Kennedy's revenues for 1999.

     Bruce E. Grewcock is the son of William L. Grewcock.

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             COMPARISON OF RIGHTS OF HOLDERS OF KIEWIT COMMON STOCK
                         AND UNITED METRO COMMON STOCK

GENERAL

     The following is a summary of material differences between the rights of holders of Kiewit common stock and the rights of holders of United Metro common stock. Because each of Kiewit and United Metro are organized under the laws of Delaware, these differences arise principally from provisions of the restated certificate of incorporation and bylaws of each of Kiewit and United Metro.

     The authorized capital stock of United Metro consists of 100,000,000 shares of common stock, par value $0.01 per share and 10,000,000 shares of preferred stock, par value $0.01 per share.

     The authorized capital stock of Kiewit consists of 125,000,000 shares of common stock, par value $0.01 per share and 250,000 shares of preferred stock, par value $0.01 per share.

     The following summary does not purport to be a complete statement of the rights of stockholders of Kiewit under the restated certificate of incorporation and bylaws of Kiewit as compared with the rights of United Metro stockholders under the restated certificate of incorporation and the bylaws of United Metro or a complete description of the specific provisions referred to in this summary. The identification of specific differences is not meant to indicate that other equal or more significant differences do not exist. The summary is qualified in its entirety by reference to the governing corporate instruments of Kiewit and United Metro, to which stockholders are referred. Copies of the governing corporate instruments of Kiewit and United Metro have been filed with the SEC. See "Where You Can Find More Information" on page 65.

DIVIDEND POLICY

     United Metro currently does not intend to pay dividends on the United Metro common stock.

     Kiewit pays a regular cash dividend on its common stock based upon a percentage of its prior year's earnings, with any special cash dividends based on extraordinary earnings.

VOTING RIGHTS

     The holders of United Metro common stock are entitled to one vote per share on all matters to be voted on by stockholders and are entitled to receive such dividends, if any, as may be declared from time to time by the board of directors from legally available funds. Holders of United Metro common stock are not entitled to cumulative voting rights. The holders of United Metro common stock have no preemptive or other subscription rights and there are no conversion rights or redemption or sinking fund provisions with respect to the United Metro common stock. All outstanding shares of United Metro common stock, including the shares being offered in the share exchange, the debenture exchange offer and the spin-off, are, or will be upon completion of the share exchange, the debenture exchange offer and the spin-off, fully paid and non-assessable.

     The United Metro restated certificate of incorporation provides that any amendments to the provisions in the restated certificate of incorporation regarding the classification of the board of directors require the approval of at least 80% of the United Metro common stock. Any amendment to the 80% threshold requires the approval of at least 80% of the United Metro common stock. Amendments to the provisions in the restated certificate of incorporation regarding stockholders' repurchase rights, the definition of the formula price, stock ownership and transfer restrictions, the prohibition of stockholder action by written consent in place of a meeting, the limitation on the right of stockholders to call special meetings, the limitation on the right of stockholders to present proposals or nominate directors for election at annual meetings of stockholders and amendments to the restated certificate of incorporation require the approval of at least 66 2/3% of the United Metro common stock.

     Holders of Kiewit common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders of Kiewit. Holders of Kiewit common stock are entitled to elect the entire Kiewit board of

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

directors by cumulative voting. The Kiewit restated certificate of incorporation provides that certain fundamental corporate changes, such as changes in the capital structure of Kiewit, are effective only upon the approval of at least 80% of Kiewit common stock, while certain other actions require the approval of 66 2/3% of Kiewit common stock.

REPURCHASE RIGHTS

     Holders of United Metro common stock are generally permitted, at any time on or prior to the 15th day of any calendar month, to offer to sell all or part of their common stock to United Metro at the current formula price. United Metro is generally required to accept the offer within 10 days of receipt of the offer, provided, however, that after giving effect to the purchase, there remain at least 1,000 shares of capital stock of United Metro issued and outstanding and having full voting power.

     The United Metro board of directors may suspend United Metro's duties to repurchase United Metro common stock offered by a stockholder upon the United Metro board's determination that the United Metro adjusted book value to be determined at the end of the current fiscal year is likely to be less that the United Metro adjusted book value determined at the end of the prior fiscal year, less dividends declared on United Metro common stock since the prior fiscal year end. This suspension may not exceed one year.

     The United Metro board has the right to decide to conserve United Metro's cash by temporarily halting United Metro's duty to repurchase United Metro common stock for cash. In such event, payment will be in the form of interest-bearing promissory notes instead of cash. Such promissory notes will have such term to maturity, up to 5 years, as the United Metro board may determine. Holders may withdraw tenders of shares of United Metro common stock that would be paid for with notes. The United Metro board has the right to invoke this cash repurchase limitation only after more than 5% of the outstanding shares of United Metro common stock have been tendered in any fiscal year.

     Under Section 160 of the Delaware General Corporation Law, United Metro may not repurchase shares of its common stock if its capital is impaired or if the repurchase would impair its capital.

     United Metro's repurchase obligations may be terminated by United Metro's board of directors at any time. However, the board shall not have that authority unless it has also determined that the United Metro common stock is publicly traded.

     Holders of Kiewit common stock are generally permitted, at any time on or prior to the 15th day of any calendar month, to offer to sell all or a part of their common stock to Kiewit at the current formula price. Kiewit is generally required to accept the offer within 10 days of receipt of the offer, provided, however, that after giving effect to the purchase, there remain at least 1,000 shares of capital stock of Kiewit issued and outstanding having full voting power.

     The Kiewit board of directors may suspend Kiewit's duties to repurchase Kiewit common stock offered by a stockholder upon the Kiewit board's determination that the Kiewit adjusted book value to be determined at the end of the current fiscal year is likely to be less than the Kiewit adjusted book value determined at the end of the prior year, less, dividends declared on Kiewit common stock since the prior fiscal year end. This suspension may not exceed one year.

     Under Section 160 of the Delaware General Corporation Law, Kiewit may not repurchase shares of its common stock if its capital is impaired or if the repurchase would impair its capital.

LIQUIDATION RIGHTS

     Upon the liquidation, dissolution or winding up of United Metro, after the creditors of United Metro and the holders of United Metro preferred stock (if any), receive the full preferential amounts to which they are entitled, holders of United Metro common stock will be entitled to receive any assets available for distribution to stockholders of United Metro.

     The holders of Kiewit common stock have comparable rights on liquidation of Kiewit.

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FORMULA PRICE

     The formula price of United Metro common stock is the price at which United Metro purchases shares of its common stock and is based upon the adjusted book value of United Metro at the end of the previous year.

     The per share United Metro formula price is determined by decreasing the prior year's book value by the stockholders' equity attributable to any preferred stock, and increasing such result by the portion of the face amount of any outstanding United Metro debentures convertible into United Metro common stock at the end of such year, and then dividing this result by the sum of (1) the number of outstanding shares of United Metro common stock and (2) the number of shares reserved for conversion of such debentures into United Metro common stock, each at the end of such year. This quotient is rounded down to the nearest $.01 and the result represents the adjusted book value per share of the United Metro common stock. The per share formula price is determined by reducing this amount by any dividends per share declared on the United Metro common stock since the prior year end. In addition to any adjustments for declared dividends during the current year, the initial formula price for United Metro common stock is also adjusted for the amount of any capital contributions made by Kiewit to United Metro during fiscal year 2000 prior to the spin-off.

     The formula price of Kiewit common stock is the price at which Kiewit purchases and sells shares of its common stock and is based upon the adjusted book value of Kiewit at the end of the previous year.

     The per share Kiewit formula price is determined by decreasing the prior year's book value by the sum of the book value of construction related property, plant and equipment and the stockholders' equity attributable to any preferred stock, and increasing such result by the portion of the face amount of any outstanding Kiewit debentures convertible into Kiewit common stock at the end of such year, and then dividing this result by the sum of (1) the number of outstanding shares of Kiewit common stock and (2) the number of shares reserved for conversion of such debentures into Kiewit common stock, each at the end of such year. This quotient is rounded to the nearest $.05 and the result represents the adjusted book value per share of the Kiewit common stock. The per share formula price is determined by reducing this amount by any dividends per share declared on the Kiewit common stock since the prior year end.

OWNERSHIP AND TRANSFER RESTRICTIONS

     Holders of United Metro common stock are prohibited from transferring the common stock in any manner except in a sale to United Metro and, with prior approval by the United Metro board of directors, to certain authorized transferees of the holders. Those authorized transferees consist of fiduciaries for the benefit of the holders and members of the immediate families of the holders, corporations wholly owned by holders or holders and their spouses and/or children, fiduciaries for the benefit of such corporations and charities and fiduciaries for charities designated by any such persons. Upon the death of a United Metro stockholder, the shares of United Metro common stock owned by the deceased stockholder would be permitted to be transferred to his or her estate, provided that the shares transferred to the transferee would be subject to the same transfer restrictions.

     Holders of United Metro common stock are permitted to pledge the United Metro common stock for loans in connection with the ownership of the United Metro common stock.

     All transfer restrictions may be terminated by the United Metro board at any time. In the event that the board of directors decides to conduct an initial public offering of the United Metro common stock, officers and directors of United Metro and stockholders owning one percent or more of the United Metro common stock outstanding at the time of the offering will not be permitted to sell or otherwise transfer any shares held by them for a period of up to one hundred eighty days following the offering.

     Kiewit common stock may generally be owned only by directors of Kiewit, employees of Kiewit and its subsidiaries and, with prior Kiewit board of directors approval, by certain authorized transferees of such employees (i.e., fiduciaries for the benefit of members of the immediate families of employees, corporations wholly owned by employees or employees and their spouses and/or children, fiduciaries for the benefit of such corporations, charities, and fiduciaries for charities designated by any such persons). No more than 10% of the total Kiewit common stock may be owned by any one employee and certain transferees at any time.
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

     Each holder of Kiewit common stock is required to execute a repurchase agreement which provides that a stockholder may offer to sell all or part of the Kiewit common stock owned by such stockholder to Kiewit at any time at the current formula price and that Kiewit must accept any such offer. Upon the tender of a part of such holder's shares of Kiewit common stock, Kiewit is entitled, at its option, to require the holder to sell any or all remaining Kiewit common stock held by such holder back to Kiewit. Under the repurchase agreement, the employee will not be entitled to transfer the shares of Kiewit common stock held by such employee except in a sale to Kiewit or a transfer to an authorized transferee (i.e., a charity, etc.). Upon the death, termination or retirement of such employee, all Kiewit common stock held by the employee and by such employee's authorized transferees is required to be sold back to Kiewit.

     Holders of Kiewit common stock are permitted to pledge the Kiewit common stock for loans in connection with the ownership of the Kiewit common stock.

LISTING

     Neither United Metro common stock nor Kiewit common stock is listed on any national securities exchange or quoted on the Nasdaq National Market.

LIMITATION ON DIRECTORS' LIABILITY

     The United Metro restated certificate of incorporation provides that a director of United Metro will not be personally liable to United Metro or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

     - any breach of the director's duty of loyalty to United Metro or its stockholders;

     - acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     - unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

     - any transaction from which the director derived an improper personal benefit.

     The restated certificate of incorporation of Kiewit contains a comparable limitation on directors' liability.

PREFERRED STOCK

     The United Metro board of directors is empowered, without approval of the stockholders, to issue shares of United Metro preferred stock in one or more series, with the numbers of shares of each series and the powers, preferences, rights and limitations of each series to be determined by the board. Among the specific matters that may be determined by the board of directors are:

     - the rate of dividends;

     - the rights and terms of conversion or exchange;

     - voting rights;

     - the terms of redemption;

     - the amount payable in the event of any voluntary liquidation, dissolution or winding up of the affairs of United Metro; and

     - the terms of a sinking or purchase fund.

     The board of directors of Kiewit has similar power to issue shares of one or more series of preferred stock without stockholder approval and to determine the powers, preferences, rights and limitations of each series. However, no series of preferred stock may have any voting rights or be convertible into shares of stock having any voting rights.

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

ACTION BY STOCKHOLDER CONSENT; STOCKHOLDERS' MEETINGS

     Under the Delaware General Corporation Law, unless otherwise provided in a corporation's certificate of incorporation, any action which is required or permitted to be taken at an annual or special meeting of stockholders may instead be taken without a meeting, without prior notice and without a vote, if the requirements for an action by written consent are met. The United Metro restated certificate of incorporation provides that stockholders of United Metro may only take action at an annual or special meeting and may not act by written consent.

     Under the Delaware General Corporation Law, special meetings of stockholders of a corporation may be called by the corporation's board of directors or by persons authorized by the corporation's certificate of incorporation or by-laws. The United Metro restated certificate of incorporation provides that special meetings of the stockholders may be called only by the United Metro board of directors, the Chairman of the Board or the Chief Executive Officer and may not be called by any other person or persons. Accordingly, stockholders of United Metro may not call a special meeting of stockholders.

     Kiewit has no comparable consent and meeting provisions in its restated certificate of incorporation.

                  RELATIONSHIP BETWEEN KIEWIT AND UNITED METRO

     This section describes the primary agreements between United Metro and Kiewit that will define the ongoing relationship between them and their subsidiaries and affiliates after the spin-off and will provide for an orderly separation of the two companies. The following description of agreements summarizes the material terms of the agreements. All stockholders should read the agreements which are filed as exhibits to the registration statement of which this information statement is a part.

SEPARATION AGREEMENT

     The separation agreement provides for the principal corporate transactions necessary to effect the spin-off, the relationship between Kiewit and United Metro after the spin-off, the allocation of certain risks and responsibilities between Kiewit and United Metro after the spin-off and certain other matters.

     The separation agreement provides for the distribution of United Metro common stock to holders of Kiewit common stock, the share exchange and the debenture exchange offer and capital contributions necessary to effect the spin-off, the share exchange and the debenture exchange offer. The separation agreement provides that each of United Metro and Kiewit will indemnify the other with respect to breaches of the separation agreement and with respect to the activities of its subsidiary business groups, except as specifically provided under the tax allocation agreement described below. The cross-indemnities are intended to allocate financial responsibility for liabilities arising out of the historical and future business of the construction business to Kiewit, and financial responsibility for liabilities arising out of the historical and future business of the materials business to United Metro.

     The separation agreement provides that each of United Metro and Kiewit will be granted access to certain records and information in the possession of the other company, and requires that each of United Metro and Kiewit retain all such information in its possession for a period of ten years following the spin-off. Under the separation agreement, each company is required to give the other company prior notice of any intention to dispose of any such information.

     The separation agreement provides that, except as otherwise set forth therein or in any related agreement, all costs and expenses in connection with the spin-off will be paid by Kiewit.

     The separation agreement also contains, among other things, short-term arrangements relating to:

     - the lease of office space by Kiewit to United Metro; and

     - the provision of administrative services by Kiewit to United Metro.

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TAX SHARING AGREEMENT

     The tax sharing agreement defines each company's rights and obligations with respect to deficiencies and refunds of federal, state and other taxes relating to the business' operations for tax years (or portions thereof) ending prior to the spin-off and with respect to certain tax attributes of United Metro and Kiewit after the spin-off. The tax sharing agreement also specifies the parties' respective obligations in connection with any audit or investigation concerning any federal, state or other taxes or in the event that the spin-off was subsequently determined not to qualify as a tax-free transaction for U.S. federal income tax purposes. Under the tax allocation agreement, in general, with respect to periods (or portions thereof) ending on or before the completion of the spin-off, Kiewit will be responsible for preparing both consolidated federal tax returns for Kiewit and United Metro, and state tax returns for Kiewit and United Metro. In general, under the tax allocation agreement, United Metro and Kiewit will be responsible for paying the taxes relating to such returns (including any subsequent adjustments resulting from the redetermination of such tax liabilities by the applicable taxing authorities) that are allocable to the materials business and the construction business, respectively. United Metro and Kiewit will cooperate with each other and share information in preparing such tax returns and in dealing with other tax matters.

OTHER

     After the distribution, Kiewit will not own any of United Metro's common stock. Six of United Metro's seven initial directors will also be Kiewit directors.

     In addition, Kiewit may, in the ordinary course of business, purchase construction materials from United Metro, although it is under no contractual obligation to do so. Sales to Kiewit represented approximately 3% of United Metro's total sales in 1999.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a discussion of the material United States federal income tax consequences of the share exchange. The discussion which follows is based on the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder and judicial and administrative interpretations of the Code and Treasury regulations, all as they exist on the date of this document, and is subject to any changes in these or other laws occurring after that date, possibly with retroactive effect. The discussion below is for general information only and does not address the effects of any state, local or foreign tax laws on the share exchange. The tax treatment of a holder of Kiewit common stock may vary depending on his or her particular situation, and some stockholders may be subject to special rules not discussed below. The discussion assumes that a holder of Kiewit common stock holds that stock as a capital asset and that the stock was not received, and will not be treated, as compensation. Except as set forth below, the following discussion does not address the tax consequences to a holder of Kiewit common stock that is a non-U.S. person. A non-U.S. person is (1) an alien individual who is not a resident of the United States, (2) a corporation or partnership that is not created or organized under the laws of the United States or of any state, (3) an estate that is not subject to United States federal income tax on a net income basis or (4) a trust the administration of which is not subject to primary supervision of a United States court or with respect to which no United States person has authority to control all substantial decisions.

     EACH HOLDER OF KIEWIT COMMON STOCK IS URGED TO CONSULT THE HOLDER'S OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF THE SHARE EXCHANGE TO THE HOLDER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN LAWS AND OF CHANGES IN APPLICABLE TAX LAWS.

     Kiewit has received a private letter ruling from the Internal Revenue Service to the effect that the exchange of United Metro common stock for Kiewit common stock will qualify as a transaction described in Sections 355(a) and 368(a)(1)(D) of the Code. The IRS ruling is based on current law and on representations as to factual matters made by, among others, Kiewit and United Metro. Such representations, if incorrect in material respects, could jeopardize the conclusions reached in the IRS ruling. Neither Kiewit

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

nor United Metro is aware of any facts or circumstances that would cause any of those representations to be untrue or incorrect in any material respect.

     Based on the IRS ruling, the material United States federal income tax consequences expected to result from the exchange of United Metro common stock for Kiewit common stock are as follows. No gain or loss will be recognized by Kiewit or United Metro upon the exchange. A holder of Kiewit common stock who receives shares of United Metro common stock in exchange for shares of Kiewit common stock (1) will not recognize gain or loss as a result of the exchange,
(2) will have, immediately after the exchange, a tax basis for the shares of United Metro common stock received that equals the holder's tax basis in his or her Kiewit common stock exchanged, and (3) will include in his or her holding period for the United Metro common stock the period during which the holder held the Kiewit common stock exchanged. A holder of Kiewit common stock who acquired shares on different dates at different prices and who exchanges some, but not all, of his or her shares for United Metro common stock may identify the specific shares exchanged for purposes of determining his or her tax basis and holding period for the shares of United Metro common stock received and for the shares of Kiewit common stock retained; absent such specific identification, the United Metro common stock will be assumed to have been received in exchange for the shares of Kiewit common stock acquired earliest.

     If the spin-off does not qualify as a tax-free transaction under Section 355 of the Code, then, among other consequences, (1) Kiewit would recognize gain equal to the amount by which the fair market value of the United Metro common stock distributed exceeded Kiewit's adjusted tax basis therein, and (2) each holder who received United Metro common stock in exchange for Kiewit common stock generally would recognize capital gain or loss equal to the difference between the fair market value of the United Metro common stock on the date of the exchange and the holder's tax basis in the Kiewit common stock exchanged for such United Metro common stock. That capital gain or loss would be long-term capital gain or loss if the Kiewit common stock exchanged were held for more than one year at the time of the exchange. The incurrence of significant tax liabilities by Kiewit, in the event that the spin-off does not qualify as a tax-free transaction under Section 355, could have a material adverse effect on Kiewit's business and financial condition.

NON-U.S. PERSONS

     If the spin-off qualifies as a transaction described in Section 355 of the Code, the receipt of United Metro common stock by a non-U.S. person who exchanges Kiewit common stock will not be subject to withholding of United States federal income tax. Even if the spin-off does not qualify under Section 355, a non-U.S. person generally would not be subject to withholding of United States federal income tax, provided that (1) any gain recognized on the exchange of United Metro common stock for Kiewit common stock is not effectively connected with the conduct by the non-U.S. person of a trade or business in the United States, (2) the non-U.S. person (if an individual) is not present in the United States for 183 days or more during his or her taxable year and (3) applicable certification requirements are met.

REPORTING REQUIREMENTS

     Applicable Treasury regulations require that each holder of Kiewit common stock attach to his or her federal income tax return for the taxable year in which the holder receives the United Metro common stock in exchange for Kiewit common stock a statement indicating that Section 355 of the Code applies to the exchange. Kiewit will provide each holder with the information necessary to comply with this requirement.

     BECAUSE OF THE INDIVIDUAL NATURE OF TAX CONSEQUENCES, EACH HOLDER OF KIEWIT COMMON STOCK IS URGED TO CONSULT HIS OR HER TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO THE HOLDER OF THE SHARE EXCHANGE, INCLUDING THE EFFECT OF UNITED STATES FEDERAL, STATE AND LOCAL, AND FOREIGN AND OTHER TAX LAWS, AND THE EFFECT OF POSSIBLE CHANGES IN SUCH LAWS.

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                          NEBRASKA TAX LETTER REQUEST

     Kiewit has applied to the State of Nebraska Department of Revenue for a letter to the effect that even though Kiewit and United Metro will become independent companies if the spin-off is consummated, Kiewit and United Metro generally would continue to be considered the same corporation for purposes of the Nebraska capital gain exclusion provisions. Assuming that the letter is obtained, provided certain requirements are met and an appropriate election is made, the Nebraska capital gain exclusion generally would be available for the sale of United Metro common stock by residents of Nebraska. The failure to receive such a letter could result in substantial additional tax cost of the spin-off to a substantial number of Kiewit stockholders upon their ultimate disposition of United Metro common stock. Accordingly, if Kiewit does not receive the requested letter from the Nebraska Department of Revenue, or an opinion of tax counsel generally to the same effect as the requested letter, the Kiewit board of directors may review the benefits of the spin-off in light of the failure to receive the letter ruling or opinion, and could determine to abandon, defer or modify the terms of the spin-off if it is determined that such action would be in the best interests of all Kiewit stockholders.

     The above discussion is not intended to be, nor should it be construed as being, legal or tax advice to any particular stockholder. Each stockholder is urged to consult his or her own tax advisor as to any applicable state and local or other tax laws.

                                 LEGAL MATTERS

     The validity of the United Metro common stock being issued in the share exchange will be passed upon by Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York 10019.

                                    EXPERTS

     The audited financial statements and the financial statement schedules included in this Registration Statement on Form S-4 have been audited by various independent accountants. The companies and periods covered by those audits are indicated in the individual accountants' reports. Such financial statements have been so included in reliance on the reports of the various independent accountants given on the authority of such firms as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

     Kiewit files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information filed by Kiewit at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Kiewit's SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov."

     Following the spin-off, United Metro will be required to file annual, quarterly and current reports, proxy statements and other information with the SEC.

     United Metro filed a registration statement on Form S-4 to register with the SEC the United Metro common stock to be issued to Kiewit stockholders who tender their shares in the share exchange and whose shares of Kiewit common stock are accepted for exchange. This prospectus is a part of that registration statement. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement, or the exhibits to the registration statement.

     You should rely only on the information contained in this prospectus or in the letter of transmittal in connection with the share exchange. Neither Kiewit nor United Metro has authorized anyone to provide you with information that is different from what is contained in this prospectus. This prospectus is dated
          , 2000. You should not assume that the information contained in this prospectus is accurate as of any date other than such date, and neither the mailing of this prospectus to stockholders nor the issuance of United Metro common stock shall create any implication to the contrary.

     This prospectus does not constitute an offer to sell or a solicitation of any offer to buy any of the United Metro common stock in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Kiewit is not aware of any jurisdiction where the making of the exchange offer or the acceptance thereof would not be in compliance with applicable law. If Kiewit becomes aware of any jurisdiction where the making of the exchange offer or acceptance thereof would not be in compliance with any valid applicable law, Kiewit will make a good faith effort to comply with such law. If, after such good faith effort, Kiewit cannot comply with such law, the exchange offer will not be made to, nor will tenders be accepted from or on behalf of, holders of shares of Kiewit common stock in any such jurisdiction.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

         INDEX TO FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULE

                                                              PAGES
                                                              -----
Report of Independent Accountants...........................   F-2
Consolidated Financial Statements as of December 26, 1998
  and December 27, 1997 and for the three years in the
  period ended December 26, 1998:
Consolidated Statements of Earnings.........................   F-3
Consolidated Balance Sheets.................................   F-4
Consolidated Statements of Cash Flows.......................   F-6
Consolidated Statements of Changes in Redeemable Common
  Stock and Comprehensive Income............................   F-8
Notes to Consolidated Financial Statements..................  F-10
Report of Independent Accountants on Consolidated Financial
  Statement Schedule........................................  F-24
Consolidated Financial Statement Schedule for the three
  years in the period ended December 26, 1998...............  F-25
Consolidated Condensed Financial Statements as of September
  30, 1999 and for the three and nine months ended September
  30, 1999 and 1998:
Consolidated Condensed Statements of Earnings...............  F-26
Consolidated Condensed Balance Sheet........................  F-27
Consolidated Condensed Statements of Cash Flows.............  F-28
Notes to Consolidated Condensed Financial Statements........  F-29

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Stockholders
Peter Kiewit Sons', Inc.

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of earnings, changes in redeemable common stock and comprehensive income, and of cash flows present fairly, in all material respects, the consolidated financial position of Peter Kiewit Sons', Inc. and Subsidiaries at December 26, 1998, and December 27, 1997, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 26, 1998, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

Omaha, Nebraska
March 18, 1999, except as to Note 2,
Reclassifications, as to which the
date is February 11, 2000.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF EARNINGS
                  FOR THE THREE YEARS ENDED DECEMBER 26, 1998

                                                               1998       1997       1996
                                                              -------    -------    -------
                                                              (DOLLARS IN MILLIONS, EXCEPT
                                                                     PER SHARE DATA)
Revenue.....................................................  $ 3,379    $ 2,742    $ 2,303
Cost of Revenue.............................................   (3,095)    (2,408)    (2,078)
                                                              -------    -------    -------
                                                                  284        334        225
General and Administrative Expenses.........................     (142)      (148)      (118)
                                                              -------    -------    -------
Operating Earnings..........................................      142        186        107
Other Income (Expense):
  Investment Income and Equity Earnings.....................       17         20         19
  Interest Expense..........................................       (5)        (3)        (4)
  Other, net................................................       61         61         58
                                                              -------    -------    -------
                                                                   73         78         73
                                                              -------    -------    -------
Earnings Before Income Taxes and Minority Interest..........      215        264        180
Minority Interest in Net Income of Subsidiaries.............       (1)        (2)        --
Provision for Income Taxes..................................      (78)      (107)       (72)
                                                              -------    -------    -------
Net Earnings................................................  $   136    $   155    $   108
                                                              =======    =======    =======
Net Earnings per Share:
  Basic.....................................................  $  4.07    $  4.00    $  2.53
                                                              =======    =======    =======
  Diluted...................................................  $  4.02    $  3.84    $  2.44
                                                              =======    =======    =======

          See accompanying notes to consolidated financial statements.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                    DECEMBER 26, 1998 AND DECEMBER 27, 1997

                                                                1998         1997
                                                              ---------    ---------
                                                              (DOLLARS IN MILLIONS)
ASSETS
Current Assets:
  Cash and cash equivalents.................................   $  227       $  232
  Marketable securities.....................................        9           26
  Receivables, less allowance of $5 and $9..................      457          431
  Unbilled contract revenue.................................       88           88
  Contract costs in excess of related revenue...............       26           31
  Investment in construction joint ventures.................      190          176
  Deferred income taxes.....................................       64           61
  Other.....................................................       15           14
                                                               ------       ------
Total Current Assets........................................    1,076        1,059
Property, Plant and Equipment, at cost:
  Land......................................................       19           20
  Buildings.................................................       42           40
  Equipment.................................................      640          594
                                                               ------       ------
                                                                  701          654
  Less accumulated depreciation and amortization............     (489)        (453)
                                                               ------       ------
Net Property, Plant and Equipment...........................      212          201
Other Assets................................................       91           82
                                                               ------       ------
                                                               $1,379       $1,342
                                                               ======       ======

          See accompanying notes to consolidated financial statements.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                    DECEMBER 26, 1998 AND DECEMBER 27, 1997

                                                                1998         1997
                                                              ---------    ---------
                                                              (DOLLARS IN MILLIONS)
LIABILITIES AND REDEEMABLE COMMON STOCK
Current Liabilities:
  Accounts payable, including retainage of $47 and $37......   $  183       $  208
  Current portion of long-term debt.........................        8            5
  Accrued costs on construction contracts...................      125           96
  Billings in excess of related costs and earnings..........      132          121
  Accrued insurance costs...................................       81           76
  Other.....................................................       63           73
                                                               ------       ------
Total Current Liabilities...................................      592          579
Long-term Debt, less current portion........................       13           22
Deferred Taxes..............................................        1           --
Other Liabilities...........................................       70           78
Minority Interest...........................................       12           11

Preferred Stock, no par value, 250,000 shares authorized, no
  shares outstanding in 1998 and 1997.......................       --           --
Redeemable Common Stock ($576 million aggregate redemption
  value):
  Common Stock, 125 million shares authorized par $0.01 and
     $.0625, 35,692,820 and 40,529,372 outstanding..........       --            1
  Additional paid-in capital................................      161          117
  Accumulated other comprehensive income....................      (22)         (18)
  Retained earnings.........................................      552          552
                                                               ------       ------
Total Redeemable Common Stock...............................      691          652
                                                               ------       ------
                                                               $1,379       $1,342
                                                               ======       ======

          See accompanying notes to consolidated financial statements.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  FOR THE THREE YEARS ENDED DECEMBER 26, 1998

                                                              1998    1997     1996
                                                              ----    -----    -----
                                                              (DOLLARS IN MILLIONS)
Cash flows from operations:
  Net earnings..............................................  $136    $ 155    $ 108
  Adjustments to reconcile net earnings to net cash provided by operations:
     Depreciation and amortization..........................    71       67       62
     Gain on sale of property, plant and equipment and other
      investments...........................................   (20)     (24)     (17)
     Equity (earnings) loss, net of distributions...........    --       11       (3)
     Change in other noncurrent liabilities.................    (7)      18       18
     Deferred income taxes..................................     6       --       (6)
     Change in working capital items:
       Receivables..........................................    (6)    (114)      37
       Costs and earnings in excess of billings on
        uncompleted construction contracts..................     5      (39)      (1)
       Investment in construction joint ventures............   (13)     (82)     (18)
       Other current assets.................................    --        7        2
       Accounts payable.....................................   (27)      27      (18)
       Accrued construction costs and billings in excess of
        revenue on uncompleted contracts....................    28      102        1
       Other liabilities....................................     5       23        8
       Other................................................    (3)       8       (7)
                                                              ----    -----    -----
Net cash provided by operations.............................   175      159      166
Cash flows from investing activities:
  Proceeds from sales and maturities of marketable
     securities.............................................    24       73      160
  Purchases of marketable securities........................    (7)     (39)    (157)
  Proceeds from sale of property, plant and equipment.......    25       36       25
  Capital expenditures......................................   (87)    (107)     (72)
  Investments and acquisitions, net of cash acquired........   (13)     (21)      (6)
  Additions to notes receivable.............................   (20)      --       --
  Payments received on notes receivable.....................     5       --       --
  Sale of note receivable and other.........................    --       --       14
                                                              ----    -----    -----
Net cash used in investing activities.......................   (73)     (58)     (36)

          See accompanying notes to consolidated financial statements.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  FOR THE THREE YEARS ENDED DECEMBER 26, 1998

                                                              1998     1997    1996
                                                              -----    ----    ----
                                                              (DOLLARS IN MILLIONS)
Cash flows from financing activities:
  Long-term debt borrowings.................................  $   4    $ 12    $  6
  Short-term debt borrowings, net...........................     (5)     --     (45)
  Payments on long-term debt................................     --      --      (2)
  Issuances of common stock.................................     67      34      27
  Repurchases of common stock...............................    (35)     (2)     (5)
  Dividends paid............................................    (13)    (12)    (12)
  Exchange of Class C Stock for Level 3's Class D Stock,
     net....................................................   (122)    (72)    (20)
                                                              -----    ----    ----
Net cash used in financing activities.......................   (104)    (40)    (51)
Effect of exchange rates on cash............................     (3)     (2)     --
                                                              -----    ----    ----
Net change in cash and cash equivalents.....................     (5)     59      79
Cash and cash equivalents at beginning of year..............    232     173      94
                                                              -----    ----    ----
Cash and cash equivalents at end of year....................  $ 227    $232    $173
                                                              =====    ====    ====
Supplemental disclosures of cash flow information:
  Taxes paid................................................  $  91    $ 94    $ 78
  Interest paid.............................................      5       2       2
Non-cash financing activities:
  Conversion of convertible debentures to common stock......  $ (10)   $ --    $ --

          See accompanying notes to consolidated financial statements.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

       CONSOLIDATED STATEMENTS OF CHANGES IN REDEEMABLE COMMON STOCK AND
                              COMPREHENSIVE INCOME
                  FOR THE THREE YEARS ENDED DECEMBER 26, 1998

                                                                   ACCUMULATED                 TOTAL
                                        REDEEMABLE   ADDITIONAL       OTHER                  REDEEMABLE
                                          COMMON      PAID-IN     COMPREHENSIVE   RETAINED     COMMON
                                          STOCK       CAPITAL        INCOME       EARNINGS     STOCK
                                        ----------   ----------   -------------   --------   ----------
BALANCE AT DECEMBER 30, 1995..........      $1          $ 78          $ (4)         $392        $467
Dividends(a)..........................      --            --            --           (13)        (13)
Issuance of stock.....................      --            27            --            --          27
Repurchase of stock...................      --            (1)           --            (4)         (5)
Exchange of Class C Stock for Class D
  Stock, net..........................      --            (4)           --           (16)        (20)
Comprehensive income:
Net earnings..........................      --            --            --           108         108
  Other comprehensive income:
  Change in unrealized holding loss,
     net of tax.......................      --            --            (2)           --          (2)
                                                                                                ----
  Total other comprehensive income....                                                            (2)
                                                                                                ----
Total comprehensive income............      --            --            --            --         106
                                            --          ----          ----          ----        ----
BALANCE AT DECEMBER 28, 1996..........       1           100            (6)          467         562
                                            --          ----          ----          ----        ----
Dividends(a)..........................                                               (13)        (13)
Issuance of stock.....................      --            34            --            --          34
Repurchase of stock...................      --            --            --            (2)         (2)
Exchange of Class C stock for Class D
  Stock, net..........................      --           (17)           --           (55)        (72)
Comprehensive income:
Net earnings..........................      --            --            --           155         155
  Other comprehensive income:
  Foreign currency adjustment.........      --            --            (2)           --          (2)
  Change in unrealized holding loss,
     net of tax.......................      --            --           (10)           --         (10)
                                                                                                ----
  Total other comprehensive income....                                                           (12)
                                                                                                ----
Total comprehensive income............      --            --            --            --         143
                                            --          ----          ----          ----        ----
BALANCE AT DECEMBER 27, 1997..........       1           117           (18)          552         652
                                            --          ----          ----          ----        ----

          See accompanying notes to consolidated financial statements.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

       CONSOLIDATED STATEMENTS OF CHANGES IN REDEEMABLE COMMON STOCK AND
                              COMPREHENSIVE INCOME
                  FOR THE THREE YEARS ENDED DECEMBER 26, 1998

                                                                 ACCUMULATED                   TOTAL
                                    REDEEMABLE    ADDITIONAL        OTHER                    REDEEMABLE
                                      COMMON       PAID-IN      COMPREHENSIVE    RETAINED      COMMON
                                      STOCK        CAPITAL         INCOME        EARNINGS      STOCK
                                    ----------    ----------    -------------    --------    ----------
Dividends(a)......................      --             --             --            (13)         (13)
Issuance of stock.................      --             77             --             --           77
Repurchase of stock...............      --             (7)            --            (28)         (35)
Exchange of Class C Stock for
  Class D Stock, net..............      --            (27)            --            (95)        (122)
Change in par value of common
  stock...........................      (1)             1             --             --           --
Comprehensive income:
Net earnings......................      --             --             --            136          136
  Other comprehensive income:
  Foreign currency adjustment.....      --             --             (1)            --           (1)
  Change in unrealized holding
     loss, net of tax.............      --             --             (3)            --           (3)
                                                                                               -----
  Total other comprehensive
     income.......................                                                                (4)
                                                                                               -----
Total comprehensive income........      --             --             --             --          132
                                       ---           ----           ----           ----        -----
BALANCE AT DECEMBER 26, 1998......     $--           $161           $(22)          $552        $ 691
                                       ===           ====           ====           ====        =====

---------------
(a) Dividends include $.225, $.20 and $.175 for dividends declared in 1998, 1997 and 1996 but paid in January of the following year.

          See accompanying notes to consolidated financial statements.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION:

     Peter Kiewit Sons', Inc. (the "Company") was formed by its former parent, Level 3 Communications, Inc. (formerly Peter Kiewit Sons', Inc.) ("Level 3"), in connection with a transaction (the "Transaction") intended to separate the Construction and Materials Businesses and the diversified business of Level 3 into two independent companies. On March 31, 1998, pursuant to the terms of a Separation Agreement between the Company, Level 3 and certain other parties (the "Separation Agreement"), Level 3 consummated the Transaction by: (i) transferring 100 shares of the $100 par value common stock ("KCG Stock") of Kiewit Construction Group Inc. ("KCG"), representing all of the issued and outstanding shares of KCG Stock, as well as certain other assets and liabilities related to the construction and materials businesses which together comprised the Construction and Mining Group (the "Construction & Mining Group"), to the Company in exchange for 30,711,680 shares of the $.01 par value common stock of the Company ("Common Stock") (125 million shares authorized) and (ii) distributing 100% of its shares of the Common Stock to the holders of Level 3's $0.0625 par value Class C Construction & Mining Group Restricted Redeemable Convertible Exchangeable Common Stock ("Class C Stock") as of March 31, 1998, in exchange for such shares of Class C Stock. Prior to the Transaction, the Company was a wholly-owned subsidiary of Level 3. As a result of the Transaction, the Company became owned by the former holders of Level 3's Class C Stock. Prior to consummation of the Transaction, Level 3's Class C Common stock was convertible to Level 3's Class D Common Stock ("Class D Stock"). As the Construction & Mining Group comprised all of the net assets and operations of the Company at the time of the Transaction, the Construction & Mining Group is the Company's predecessor. Thus, the term "the Company", as used herein, refers to Peter Kiewit Sons', Inc., its predecessor, and its consolidated subsidiaries.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Principles of Consolidation:

     The consolidated financial statements include the accounts of the Company and subsidiaries in which it has control, which are engaged in enterprises primarily related to construction and materials. Investments in construction joint ventures and partnerships in which the Company exercises significant influence over operating and financial policies are accounted for by the equity method. The Company accounts for its share of the operations of the construction joint ventures and partnerships on a pro rata basis in the consolidated statements of earnings. Investments in materials limited liability companies in which the Company exercises significant influence over operations and financial policies are accounted for by the equity method. The Company accounts for its share of a materials joint venture on a pro rata basis. All significant intercompany accounts and transactions have been eliminated.

  Construction Contracts:

     The Company operates as a general contractor throughout North America and engages in various types of construction projects for both public and private owners. Credit risk is minimal with public (government) owners since the Company ascertains that funds have been appropriated by the governmental project owner prior to commencing work on public projects. Most public contracts are subject to termination at the election of the government. However, in the event of termination, the Company is entitled to receive the contract price on completed work and reimbursement of termination-related costs. Credit risk with private owners is minimized because of statutory mechanics liens, which give the Company high priority in the event of lien foreclosures following financial difficulties of private owners.

     The construction industry is highly competitive and lacks firms with dominant market power. A substantial portion of the Company's business involves construction contracts obtained through competitive bidding. The volume and profitability of the Company's construction work depends to a significant extent upon the general state of the economies of North America and the volume of work available to contractors. The

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:
Company's construction operations could be adversely affected by labor stoppages or shortages, adverse weather conditions, shortages of supplies or other governmental action.

     The Company uses the percentage of completion method of accounting on long-term construction contracts and joint ventures. Under the percentage of completion method, an estimated percentage for each contract, as determined by the Company's engineering estimate based on the amount of work performed, is applied to total estimated profit. Provision is made for the entire amount of future estimated losses on contracts and joint ventures in progress; claims for additional contract compensation, however, are not reflected in the accounts until the year in which such claims are allowed. Revisions in cost and profit estimates during the course of the work are reflected in the accounting period in which the facts which require the revision become known. It is at least reasonably possible that cost and profit estimates will be revised in the near-term.

     In accordance with industry practice, amounts realizable and payable under contracts which may extend beyond one year are included in current assets and liabilities.

  Depreciation:

     Property, plant and equipment are recorded at cost. Depreciation for the majority of the Company's property, plant and equipment is calculated using accelerated methods.

  Intangible Assets:

     Intangible assets primarily consist of amounts allocated upon purchase of existing operations. Those assets are amortized on a straight-line basis over the expected period of benefit, which does not exceed 20 years.

  Long-Lived Assets:

     The Company reviews the carrying amount of long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Measurement of any impairment would include a comparison of the present value of the estimated future operating cash flows anticipated to be generated during the remaining life of the assets to the net carrying value of the assets.

  Foreign Currencies:

     The local currencies of foreign subsidiaries are the functional currencies for financial reporting purposes. Assets and liabilities are translated into U.S. dollars at year end exchange rates. Revenue and expenses are translated using average exchange rates prevailing during the year. Gains or losses resulting from currency translation are recorded as adjustments to accumulated other comprehensive income.

  Earnings Per Share:

     Basic earnings per share have been computed using the weighted average number of shares outstanding during each period. Diluted earnings per share give effect to convertible debentures considered to be dilutive common stock equivalents. The potentially dilutive convertible debentures are calculated in accordance with the "if converted" method. This method assumes that the after-tax interest expense associated with the debentures is an addition to income and the debentures are converted into equity with the resulting common shares being aggregated with the weighted average shares outstanding.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

                                                            1998      1997      1996
                                                           ------    ------    ------
Net earnings available to common stockholders (in
  millions)..............................................  $  136    $  155    $  108
Add: Interest expense, net of tax effect, associated with
  convertible debentures.................................       *         1         *
                                                           ------    ------    ------
Net earnings for diluted shares..........................  $  136    $  156    $  108
                                                           ======    ======    ======
Total number of weighted average shares outstanding used
  to compute basic earnings per share (in thousands).....  33,396    38,912    42,624
Additional dilutive shares assuming conversion of
  convertible debentures.................................     432     1,764     1,748
                                                           ------    ------    ------
Total number of shares used to compute diluted earnings
  per share..............................................  33,828    40,676    44,372
                                                           ======    ======    ======
Net earnings
  Basic earnings per share...............................  $ 4.07    $ 4.00    $ 2.53
                                                           ======    ======    ======
  Diluted earnings per share.............................  $ 4.02    $ 3.84    $ 2.44
                                                           ======    ======    ======

---------------
* Interest expense attributable to convertible debentures was less than $.5 million.

  Income Taxes:

     Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

  Use of Estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Recent Pronouncements:

     During 1998, the Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income", and SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information". These standards expand and modify disclosures, but have no effect upon measurement of amounts included in the consolidated financial statements. Disclosures of prior years have been restated to conform to the requirements of these standards.

     In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", which establishes accounting and reporting standards for derivative instruments and for hedging activities. This statement is effective for all fiscal years beginning after June 15, 2000. Management does not expect adoption of this statement to materially affect the Company's financial statements as the Company has no derivative instruments or hedging activities.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:
  Stock Split:

     On January 11, 1999, the Company declared a four-for-one stock split in the form of a stock dividend of three shares of Common Stock for each share issued and outstanding, payable on January 15, 1999. All share and per share amounts for all periods presented have been retroactively restated to reflect the stock split.

  Fiscal Year:

     The Company has a 52-53 week fiscal year which ends on the last Saturday in December. 1998, 1997 and 1996 were all 52 week years.

  Reclassifications:

     When appropriate, items within the consolidated financial statements have been reclassified in the previous periods to conform to current year presentation. Additionally, these financial statements differ from those originally issued in 1999 because of certain reclassifications related to the presentation of operating results of materials limited liability companies. Such reclassifications had no impact on redeemable common stock or net earnings.

3. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS:

     The following methods and assumptions were used to determine classification and fair values of financial instruments:

  Cash and Cash Equivalents:

     Cash equivalents generally consist of funds invested in Wilmington Trust-Money Market Portfolio and highly liquid instruments purchased with an original maturity of three months or less. The securities are stated at cost, which approximates fair value.

  Marketable Securities and Non-current Investments:

     The Company has classified all marketable securities and marketable non-current investments not accounted for under the equity method as available-for-sale. The amortized cost of the securities used in computing unrealized and realized gains and losses is determined by specific identification. Fair values are estimated based on quoted market prices for the securities on hand or for similar investments. Net unrealized holding gains and losses are reported as a separate component of accumulated other comprehensive income, net of tax.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

3. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, CONTINUED:
     The following summarizes the amortized cost, unrealized holding gains and losses, and estimated fair values of marketable securities and marketable non-current investments at December 26, 1998 and December 27, 1997:

                                                                   UNREALIZED    UNREALIZED
                                                      AMORTIZED     HOLDING       HOLDING      FAIR
                                                        COST         GAINS         LOSSES      VALUE
                                                      ---------    ----------    ----------    -----
                                                                  (DOLLARS IN MILLIONS)
1998
Marketable securities:
  U.S. debt securities..............................     $ 9          $ --          $ --        $ 9
                                                         ---          ----          ----        ---
                                                         $ 9          $ --          $ --        $ 9
                                                         ===          ====          ====        ===
Non-current investments:
  Equity securities.................................     $30          $ --          $(21)       $ 9
                                                         ===          ====          ====        ===
1997
Marketable securities:
  Mutual Funds:
     Short-term government..........................     $10          $ --          $ --        $10
     Intermediate term bond.........................       1            --            --          1
     Tax exempt.....................................       1            --            --          1
  U.S. debt securities..............................      14            --            --         14
                                                         ---          ----          ----        ---
                                                         $26          $ --          $ --        $26
                                                         ===          ====          ====        ===
Non-current investments:
  Equity securities.................................     $30          $ --          $(18)       $12
                                                         ===          ====          ====        ===

     For debt securities, amortized costs do not vary significantly from principal amounts. Realized gains and losses on sales of marketable securities were each less than $1 million in 1998, 1997 and 1996.

     The contractual maturities of the debt securities are from one to five years.

  Retainage on Construction Contracts:

     Receivables at December 26, 1998 and December 27, 1997 include approximately $86 million and $88 million of retainage on uncompleted projects, the majority of which is expected to be collected within one year. Included in the retainage amounts are $26 million and $18 million of securities which are being held by the owners of various construction projects in lieu of retainage. Also included in accounts receivable are $15 million and $26 million of securities held by the owners which are now due as the contracts are completed. These securities are carried at fair value which is determined based on quoted market prices for the securities on hand or for similar investments. Net unrealized holding gains and losses, if any, are reported as a separate component of accumulated other comprehensive income, net of tax.

  Long-term Debt:

     The fair value of debt was estimated using the incremental borrowing rates of the Company for debt of the same remaining maturities and approximates the carrying amount.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

4. INVESTMENT IN CONSTRUCTION JOINT VENTURES AND PARTNERSHIP:

     The Company has entered into a number of construction joint venture arrangements and owns a 49% interest in a partnership, Aker-Gulf Marine. The partnership engages in the engineering, construction, fabrication and installation of steel and concrete structures. Under these arrangements, if one venturer is financially unable to bear its share of the costs, the other venturers will be required to pay those costs.

     Summary joint venture and partnership financial information follows:

FINANCIAL POSITION                                              1998         1997
------------------                                            ---------    --------
                                                              (DOLLARS IN MILLIONS)
TOTAL JOINT VENTURES
Current assets..............................................   $  917       $ 700
Other assets (principally construction equipment)...........      145         148
                                                               ------       -----
                                                                1,062         848
Current liabilities.........................................     (703)       (539)
Other liabilities...........................................       --          (6)
                                                               ------       -----
  Net assets................................................   $  359       $ 303
                                                               ======       =====
COMPANY'S SHARE
Equity in net assets........................................   $  199       $ 174
Receivable from joint ventures and partnership..............       15          20
                                                               ------       -----
                                                                  214         194
Construction partnership (Note 5)...........................      (24)        (18)
                                                               ------       -----
  Investment in construction joint ventures.................   $  190       $ 176
                                                               ======       =====

OPERATIONS                                                  1998      1997      1996
----------                                                 ------    ------    ------
                                                             (DOLLARS IN MILLIONS)
TOTAL JOINT VENTURES
Revenue..................................................  $2,237    $1,635    $1,493
Costs....................................................   2,082     1,461     1,320
                                                           ------    ------    ------
  Operating income.......................................  $  155    $  174    $  173
                                                           ======    ======    ======
COMPANY'S SHARE
Revenue..................................................  $1,116    $  857    $  749
Costs....................................................   1,024       753       679
                                                           ------    ------    ------
  Operating income.......................................  $   92    $  104    $   70
                                                           ======    ======    ======

     Depreciation is computed by the joint ventures and partnership using straight-line and declining balance methods over the estimated useful life of the assets which range from 2 to 20 years.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

5. OTHER ASSETS:

     Other assets consist of the following at December 26, 1998 and December 27, 1997:

                                                              1998           1997
                                                             -------        -------
                                                             (DOLLARS IN MILLIONS)
Marketable securities (note 3).............................    $ 9            $12
Equity method investments..................................     14             13
Construction partnership (note 4)..........................     24             18
Goodwill, net of accumulated amortization of $12 and $10...     26             23
Deferred income taxes......................................     --             12
Notes receivable...........................................     18              4
                                                               ---            ---
                                                               $91            $82
                                                               ===            ===

     The marketable securities are an investment in a publicly traded company.

     The notes receivable are primarily non-interest bearing employee notes.

     The equity method investments consist of a 33% interest in a concrete products business that is not publicly traded and does not have a readily determinable market value and a 40% interest in Pacific Rock Products, L.L.C. and a 40% interest in Pacific Rock Products Trucking, L.L.C. (formerly River City Machinery, L.L.C.) (collectively "Pacific Rock"). Pacific Rock is engaged in the mining of rock products.

     Financial data relating to the equity method investments are summarized below:

                                                              1998          1997
                                                             -------       -------
                                                             (DOLLARS IN MILLIONS)
Current assets.............................................   $ 28          $ 31
Property, plant and equipment, net.........................     38            36
Other noncurrent assets....................................      1             1
                                                              ----          ----
                                                                67            68
                                                              ----          ----
Current liabilities........................................    (11)          (10)
Noncurrent liabilities.....................................    (13)          (19)
                                                              ----          ----
  Net assets...............................................   $ 43          $ 39
                                                              ====          ====
Equity in net assets.......................................   $ 14          $ 13
                                                              ====          ====

                                                              1998     1997     1996
                                                              -----    -----    -----
                                                               (DOLLARS IN MILLIONS)
     Revenue................................................  $ 80     $ 81     $ 61
                                                              ====     ====     ====
     Gross margin...........................................  $ 21     $ 19     $ 12
                                                              ====     ====     ====
     Net earnings...........................................  $ 16     $ 13     $  8
                                                              ====     ====     ====
     Equity in net earnings.................................  $  6     $  5     $  3
                                                              ====     ====     ====

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

6. LONG-TERM DEBT:

     At December 26, 1998 and December 27, 1997, long-term debt consisted of the following:

                                                               1998           1997
                                                              -------        -------
                                                              (DOLLARS IN MILLIONS)
7.35% - 8.03% Convertible debentures, 2007 - 2008...........    $ 8            $13
BICC Cables Corp. note......................................      6              6
Minority stockholder note...................................     --              5
Stockholder notes and other.................................      7              3
                                                                ---            ---
                                                                 21             27
Less current portion........................................      8              5
                                                                ---            ---
                                                                $13            $22
                                                                ===            ===

     The convertible debentures are convertible during October of the fifth year preceding their maturity date. Each annual series may be redeemed in its entirety prior to the due date except during the conversion period. Debentures were converted into 1,542,076 and 205,256 shares of stock in 1998 and 1997, respectively. At December 26, 1998, 707,836 shares of stock were reserved for future conversions.

     In 1997, the Company borrowed $6 million from BICC Cables Corp. ("BICC"). BICC is affiliated with a joint venture partner of the Company. The note is payable in full in 1999 and requires quarterly interest payments at a rate equal to one month LIBOR. The proceeds from the note were used for working capital requirements.

     In 1997, the Company issued a note payable in the amount of $5 million, payable upon demand to the minority stockholder of an 80% owned subsidiary. The note and accrued interest were paid in 1998.

     Scheduled maturities of long-term debt are as follows (in millions):
1999 -- $8; 2000 -- $3; 2001 -- $1; 2002 -- $1; 2003 -- $- and 2004 and
thereafter -- $8.

7. INCOME TAXES:

     An analysis of the (provision) benefit for income taxes relating to earnings before minority interest and income taxes for the three years ended December 26, 1998 follows:

                                                              1998    1997     1996
                                                              ----    -----    ----
                                                              (DOLLARS IN MILLIONS)
Current:
  U.S. federal..............................................  $(55)   $ (88)   $(62)
  Foreign...................................................    (5)      (9)     (5)
  State.....................................................   (12)     (10)    (11)
                                                              ----    -----    ----
                                                               (72)    (107)    (78)
Deferred:
  U.S. federal..............................................    (8)       1       7
  Foreign...................................................     2       (1)     (3)
  State.....................................................    --       --       2
                                                              ----    -----    ----
                                                                (6)      --       6
                                                              ----    -----    ----
                                                              $(78)   $(107)   $(72)
                                                              ====    =====    ====

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

7. INCOME TAXES, CONTINUED:
     The United States and foreign components of earnings, for tax reporting purposes, before minority interest and income taxes follows:

                                                              1998     1997     1996
                                                              -----    -----    -----
                                                               (DOLLARS IN MILLIONS)
United States...............................................  $213     $228     $155
Foreign.....................................................     2       36       25
                                                              ----     ----     ----
                                                              $215     $264     $180
                                                              ====     ====     ====

     A reconciliation of the actual (provision) benefit for income taxes and the tax computed by applying the U.S. federal rate (35%) to the earnings before minority interest and income taxes for the three years ended December 26, 1998 follows:

                                                              1998    1997     1996
                                                              ----    -----    ----
                                                              (DOLLARS IN MILLIONS)
Computed tax at statutory rate..............................  $(75)   $ (92)   $(63)
State income taxes..........................................    (7)      (8)     (6)
Prior year tax adjustments..................................    --       (5)     (4)
Other.......................................................     4       (2)      1
                                                              ----    -----    ----
                                                              $(78)   $(107)   $(72)
                                                              ====    =====    ====

     Possible taxes, beyond those provided, on remittances of undistributed earnings of foreign subsidiaries, are not expected to be material.

     The components of the net deferred tax assets for the years ended December 26, 1998 and December 27, 1997 were as follows:

                                                               1998           1997
                                                              -------        -------
                                                              (DOLLARS IN MILLIONS)
Deferred tax assets:
  Construction accounting...................................    $27            $27
  Investments in construction joint ventures................     27             25
  Insurance claims..........................................     33             31
  Compensation -- retirement benefits.......................      8              8
  Other.....................................................      2              6
                                                                ---            ---
Total deferred tax assets...................................     97             97
Deferred tax liabilities:
  Asset bases/accumulated depreciation......................     14              2
  Other.....................................................     20             22
                                                                ---            ---
Total deferred tax liabilities..............................     34             24
                                                                ---            ---
Net deferred tax assets.....................................    $63            $73
                                                                ===            ===

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

8. EMPLOYEE BENEFIT PLANS:

     The Company makes contributions, based on collective bargaining agreements related to its construction operations, to several multi-employer union pension plans. These contributions are included in the cost of revenue. Under federal law, the Company may be liable for a portion of future plan deficiencies; however, there are no known deficiencies.

     Approximately 15% of the employees of the Company are covered under the Company's profit sharing plan. The expense related to the profit sharing plan was $3 million in 1998, $5 million in 1997 and $3 million in 1996.

9. REDEEMABLE COMMON STOCK:

     Ownership of Redeemable Common Stock is restricted to certain employees conditioned upon the execution of repurchase agreements which restrict the employees from transferring the Redeemable Common Stock. The Company is generally committed to purchase all Redeemable Common Stock at the amount computed pursuant to its Restated Certificate of Incorporation. Issuances and repurchases of Redeemable Common Stock, including conversions, for the three years ended December 26, 1998, were as follows:

Balance at December 30, 1995................................   43,521,476
Shares issued in 1996.......................................    3,586,560
Shares repurchased in 1996..................................   (3,081,472)
                                                              -----------
Balance at December 28, 1996................................   44,026,564
Shares issued in 1997.......................................    3,575,696
Shares repurchased in 1997..................................   (7,072,888)
                                                              -----------
Balance at December 27, 1997................................   40,529,372
Shares issued in 1998.......................................    6,852,196
Shares repurchased in 1998..................................  (11,688,748)
                                                              -----------
Balance at December 26, 1998................................   35,692,820

10. SEGMENT AND GEOGRAPHIC DATA:

     The Company is managed and operated in two segments, Construction and Materials. The Construction segment performs services for a broad range of public and private customers primarily in North America. Construction services are performed in the following construction markets: transportation (including highways, bridges, airports, railroads and mass transit), commercial buildings, water supply, sewage and waste disposal, dams, mining, power, heat and cooling, and oil and gas. The Materials segment primarily operates in Arizona and Oregon. This segment produces construction materials including ready-mix concrete, asphalt and sand and gravel, landscaping materials and railroad ballast.

     Intersegment sales are recorded at cost. Operating earnings are comprised of net sales less all identifiable operating expenses, allocated general and administrative expenses, depreciation and amortization. Interest income, interest expense and income taxes have been excluded from segment operations. The management fee earned by the Company as described in Note 11 is excluded from the segment information that follows as it is included in other income on the Statement of Earnings and not included in operating earnings. This fee is

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

10. SEGMENT AND GEOGRAPHIC DATA, CONTINUED:
earned, however, by the Materials segment. Segment asset information has not been presented as it is not reported to or reviewed by the chief operating decision maker.

                                             1998                       1997                       1996
                                   ------------------------   ------------------------   ------------------------
SEGMENT DATA                       CONSTRUCTION   MATERIALS   CONSTRUCTION   MATERIALS   CONSTRUCTION   MATERIALS
------------                       ------------   ---------   ------------   ---------   ------------   ---------
                                                               (DOLLARS IN MILLIONS)
Revenue
  External customers.............     $3,057        $346         $2,474        $290         $2,060        $260
  Intersegment...................         --           6             --           8             --           8
                                      ------        ----         ------        ----         ------        ----
     Total Revenues..............      3,057         352          2,474         298          2,060         268
Equity earnings adjustment(1)....         --         (24)            --         (22)            --         (17)
Elimination of intersegment
  revenues.......................         --          (6)            --          (8)            --          (8)
                                      ------        ----         ------        ----         ------        ----
     Total consolidated
       revenues..................     $3,057        $322         $2,474        $268         $2,060        $243
                                      ======        ====         ======        ====         ======        ====
Depreciation and amortization....     $   64           6         $   60        $  6         $   55        $  6
                                      ======        ====         ======        ====         ======        ====
Operating Earnings...............     $  124        $ 18         $  178        $  8         $   82        $ 25
                                      ======        ====         ======        ====         ======        ====

---------------
(1) Adjust revenue of limited liability companies accounted for by the equity method.

GEOGRAPHIC DATA                                                1998      1997      1996
---------------                                               ------    ------    ------
                                                                (DOLLARS IN MILLIONS)
Revenue, by location of services provided:
  United States.............................................  $3,282    $2,572    $2,017
  Canada....................................................      77        90       175
  Other.....................................................      20        80       111
                                                              ------    ------    ------
                                                              $3,379    $2,742    $2,303
                                                              ======    ======    ======
Long-lived assets:
  United States.............................................  $  208    $  195    $  157
  Canada....................................................       4         6        13
                                                              ------    ------    ------
                                                              $  212    $  201    $  170
                                                              ======    ======    ======

11. MANAGEMENT FEES:

     The Company manages certain coal mines for Level 3. Fees for these services which are included in other income in the statement of earnings were $34 million in 1998, $32 million in 1997 and $37 million in 1996. The Company's fee is a percentage of adjusted operating earnings of the coal mines, as defined. The mines managed by the Company for Level 3 earn the majority of their revenues under long-term contracts. The remainder of the mines' sales are made on the spot market where prices are substantially lower than those of the long-term contracts. As the long-term contracts expire over the next two to five years, adjusted operating earnings at the mines will decrease substantially, thereby similarly decreasing the management fee earned by the Company.

     Additionally, the Minerals Management Service and Montana Department of Revenue have issued assessments to the Level 3 mines for the underpayment of royalties and production taxes. Level 3 is vigorously

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

11. MANAGEMENT FEES, CONTINUED:
contesting the assessments. If Level 3 pays these assessments, the payments could materially decrease future mine management fees, but will not affect fees previously received.

12. OTHER COMPREHENSIVE INCOME:

     Other comprehensive income consisted of the following:

                                                                       TAX
                                                      BEFORE TAX     BENEFIT     AFTER TAX
                                                      ----------    ---------    ---------
                                                             (DOLLARS IN MILLIONS)
FOR THE YEAR ENDED DECEMBER 28, 1996
Foreign currency translation adjustments............     $ --         $ --         $ --
                                                         ----         ----         ----
Unrealized holding loss:
  Unrealized holding losses arising during the
     period.........................................       (2)           1           (1)
  Plus reclassification adjustment for gains
     realized in net income.........................       (2)           1           (1)
                                                         ----         ----         ----
  Net unrealized losses.............................       (4)           2           (2)
                                                         ----         ----         ----
Other comprehensive income December 28, 1996........     $ (4)        $  2         $ (2)
                                                         ====         ====         ====
FOR THE YEAR ENDED DECEMBER 27, 1997
Foreign currency translation adjustments............     $ (3)        $  1         $ (2)
                                                         ----         ----         ----
Unrealized holding loss:
  Unrealized holding losses arising during the
     period.........................................      (14)           5           (9)
  Plus reclassification adjustment for gains
     realized in net income.........................       (1)          --           (1)
                                                         ----         ----         ----
  Net unrealized losses.............................      (15)           5          (10)
                                                         ----         ----         ----
Other comprehensive income December 27, 1997........     $(18)        $  6         $(12)
                                                         ====         ====         ====
FOR THE YEAR ENDED DECEMBER 26, 1998
Foreign currency translation adjustments............     $ (2)        $  1         $ (1)
                                                         ----         ----         ----
Unrealized holding loss:
  Unrealized holding losses arising during the
     period.........................................       (4)           1           (3)
  Plus reclassification adjustment for gains
     realized in net income.........................       --           --           --
                                                         ----         ----         ----
  Net unrealized losses.............................       (4)           1           (3)
                                                         ----         ----         ----
Other comprehensive income December 26, 1998........     $ (6)        $  2         $ (4)
                                                         ====         ====         ====

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

12. OTHER COMPREHENSIVE INCOME, CONTINUED:
     Accumulated other comprehensive income consisted of the following:

                                                  FOREIGN       UNREALIZED       ACCUMULATED
                                                 CURRENCY         HOLDING           OTHER
                                                TRANSLATION     GAIN/(LOSS)     COMPREHENSIVE
                                                ADJUSTMENTS    ON SECURITIES       INCOME
                                                -----------    -------------    -------------
                                                            (DOLLARS IN MILLIONS)
BALANCE AT DECEMBER 30, 1995..................      $(5)           $  1             $ (4)
Change during the year........................       --              (2)              (2)
                                                    ---            ----             ----
BALANCE AT DECEMBER 28, 1996..................       (5)             (1)              (6)
Change during the year........................       (2)            (10)             (12)
                                                    ---            ----             ----
BALANCE AT DECEMBER 27, 1997..................       (7)            (11)             (18)
Change during the year........................       (1)             (3)              (4)
                                                    ---            ----             ----
BALANCE AT DECEMBER 26, 1998..................      $(8)           $(14)            $(22)
                                                    ===            ====             ====

13. OTHER MATTERS:

     In connection with the Transaction, the Company and Level 3 entered into various agreements including a Separation Agreement, a Tax-Sharing Agreement and an amended Mine Management Agreement.

     The Separation Agreement provides for the allocation of certain risks and responsibilities between Level 3 and the Company and for cross-indemnifications that are intended to allocate financial responsibility to the Company for liabilities arising out of the construction business and to allocate to Level 3 financial responsibility for liabilities arising out of the non-construction businesses. The Separation Agreement also provides for the payment, by the Company, of a majority of the third party costs and expenses associated with the Transaction.

     Under the Tax Sharing Agreement, with respect to periods, or portions thereof, ending on or before the closing date of the Transaction, Level 3 and the Company generally will be responsible for paying the taxes relating to such periods, including any subsequent adjustments resulting from the redetermination of such tax liabilities by the applicable taxing authorities, that are allocable to the non-construction businesses and construction businesses, respectively. The Tax Sharing Agreement also provides that Level 3 and the Company will indemnify the other from certain taxes and expenses that would be assessed if the Transaction was determined to be taxable, but solely to the extent that such determination arose out of the breach by Level 3 or the Company, respectively, of certain representations made to the Internal Revenue Service in connection with the ruling issued with respect to the Transaction or made in the Tax-Sharing Agreement. If the Transaction were determined to be taxable for any other reason, those taxes ("Transaction Taxes") would be allocated 50% to Level 3 and 50% to the Company. Finally, under certain circumstances, Level 3 would make certain liquidated damage payments to the Company if the Transaction was determined to be taxable in order to take into account the fact that the Transaction is taxable to the holders of the Company's Common Stock.

     Additionally, the Mine Management Agreement, pursuant to which the Company provides mine management and related services to Level 3's coal mining operations, was amended to provide the Company with a right of offer in the event that Level 3 would determine to sell any or all of its coal mining properties. Under the right of offer, Level 3 would be required to offer to sell those properties to the Company at the price that Level 3 would seek to sell the properties to a third party. If the Company declined to purchase the properties at that price, Level 3 would be free to sell them to a third party for an amount greater than or equal to that price. If Level 3 sold the properties to a third party, thus terminating the Mine Management

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

13. OTHER MATTERS, CONTINUED:
Agreement, it would be required to pay the Company an amount equal to the discounted present value of the Mine Management Agreement, determined, if necessary, by an appraisal process.

     In 1997, the Company and a partner each invested $15 million to acquire a 96% interest in Oak Mountain Energy LLC ("Oak Mountain"). Oak Mountain then acquired the existing assets of an underground coal mine located in Alabama for approximately $18 million and assumed approximately $14 million of related liabilities. Oak Mountain used cash and $18 million of nonrecourse bank borrowings to retire the existing debt and develop and modernize the mine.

     Oak Mountain's results are consolidated with those of the Company on a pro-rata basis since the date of acquisition. Due to higher than anticipated costs in modernizing and operating the mine, Oak Mountain incurred operating losses since acquisition. Production at the mine was significantly below anticipated levels, and as a result of this and other factors, Oak Mountain fell out of compliance with certain covenants of the bank borrowings. Those events caused the Company to assess whether its investment was impaired. In 1997, the Company determined its investment in Oak Mountain was impaired and reduced the Company's investment to zero. In June 1998, the Company disposed of its investment in Oak Mountain. In 1998, the Company realized operating losses of $3 million.

     The Company and certain other defendants are party to certain litigation involving repairs to runways at Denver International Airport. In December 1998, a jury determined that the defendants were liable for compensatory and punitive damages. The Company intends to appeal the verdict. Management believes that any resulting liability, beyond that provided, should not materially affect the Company's financial position, future results of operations or future cash flows.

     The Company is involved in various other lawsuits and claims incidental to its business. Management believes that any resulting liability, beyond that provided, should not materially affect the Company's financial position, future results of operations or future cash flows.

     The Company leases various buildings and equipment under both operating and capital leases. Minimum rental payments on buildings and equipment subject to noncancellable operating leases during the next 21 years aggregate $31 million.

     It is customary in the Company's industry to use various financial instruments in the normal course of business. These instruments include items such as letters of credit. Letters of credit are conditional commitments issued on behalf of the Company in accordance with specified terms and conditions. The Company has informal arrangements with a number of banks to provide such commitments. As of December 26, 1998, the Company had outstanding letters of credit of approximately $191 million.

     In September of 1997, a Presidential Decree was issued in Indonesia affecting the construction and start-up dates for a number of private power projects. As a result of the Decree and the continued fluctuations in the value of the Indonesian currency, several projects in Indonesia for a U.S. client have been suspended. The suspension had no material impact on the Company, as substantially all payments have been received for work performed and the costs of demobilizing the project were not significant. All amounts that have been billed and received in excess of costs incurred on the suspended projects have been deferred pending final resolution of these projects with the U.S. client and its lenders.

14. SUBSEQUENT EVENTS:

     On February 28, 1999, the Company purchased the remaining 60% of Pacific Rock.

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Stockholders
Peter Kiewit Sons', Inc.

     Our audit of the consolidated financial statements referred to in our report dated March 18, 1999, except as to Note 2, Reclassifications, as to which the date is February 11, 2000, appearing on page F-2 also included an audit of the financial statement schedule appearing on page F-25. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

PricewaterhouseCoopers LLP

Omaha, Nebraska
March 18, 1999

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

                                                                     SCHEDULE II

                 VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

                                                           ADDITIONS     AMOUNTS
                                               BALANCE     CHARGED TO    CHARGED              BALANCE
                                              BEGINNING    COSTS AND        TO                END OF
                                              OF PERIOD     EXPENSES     RESERVES    OTHER    PERIOD
                                              ---------    ----------    --------    -----    -------
                                                               (DOLLARS IN MILLIONS)
YEAR ENDED DECEMBER 26, 1998
Allowance for doubtful trade accounts.......     $ 9          $--          $ (4)      $--       $ 5
Reserves:
  Insurance claims..........................      76           15           (10)      --         81
YEAR ENDED DECEMBER 27, 1997
Allowance for doubtful trade accounts.......     $17          $ 3          $(11)      $--       $ 9
Reserves:
  Insurance claims..........................      81            7           (12)      --         76
YEAR ENDED DECEMBER 28, 1996
Allowance for doubtful trade accounts.......     $10          $12          $ (5)      $--       $17
Reserves:
  Insurance claims..........................      79           22           (20)      --         81

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

                 CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
                                  (UNAUDITED)

                                                  THREE MONTHS ENDED        NINE MONTHS ENDED
                                                     SEPTEMBER 30,            SEPTEMBER 30,
                                                  -------------------      --------------------
                                                   1999         1998        1999         1998
                                                  -------      ------      -------      -------
                                                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
Revenue.........................................  $1,067       $ 954       $ 2,842      $ 2,513
Cost of Revenue.................................    (971)       (871)       (2,630)      (2,331)
                                                  ------       -----       -------      -------
                                                      96          83           212          182
General and Administrative Expenses.............     (34)        (33)         (109)        (111)
                                                  ------       -----       -------      -------
Operating Earnings..............................      62          50           103           71
Other Income (Expense):
  Investment (Loss) Income and Equity
     Earnings...................................     (14)          5            (7)          13
  Interest Expense..............................      (1)         (1)           (2)          (2)
  Other, net....................................      11          21            42           49
                                                  ------       -----       -------      -------
                                                      (4)         25            33           60
                                                  ------       -----       -------      -------
Earnings Before Income Taxes....................      58          75           136          131
Provision for Income Taxes......................     (23)        (30)          (54)         (52)
                                                  ------       -----       -------      -------
Net Earnings....................................  $   35       $  45       $    82      $    79
                                                  ======       =====       =======      =======
Net Earnings per Share:
  Basic.........................................  $ 1.00       $1.28       $  2.40      $  2.41
                                                  ======       =====       =======      =======
  Diluted.......................................  $  .98       $1.27       $  2.35      $  2.38
                                                  ======       =====       =======      =======

     See accompanying notes to consolidated condensed financial statements.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

                      CONSOLIDATED CONDENSED BALANCE SHEET
                                  (UNAUDITED)

                                                              SEPTEMBER 30,
                                                                  1999
                                                              -------------
                                                               (DOLLARS IN
                                                                MILLIONS)
ASSETS
Current Assets:
  Cash and cash equivalents.................................     $  306
  Marketable securities.....................................         12
  Receivables, less allowance of $4.........................        513
  Unbilled contract revenue.................................        134
  Contract costs in excess of related revenue...............         30
  Investment in construction joint ventures.................        175
  Deferred income taxes.....................................         75
  Other.....................................................         21
                                                                 ------
Total Current Assets........................................      1,266
Property, Plant and Equipment, less accumulated depreciation
  and amortization of $504..................................        236
Other Assets................................................        106
                                                                 ------
                                                                 $1,608
                                                                 ======
LIABILITIES AND REDEEMABLE COMMON STOCK
Current Liabilities:
  Accounts payable, including retainage of $54..............     $  207
  Current portion of long-term debt.........................          3
  Accrued costs on construction contracts...................        216
  Billings in excess of related costs and earnings..........        173
  Accrued insurance costs...................................         89
  Other.....................................................         58
                                                                 ------
Total Current Liabilities...................................        746
Long-term Debt, less current portion........................         14
Other Liabilities...........................................         69
Minority Interest...........................................         12
                                                                 ------
Total Liabilities...........................................        841

Redeemable Common Stock ($546 million aggregate redemption
  value):
  Common stock, par $0.01; and 34,892,418 shares
     outstanding............................................         --
  Additional paid in capital................................        175
  Accumulated other comprehensive income....................         (6)
  Retained earnings.........................................        598
                                                                 ------
Total Redeemable Common Stock...............................        767
                                                                 ------
                                                                 $1,608
                                                                 ======

     See accompanying notes to consolidated condensed financial statements.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

                CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                               NINE MONTHS
                                                                  ENDED
                                                              SEPTEMBER 30,
                                                              -------------
                                                              1999    1998
                                                              ----    -----
                                                               (DOLLARS IN
                                                                MILLIONS)
Cash flows from operations:
  Net cash provided by operations...........................  $193    $ 162
Cash flows from investing activities:
  Proceeds from sales and maturities of marketable
     securities.............................................     1       19
  Purchases of marketable securities........................    (4)      (7)
  Proceeds from sales of property, plant and equipment......    22       21
  Acquisitions, net of cash acquired........................   (36)      (3)
  Capital expenditures......................................   (45)     (75)
                                                              ----    -----
     Net cash used in investing activities..................   (62)     (45)
Cash flows from financing activities:
  Net payments on short-term debt...........................    --       (5)
  Payments on long-term debt................................   (22)      --
  Issuance of common stock..................................    25       67
  Repurchases of common stock...............................   (39)     (29)
  Dividends paid............................................   (16)     (13)
  Exchange of Class C Stock for Class D Stock, net..........    --     (122)
                                                              ----    -----
     Net cash used in financing activities..................   (52)    (102)
                                                              ----    -----
Net increase in cash and cash equivalents...................    79       15
Cash and cash equivalents at beginning of period............   227      232
                                                              ----    -----
Cash and cash equivalents at end of period..................  $306    $ 247
                                                              ====    =====

     See accompanying notes to consolidated condensed financial statements.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION:

     Peter Kiewit Sons', Inc. (the "Company") was formed by its former parent, Level 3 Communications, Inc. (formerly Peter Kiewit Sons', Inc.) ("Level 3"), in connection with a transaction (the "Transaction") intended to separate the construction and materials businesses and the diversified business of Level 3 into two independent companies. On March 31, 1998, pursuant to the terms of a Separation Agreement between the Company, Level 3 and certain other parties (the "Separation Agreement"), Level 3 consummated the Transaction by: (i) transferring 100 shares of the $100 par value common stock ("KCG Stock") of Kiewit Construction Group Inc. ("KCG"), representing all of the issued and outstanding shares of KCG Stock, as well as certain other assets and liabilities related to the construction and materials businesses which together comprised the Construction and Mining Group (the "Construction & Mining Group"), to the Company in exchange for 30,711,680 shares of the $.01 par value common stock of the Company ("Common Stock") (125 million shares authorized) and (ii) distributing 100% of its shares of the Common Stock to the holders of Level 3's $0.0625 par value Class C Construction & Mining Group Restricted Redeemable Convertible Exchangeable Common Stock ("Class C Stock") as of March 31, 1998, in exchange for such shares of Class C Stock. Prior to the Transaction, the Company was a wholly-owned subsidiary of Level 3. As a result of the Transaction, the Company is now primarily owned by the former holders of Level 3's Class C Stock. Prior to consummation of the Transaction, Level 3's Class C Common Stock was convertible into Level 3's $0.0625 par value Class D Diversified Group Common Stock ("Class D Stock"). As the Construction & Mining Group comprised all of the net assets and operations of the Company, at the time of the Transaction, the Construction & Mining Group is the Company's predecessor. Thus, the term "the Company", as used herein, refers to Peter Kiewit Sons', Inc., its predecessor, and its consolidated subsidiaries.

     All other financial statements contained herein are unaudited and, in the opinion of management, contain all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of financial position and results of operations for the periods presented. The Company's accounting policies and certain other disclosures are set forth in the notes to the consolidated financial statements contained in the Company's Annual Report on Form 10-K.

     Receivables at September 30, 1999 and December 26, 1998 include approximately $97 million and $86 million of retainage on uncompleted projects, the majority of which is expected to be collected within one year. Included in the retainage amounts are $26 million and $26 million of securities which are being held by the owners of various construction projects in lieu of retainage. Also included in accounts receivable are $15 million and $15 million of securities held by the owners which are now due as the contracts are completed. These securities are carried at fair value which is determined based on quoted market prices for the securities on hand or for similar investments. Net unrealized holding gains and losses, if any, are reported as a separate component of accumulated other comprehensive income, net of tax.

     The results of operations for the nine months ended September 30, 1999 are not necessarily indicative of the results to be expected for the full year.

     When appropriate, items within the consolidated condensed financial statements have been reclassified in the previous periods to conform to current year presentation.

2. EARNINGS PER SHARE:

     Basic earnings per share have been computed using the weighted average number of shares outstanding during each period. Diluted earnings give effect to convertible debentures considered to be dilutive common stock equivalents. Dilutive potential common shares are calculated in accordance with the "if converted" method. This method assumes that the after-tax interest expense associated with the debentures is an addition to income and the debentures are converted into equity with the resulting common shares being aggregated with the weighted average shares outstanding.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

2. EARNINGS PER SHARE, CONTINUED:

                                              THREE MONTHS ENDED    NINE MONTHS ENDED
                                                SEPTEMBER 30,         SEPTEMBER 30,
                                              ------------------    ------------------
                                               1999       1998       1999       1998
                                              -------    -------    -------    -------
Net earnings available to common
  stockholders (in millions)................  $    35    $    45    $    82    $    79
Add: Interest expense, net of tax effect,
  associated with convertible debentures....        *          *          *          *
                                              -------    -------    -------    -------
Net earnings for diluted shares.............  $    35    $    45    $    82    $    79
                                              =======    =======    =======    =======
Total number of weighted average shares
  outstanding used to compute basic earnings
  per share (in thousands)..................   34,932     35,104     34,119     32,668
Additional dilutive shares assuming
  conversion of convertible debentures......      700        360        705        360
                                              -------    -------    -------    -------
Total number of shares used to compute
  diluted earnings per share................   35,632     35,464     34,824     33,028
                                              =======    =======    =======    =======
Net earnings
  Basic earnings per share..................  $  1.00    $  1.28    $  2.40    $  2.41
  Diluted earnings per share................  $   .98    $  1.27    $  2.35    $  2.38

---------------
* Interest expense attributable to convertible debentures was less than $.5 million.

     On January 11, 1999, the Company declared a four-for-one stock split in the form of a stock dividend of three shares of Common Stock for each share of Common Stock issued and outstanding, payable on January 15, 1999. All share and per share amounts for all periods presented have been retroactively restated to reflect the stock split.

3. COMPREHENSIVE INCOME:

     Comprehensive income includes net earnings, unrealized gains (losses) on securities and foreign currency translation adjustments which are charged or credited to the cumulative translation account within Redeemable Common Stock. Comprehensive income for the three months and nine months ended September 30, 1999 and 1998 was as follows:

                                                            THREE MONTHS      NINE MONTHS
                                                               ENDED             ENDED
                                                           SEPTEMBER 30,     SEPTEMBER 30,
                                                           --------------    --------------
                                                           1999     1998     1999     1998
                                                           -----    -----    -----    -----
                                                                (DOLLARS IN MILLIONS)
Net Earnings...........................................     $35      $45      $82      $79
Other comprehensive income, before tax:
  Foreign currency translation adjustments.............      (1)      (3)       3       (3)
  Unrealized gains arising during period...............       5       --        3       --
  Reclassification adjustments for losses included in
     net earnings......................................      18       --       18       --
  Income tax (expense) benefit related to items of
     other comprehensive income........................      (7)       1       (8)       1
                                                            ---      ---      ---      ---
Comprehensive Income...................................     $50      $43      $98      $77
                                                            ===      ===      ===      ===

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

4. SEGMENT DATA:

     The Company is managed and operated in two segments, Construction and Materials. The Construction segment performs services for a broad range of public and private customers primarily in North America. Construction services are performed in the following construction markets: transportation (including highways, bridges, airports, railroads and mass transit), commercial buildings, water supply, sewage and waste disposal, dams, mining, power, telecommunication infrastructure, heating and cooling, and oil and gas. The Materials segment primarily operates in the Southwest and Northwest portions of the United States. This segment produces construction materials including ready-mix concrete, asphalt, sand and gravel, landscaping materials and railroad ballast.

     Intersegment sales are recorded at cost. Operating earnings is comprised of net sales less all identifiable operating expenses, allocated general and administrative expenses, depreciation and amortization. Investment income, interest expense, other income and income taxes have been excluded from segment operations.

                                                                  ELIMINATION       EQUITY
                                                                       OF          EARNINGS        TOTAL
                          EXTERNAL    INTERSEGMENT     TOTAL      INTERSEGMENT    ADJUSTMENT    CONSOLIDATED    OPERATING
                          REVENUES      REVENUES      REVENUES      REVENUES         (1)          REVENUES      EARNINGS
                          --------    ------------    --------    ------------    ----------    ------------    ---------
                                                               (DOLLARS IN MILLIONS)
NINE MONTHS ENDED
  9/30/99
Construction............   $2,526          $--         $2,526         $--            $ --          $2,526          $78
Materials...............   $  316          $6          $  322         $(6)           $ --          $  316          $25
THREE MONTHS ENDED
  9/30/99
Construction............   $  957          $--         $  957         $--            $ --          $  957          $50
Materials...............   $  110          $6          $  116         $(6)           $ --          $  110          $12
NINE MONTHS ENDED
  9/30/98
Construction............   $2,277          $--         $2,277         $--            $ --          $2,277          $60
Materials...............   $  256          $7          $  263         $(7)           $(20)         $  236          $11
THREE MONTHS ENDED
  9/30/98
Construction............   $  871          $--         $  871         $--            $ --          $  871          $44
Materials...............   $   92          $3          $   95         $(3)           $ (9)         $   83          $ 6

---------------
(1) Adjusts revenue of limited liability companies accounted for by the equity method.

5. OTHER MATTERS:

     In connection with the Transaction, the Company and Level 3 entered into various agreements including a Separation Agreement, a Tax Sharing Agreement and an Amended Mine Management Agreement.

     The Separation Agreement provides for the allocation of certain risks and responsibilities between Level 3 and the Company and for cross-indemnifications that are intended to allocate financial responsibility to the Company for liabilities arising out of the construction business and to allocate to Level 3 financial responsibility for liabilities arising out of the non-construction businesses. The Separation Agreement also provides for the payment, by the Company, of a majority of the third party costs and expenses associated with the Transaction.

     Under the Tax Sharing Agreement, with respect to periods, or portions thereof, ending on or before the closing date of the Transaction, Level 3 and the Company generally will be responsible for paying the taxes relating to such periods, including any subsequent adjustments resulting from the redetermination of such tax

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

5. OTHER MATTERS, CONTINUED:
liabilities by the applicable taxing authorities, that are allocable to the non-construction businesses and construction business, respectively. The Tax Sharing Agreement also provides that Level 3 and the Company will indemnify each other from certain taxes and expenses that would be assessed if the Transaction was determined to be taxable, but solely to the extent that such determination arose out of the breach by Level 3 or the Company, respectively, of certain representations made to the Internal Revenue Service in connection with the ruling issued with respect to the Transaction or made in the Tax Sharing Agreement. If the Transaction was determined to be taxable for any other reason, those taxes would be allocated 50% to Level 3 and 50% to the Company. Finally, under certain circumstances, Level 3 would make certain liquidated damages payments to the Company if the Transaction was determined to be taxable in order to take into account the fact that the Transaction is taxable to the holders of Common Stock.

     Additionally, the Mine Management Agreement, pursuant to which the Company provides mine management and related services to Level 3's coal mining operations, was amended to provide the Company with a right of offer in the event that Level 3 was to determine to sell any or all of its coal mining properties. Under the right of offer, Level 3 would be required to offer to sell those properties to the Company at the price that Level 3 would seek to sell the properties to a third party. If the Company were to decline to purchase the properties at that price, Level 3 would be free to sell them to a third party for an amount greater than or equal to that price. If Level 3 were to sell the properties to a third party, thus terminating the Mine Management Agreement, it would be required to pay the Company an amount equal to the discounted present value of the Mine Management Agreement, determined, if necessary, by an appraisal process.

     On February 28, 1999, the Company purchased the remaining 60% of a materials operation in the Portland, Oregon/Vancouver, Washington area. Goodwill recognized on the purchase is being amortized over 20 years. Had the results of operations of this acquisition been consolidated for the periods presented, there would have been no material impact to the Company's results.

     The Company and certain other defendants are party to certain litigation involving repairs to runways at Denver International Airport. In December 1998, a jury determined that the defendants were liable for compensatory and punitive damages. The Company intends to appeal the verdict. Management believes that any resulting liability, beyond that provided, should not materially affect the Company's financial position, future results of operations or future cash flows.

     The Company is involved in various other lawsuits and claims incidental to its business. Management believes that any resulting liability, beyond that provided, should not materially affect the Company's financial position, future results of operations or future cash flows.

                   KIEWIT MATERIALS COMPANY AND SUBSIDIARIES

         INDEX TO FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULE

                                                              PAGES
                                                              -----
Reports of Independent Accountants..........................   F-34
Consolidated Financial Statements as of December 26, 1998
  and December 27, 1997 and for the three years in the
  period ended December 26, 1998:
Consolidated Statements of Earnings.........................   F-37
Consolidated Balance Sheets.................................   F-38
Consolidated Statements of Cash Flows.......................   F-39
Consolidated Statements of Stockholder's Equity and
  Comprehensive Income......................................   F-40
Notes to Consolidated Financial Statements..................   F-41
Report of Independent Accountants on Consolidated Financial
  Schedule..................................................   F-53
Consolidated Financial Statement Schedule for the three
  years in the period ended December 26, 1998...............   F-54
Consolidated Condensed Financial Statements as of September
  30, 1999 and for the three and nine months ended September
  30, 1999 and 1998:
Consolidated Condensed Statements of Earnings...............   F-55
Consolidated Condensed Balance Sheet........................   F-56
Consolidated Condensed Statements of Cash Flows.............   F-57
Notes to Consolidated Condensed Financial Statements........   F-58

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Stockholder
Kiewit Materials Company

     In our opinion, based on our audits and the reports of other auditors, the accompanying consolidated balance sheets and the related consolidated statements of earnings, changes in stockholder's equity and comprehensive income, and cash flows present fairly, in all material respects, the financial position of Kiewit Materials Company and its subsidiaries (the "Company") at December 26, 1998 and December 27, 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 26, 1998 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Granite Canyon Joint Venture, Pacific Rock Products, L.L.C. and Pacific Rock Products Trucking, L.L.C. (formerly River City Machinery, L.L.C.) the investments in which comprise $15,615,740 and $15,181,461 of the Company's total assets as of December 26, 1998 and December 27, 1997, respectively and $8,190,779, $6,243,716 and
$4,906,330 of the Company's earnings before income taxes for each of the three years in the period ended December 26, 1998. Those statements were audited by other auditors whose reports thereon have been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for Granite Canyon Joint Venture, Pacific Rock Products, L.L.C. and Pacific Rock Products Trucking, L.L.C. (formerly River City Machinery, L.L.C.), is based solely on the reports of the other auditors. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

Omaha, Nebraska
February 11, 2000

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Management Committee of
Granite Canyon Quarry

We have audited the balance sheets of GRANITE CANYON QUARRY (the "Venture") as of December 31, 1998 and 1997, and the related statements of income, changes in venturers' capital and cash flows for the years then ended (not presented herein). These financial statements are the responsibility of the Venture's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Granite Canyon Quarry as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Denver, Colorado,
March 29, 1999.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Management Committee of
Granite Canyon Quarry

We have audited the balance sheets of GRANITE CANYON QUARRY (the "Venture") as of December 31, 1997 and 1996, and the related statements of income, changes in venturers' capital and cash flows for the years then ended (not presented herein). These financial statements are the responsibility of the Venture's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Granite Canyon Quarry as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Denver, Colorado,
March 4, 1998.

                   KIEWIT MATERIALS COMPANY AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF EARNINGS
                  FOR THE THREE YEARS ENDED DECEMBER 26, 1998

                                                    1998             1997             1996
                                                -------------    -------------    -------------
Revenue.......................................  $ 333,060,002    $ 277,308,896    $ 246,083,386
Cost of revenue...............................   (286,046,917)    (231,304,212)    (204,510,622)
Depreciation, depletion and amortization......    (12,112,930)     (10,985,109)      (9,848,216)
                                                -------------    -------------    -------------
                                                   34,900,155       35,019,575       31,724,548
General and administrative expenses...........    (19,062,488)     (16,227,521)     (14,920,323)
                                                -------------    -------------    -------------
Operating earnings............................     15,837,667       18,792,054       16,804,225
Other income (expense):
  Investment income...........................      3,551,074        3,526,354        3,422,960
  Equity earnings.............................      5,599,268        4,272,210        2,391,724
  Interest expense............................       (934,888)        (547,704)        (930,018)
  Gain on sale of property, plant and
     equipment, net...........................        853,436        1,005,530        1,364,381
  Other.......................................        323,322          299,003          207,649
                                                -------------    -------------    -------------
                                                    9,392,212        8,555,393        6,456,696
                                                -------------    -------------    -------------
Earnings before income taxes and minority
  interests...................................     25,229,879       27,347,447       23,260,921
Minority interests in (earnings) losses of
  subsidiaries................................        (58,101)          52,277               --
Income tax expense............................     (9,793,440)     (10,857,416)      (9,056,640)
                                                -------------    -------------    -------------
Net earnings..................................  $  15,378,338    $  16,542,308    $  14,204,281
                                                =============    =============    =============
Net earnings per share:
  Basic and diluted...........................  $     153,783    $     165,423    $     142,043
                                                =============    =============    =============

          See accompanying notes to consolidated financial statements.

                   KIEWIT MATERIALS COMPANY AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                    DECEMBER 26, 1998 AND DECEMBER 27, 1997

                                                                  1998            1997
                                                              ------------    ------------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 65,601,870    $ 48,021,924
  Marketable securities.....................................     2,584,050       3,324,482
  Accounts receivable:
     Trade, net of allowance for doubtful accounts of
       $780,445 and $784,904................................    40,529,060      36,435,225
     Affiliates.............................................       292,108         752,904
                                                              ------------    ------------
  Total accounts receivable.................................    40,821,168      37,188,129
  Inventories...............................................     7,766,988       7,148,503
  Deferred income taxes.....................................     2,855,000       3,191,000
  Other.....................................................     2,200,369       1,441,228
                                                              ------------    ------------
     Total current assets...................................   121,829,445     100,315,266
Property, plant and equipment at cost.......................   145,892,746     132,078,621
  Less accumulated depreciation.............................    86,454,443      75,702,488
                                                              ------------    ------------
Net property, plant and equipment...........................    59,438,303      56,376,133
Investments and other assets................................    25,785,949      25,007,790
                                                              ------------    ------------
                                                              $207,053,697    $181,699,189
                                                              ============    ============
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable:
     Trade..................................................  $ 22,913,995    $ 18,913,479
     Affiliates.............................................    14,675,013      13,237,610
                                                              ------------    ------------
  Total accounts payable....................................    37,589,008      32,151,089
  Current portion of long-term debt.........................       739,965         386,873
  Accrued payroll and payroll taxes.........................     5,787,804       3,652,358
  Accrued insurance costs...................................     5,626,346       4,833,829
  Income taxes payable -- parent company....................     5,559,111       5,926,548
  Other.....................................................     2,040,055       2,230,553
                                                              ------------    ------------
     Total current liabilities..............................    57,342,289      49,181,250
Long-term debt, less current portion........................       760,834       1,492,345
Deferred income taxes.......................................     6,606,000       6,149,000
Other liabilities...........................................     2,762,503       3,009,073
Minority interest...........................................       295,044         236,943
Stockholder's equity:
  Common stock of $.01 par value. 100 shares authorized,
     issued and outstanding.................................             1               1
  Additional paid-in capital................................    82,466,491      80,121,548
  Accumulated other comprehensive income....................      (456,172)       (389,340)
  Retained earnings.........................................    57,276,707      41,898,369
                                                              ------------    ------------
Total stockholder's equity..................................   139,287,027     121,630,578
                                                              ------------    ------------
                                                              $207,053,697    $181,699,189
                                                              ============    ============

          See accompanying notes to consolidated financial statements.

                   KIEWIT MATERIALS COMPANY AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  FOR THE THREE YEARS ENDED DECEMBER 26, 1998

                                                       1998            1997            1996
                                                   ------------    ------------    ------------
Cash flows from operating activities:
  Net earnings...................................  $ 15,378,338    $ 16,542,308    $ 14,204,281
  Adjustments to reconcile net earnings to net
     cash provided by operating activities:
     Depreciation, depletion and amortization....    12,112,930      10,985,109       9,848,216
     Gain on sale of property, plant and
       equipment, net............................      (853,436)     (1,005,530)     (1,364,381)
     Gain on sale of securities..................       (25,714)             --              --
     Deferred income taxes.......................       707,000       1,038,000         243,000
     Undistributed equity earnings...............    (1,078,437)     (4,246,212)     (1,360,199)
     Minority interest in earnings (losses)......        58,101         (52,277)             --
     Change in operating assets and liabilities:
       Accounts receivable.......................    (3,548,729)     (6,263,241)     (2,262,418)
       Inventories...............................      (163,240)       (278,122)       (679,440)
       Other assets..............................      (749,466)       (469,808)      1,139,721
       Accounts payable..........................     5,437,919      13,316,821       4,016,072
       Accrued payroll and other.................     2,135,446        (111,141)       (456,281)
       Accrued insurance cost....................       792,517         327,575         251,989
       Income taxes payable......................      (367,437)        (87,334)       (733,981)
       Other liabilities.........................      (206,800)     (1,220,587)       (867,319)
                                                   ------------    ------------    ------------
Net cash provided by operating activities........    29,628,992      28,475,561      21,979,260
Cash flows from investing activities:
  Proceeds from sale of property, plant and
     equipment...................................     1,448,503       1,304,334       2,140,466
  Capital expenditures...........................   (13,351,000)    (20,213,136)    (12,711,802)
  Purchases of marketable securities.............       (16,874)        (43,947)        (40,598)
  Sales of marketable securities.................       760,621              --              --
  Additions to notes receivable..................    (1,837,933)       (760,642)       (129,125)
  Payments received on notes receivable..........     1,316,489         363,750         219,472
  Investments and acquisitions...................    (2,136,356)     (8,132,363)     (6,419,887)
                                                   ------------    ------------    ------------
Net cash used in investing activities............   (13,816,550)    (27,482,004)    (16,941,474)
Cash flows from financing activities:
  Payments of long-term debt.....................      (378,419)        (86,221)             --
  Contributions by minority owner................            --         209,445              --
  Contributions from parent......................     2,145,923      10,713,084       7,325,251
  Dividends......................................            --     (13,970,000)     (4,000,000)
                                                   ------------    ------------    ------------
Net cash provided by (used in) financing
  activities.....................................     1,767,504      (3,133,692)      3,325,251
                                                   ------------    ------------    ------------
Net increase (decrease) in cash and cash
  equivalents....................................    17,579,946      (2,140,135)      8,363,037
Cash and cash equivalents at beginning of year...    48,021,924      50,162,059      41,799,022
                                                   ------------    ------------    ------------
Cash and cash equivalents at end of year.........  $ 65,601,870    $ 48,021,924    $ 50,162,059
                                                   ============    ============    ============
Supplemental disclosures of cash flow
  information:
  Interest paid..................................  $    944,672    $    528,031    $    930,018
  Income taxes paid..............................     7,701,132       7,441,421       8,063,559

          See accompanying notes to consolidated financial statements.

                   KIEWIT MATERIALS COMPANY AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                            AND COMPREHENSIVE INCOME
                  FOR THE THREE YEARS ENDED DECEMBER 26, 1998

                                                           ACCUMULATED
                                            ADDITIONAL        OTHER                          TOTAL
                                   COMMON     PAID-IN     COMPREHENSIVE     RETAINED     STOCKHOLDER'S
                                   STOCK      CAPITAL        INCOME         EARNINGS        EQUITY
                                   ------   -----------   -------------   ------------   -------------
BALANCE AT DECEMBER 30, 1995.....   $ 1     $62,083,213     $ (48,757)    $ 29,477,079   $ 91,511,536
Dividends ($143,553 per share)...    --              --            --      (14,355,299)   (14,355,299)
Contribution from parent.........    --       7,325,251            --               --      7,325,251
Comprehensive income:
  Net earnings...................    --              --            --       14,204,281     14,204,281
     Other comprehensive income:
     Change in unrealized holding
       gain, net of tax..........    --              --       (47,666)              --        (47,666)
     Minimum pension liability
       adjustment................    --              --        13,472               --         13,472
                                                                                         ------------
     Total other comprehensive
       income....................                                                             (34,194)
                                                                                         ------------
Total comprehensive income.......                                                          14,170,087
                                    ---     -----------     ---------     ------------   ------------
BALANCE AT DECEMBER 28, 1996.....     1      69,408,464       (82,951)      29,326,061     98,651,575
Dividends ($39,700 per share)....    --              --            --       (3,970,000)    (3,970,000)
Contribution from parent.........    --      10,713,084            --               --     10,713,084
Comprehensive income:
  Net earnings...................    --              --            --       16,542,308     16,542,308
     Other comprehensive income:
     Change in unrealized holding
       gain, net of tax..........    --              --         8,537               --          8,537
     Minimum pension liability
       adjustment................    --              --      (314,926)              --       (314,926)
                                                                                         ------------
     Total other comprehensive
       income....................                                                            (306,389)
                                                                                         ------------
Total comprehensive income.......                                                          16,235,919
                                    ---     -----------     ---------     ------------   ------------
BALANCE AT DECEMBER 27, 1997.....     1      80,121,548      (389,340)      41,898,369    121,630,578
Contribution from parent.........    --       2,344,943            --               --      2,344,943
Comprehensive income:
  Net earnings...................    --              --            --       15,378,338     15,378,338
     Other comprehensive income:
     Change in unrealized holding
       gain, net of tax..........    --              --        (7,857)              --         (7,857)
     Minimum pension liability
       adjustment................    --              --       (58,975)              --        (58,975)
                                                                                         ------------
     Total other comprehensive
       income....................                                                             (66,832)
                                                                                         ------------
Total comprehensive income.......                                                          15,311,506
                                    ---     -----------     ---------     ------------   ------------
BALANCE AT DECEMBER 26, 1998.....   $ 1     $82,466,491     $(456,172)    $ 57,276,707   $139,287,027
                                    ===     ===========     =========     ============   ============

          See accompanying notes to consolidated financial statements.

                   KIEWIT MATERIALS COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  General:

     The consolidated financial statements include the accounts of Kiewit Materials Company ("KMC") and its subsidiaries (collectively, the "Company") and the Company's pro rata portion of the accounts of Granite Canyon Joint Venture. The Company was formed on February 2, 1999. Several affiliated operating corporations under common ownership (the "Predecessors"), each one of which is engaged in an aspect of the materials business, were combined (the "Combination") on March 1, 1999 through a series of nonmonetary contributions from KMC's parent, Peter Kiewit Sons', Inc. ("Kiewit").

     The Combination has been accounted for at historical cost in a manner similar to a pooling of interests. All material intercompany transactions have been eliminated in consolidation.

     The Company has a 52-53 week fiscal year which ends on the last Saturday in December. 1998, 1997 and 1996 were all 52 week years.

     The Company principally operates in the Southwest and Northwest portions of the United States. The Company produces and distributes construction materials including ready-mix concrete, asphalt, sand, gravel, crushed stone and railroad ballast ("materials products").

     Demand for the Company's products is subject to factors affecting the level of general construction activity including the level of interest rates, availability of funds for construction, appropriations by federal and state governments for construction, past overbuilding, labor relations in the construction industry, energy shortages, material shortages, weather, climate and other factors affecting the construction industry in general. Labor disputes in the construction industry may result in work stoppages which may interrupt sales in the affected area. Precipitation or freezing temperatures may cause a reduction in construction activity and related demand for the Company's products. During the winter months, sales and income of the Company's quarries and Northwest operations are adversely affected by the impact of inclement weather. A decrease in the level of general construction activity in any of the Company's market areas caused by any of the above factors may have a material adverse effect on the Company's sales and income derived therefrom.

  Use of Estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Revenue Recognition:

     Materials revenue, net of discounts, is recognized at the time the products are shipped and all significant contractual obligations have been satisfied.

     Construction revenue is recognized using the percentage of completion method of accounting. Under the percentage of completion method, an estimated percentage for each contract, as determined by the Company's engineering estimate based on the amount of work performed, is applied to total estimated profit. Provision is made for the entire amount of future estimated losses on contracts in progress; claims for additional contract compensation, however, are not reflected in the accounts until the year in which such claims are allowed. Revisions in cost and profit estimates during the course of the work are reflected in the accounting period in which the facts which require the revision become known. It is at least reasonably possible that cost and profit estimates will be revised in the near-term.

                   KIEWIT MATERIALS COMPANY AND SUBSIDIARIES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:
Limited Liability Companies and Joint Ventures:

     Investments in limited liability companies in which the Company exercises significant influence over operations and financial policies are accounted for by the equity method. The Company accounts for its 49% share of Granite Canyon Joint Venture on a pro rata basis.

  Inventories:

     Inventories consist primarily of raw materials, repair parts, fuel and building materials that the Company holds for use or sale in the ordinary course of business. Inventories are stated at the lower of average cost or market.

  Depreciation:

     Property, plant and equipment are recorded at cost. Depreciation is provided on a straight line method based on the following useful lives:

                                                              YEARS
                                                              -----
Buildings and improvements..................................    39
Equipment and other.........................................  5-10

  Depletion:

     Depletion of mineral properties is provided on a unit-of-extraction basis determined in relation to estimated recoverable reserves at each mineral site.

  Intangible Assets:

     Intangible assets consist principally of goodwill. These assets are amortized on a straight-line basis over the expected period of benefit, which does not exceed 20 years.

  Long Lived Assets:

     The Company reviews the carrying amount of long lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Measurement of any impairment would include a comparison of the present value of the estimated future operating cash flows anticipated to be generated during the remaining life of the assets to the net carrying value of the assets.

  Income Taxes:

     The Company is included in a consolidated income tax return. The provision for Federal income tax is computed on the separate results of operations of the Company as if a separate return was filed.

     Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

  Accrued Insurance Costs:

     The Company is self-insured for certain general, auto, and worker's compensation claims and accrues for the estimated ultimate liability for incurred losses. It is at least reasonably possible that the estimate of ultimate liability will be revised in the near-term.

                   KIEWIT MATERIALS COMPANY AND SUBSIDIARIES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:
  General and Administrative Costs:

     General and administrative costs historically recorded by Kiewit or other affiliates of the Company, but that were incurred for the benefit of the Company, have been recorded in the accompanying financial statements. These costs have been allocated to the Company based upon historical assessments of the level of effort incurred for the benefit of the Company that were used for internal reporting purposes, and have been, in management's opinion, reasonably allocated to the Company.

  Earnings Per Share:

     The basic and diluted earnings per share were calculated using the 100 shares the Company issued to its parent in March 1999 in connection with the Combination.

                                                 1998           1997           1996
                                              -----------    -----------    -----------
Net earnings available to common
  stockholders..............................  $15,378,338    $16,542,308    $14,204,281
                                              ===========    ===========    ===========
Total number of weighted average shares
  outstanding...............................          100            100            100
                                              ===========    ===========    ===========
Basic and diluted earnings per share........  $   153,783    $   165,423    $   142,043
                                              ===========    ===========    ===========

  Recent Pronouncements:

     In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", which establishes accounting and reporting standards for derivative instruments and for hedging activities. This statement is effective for all fiscal years beginning after June 15, 2000. Management does not expect adoption of this statement to materially affect the Company's financial statements as the Company has no derivative instruments or hedging activities.

2. FINANCIAL INSTRUMENTS:

     The following methods and assumptions were used to determine classification and fair values of financial instruments:

  Cash and Cash Equivalents:

     Cash and cash equivalents are stated at cost, which approximates fair value. Cash equivalents generally consist of highly liquid instruments purchased with a maturity of three months or less and cash deposited with Kiewit Construction Company ("KCC"), an indirect subsidiary of Kiewit. The Company's deposits with KCC are commingled with the funds of other affiliated companies for investment purposes and are available for withdrawal upon demand. These deposits earn interest at a rate based on LIBOR. The Company's net deposits totaled $54,520,320 and $42,145,567 in 1998 and 1997.

  Marketable Securities:

     The Company has classified all marketable securities as available-for-sale. The amortized cost of the securities used in computing unrealized and realized gains and losses are determined by specific identification. Fair values are estimated based on quoted market prices for the securities on hand or similar investments. Net unrealized holding gains and losses, if any, are reported as a separate component of accumulated other comprehensive income, net of tax.

                   KIEWIT MATERIALS COMPANY AND SUBSIDIARIES

2. FINANCIAL INSTRUMENTS, CONTINUED:
     At December 26, 1998 and December 27, 1997, the cost, estimated fair values and unrealized holding gains of the Company's marketable securities are as follows:

                                                                UNREALIZED
                                                  AMORTIZED      HOLDING         FAIR
                                                     COST          GAIN         VALUE
                                                  ----------    ----------    ----------
1998:
U.S. debt securities............................  $2,541,925     $42,125      $2,584,050
                                                  ==========     =======      ==========
1997:
U.S. debt securities............................  $2,551,599     $30,201      $2,581,800
Intermediate-term bond mutual funds.............     718,033      24,649         742,682
                                                  ----------     -------      ----------
                                                  $3,269,632     $54,850      $3,324,482
                                                  ==========     =======      ==========

     Realized gain on sale of marketable securities was $25,714 in 1998 and $0 in 1997 and 1996.

     All debt securities mature within one to five years.

  Long-term debt:

     The fair value of debt was estimated using the incremental borrowing rates of the Company for debt of the same remaining maturities and approximates the carrying amount.

3. INVENTORIES:

     Inventories consist of the following:

                                                         1998          1997
                                                      ----------    ----------
Raw materials.......................................  $6,573,036    $5,538,887
Other...............................................   1,193,952     1,609,616
                                                      ----------    ----------
                                                      $7,766,988    $7,148,503
                                                      ==========    ==========

4. PROPERTY, PLANT AND EQUIPMENT:

     Property, plant and equipment consists of the following:

                                                       1998           1997
                                                    -----------    -----------
Land and mineral properties.......................  $ 6,178,777    $ 6,656,421
Buildings and improvements........................      944,342        676,208
Equipment and other...............................   52,315,184     49,043,504
                                                    -----------    -----------
                                                    $59,438,303    $56,376,133
                                                    ===========    ===========

                   KIEWIT MATERIALS COMPANY AND SUBSIDIARIES

5. INVESTMENT AND OTHER ASSETS:

     Investments and other assets consists of the following:

                                                       1998           1997
                                                    -----------    -----------
Investment in limited liability companies.........  $10,724,511    $ 9,525,242
Intangible assets, principally goodwill, net of
  accumulated amortization of $4,169,800 and
  $3,018,561......................................   13,974,896     14,857,921
Notes receivable..................................      521,218         61,394
Other.............................................      565,324        563,233
                                                    -----------    -----------
                                                    $25,785,949    $25,007,790
                                                    ===========    ===========

     The Company's investment in limited liability companies is comprised of a 40% interest in Pacific Rock Products, L.L.C. and a 40% interest in Pacific Rock Products Trucking, L.L.C. (formerly River City Machinery, L.L.C.). Pacific Rock Products, L.L.C. is engaged in the production and distribution of materials products. Pacific Rock Products Trucking, L.L.C. rents equipment to affiliated companies.

6. EMPLOYEE BENEFIT PLANS:

     The Company makes contributions based on collective bargaining agreements to several multi-employer union pension plans. These contributions are included in cost of revenue. Under federal law, the Company may be liable for a portion of future plan deficiencies; however, there are no known deficiencies.

     Approximately 10% of the employees of the Company are covered under the Kiewit profit sharing plan. The expense related to the profit sharing plan was $447,795, $617,784 and $456,075 in 1998, 1997 and 1996, respectively.

     The Company sponsors a defined benefit pension plan covering certain union employees. Benefits are based on negotiated rates multiplied by years of service. It is the Company's policy to make contributions to these plans sufficient to meet minimum funding requirements of the applicable laws and regulations, plus such additional amounts, if any, as the Company's actuarial consultants advise to be appropriate. Plan assets consist principally of fixed income instruments, equity securities and cash equivalents.

                   KIEWIT MATERIALS COMPANY AND SUBSIDIARIES

6. EMPLOYEE BENEFIT PLANS, CONTINUED:

                                                                1998           1997
                                                             -----------    ----------
Change in benefit obligation:
  Benefit obligation at beginning of year..................  $ 3,174,787    $2,038,747
  Service cost.............................................      974,369       762,450
  Interest cost............................................      226,788       156,768
  Actuarial loss...........................................      577,594       324,339
  Benefits paid............................................     (154,300)     (107,517)
                                                             -----------    ----------
Benefit obligation at end of year..........................    4,799,238     3,174,787
Change in plan assets:
  Fair value of plan assets at beginning of year...........    2,821,262     1,267,198
  Actual return on plan assets.............................      673,916       (24,212)
  Employer contribution....................................           --     1,685,793
  Benefits paid............................................     (154,300)     (107,517)
                                                             -----------    ----------
Fair value of plan assets at end of year...................    3,340,878     2,821,262
                                                             -----------    ----------
Funded status..............................................   (1,458,360)     (353,525)
Unrecognized net actuarial loss............................      741,822       651,091
Unrecognized prior service cost............................      183,216       205,489
                                                             -----------    ----------
(Accrued) prepaid benefit cost.............................  $  (533,322)   $  503,055
                                                             ===========    ==========
Amounts recognized in the statement of financial position
  consist of:
  Prepaid benefit cost.....................................  $        --    $  503,055
  Accrued benefit liability................................   (1,458,360)     (856,580)
  Intangible asset.........................................      183,216       205,489
  Accumulated other comprehensive income...................      741,822       651,091
                                                             -----------    ----------
Net amount recognized......................................  $  (533,322)   $  503,055
                                                             ===========    ==========

                                                          1998         1997         1996
                                                       ----------    ---------    --------
     Weighted-average assumptions as of year end:
       Discount rate.................................     6.5%         7.0%         7.5%
       Expected return on plan assets................     8.0%         8.0%         8.0%
     Components of net periodic benefit cost:
       Service cost..................................  $  974,369    $ 762,450    $747,297
       Interest cost.................................     226,788      156,768     110,866
       Expected return on plan assets................    (224,321)    (145,444)    (68,194)
       Amortization of prior service cost............      22,273       22,273      21,494
       Recognized net actuarial loss.................      37,268          968      15,320
                                                       ----------    ---------    --------
     Net periodic benefit cost.......................  $1,036,377    $ 797,015    $826,783
                                                       ==========    =========    ========

     The projected benefit obligation, accumulated benefit obligation and fair value of plan assets for the pension plan with accumulated benefit obligations in excess of plan assets were $4,799,238, $4,799,238 and $3,340,878, respectively, as of December 26, 1998 and $3,174,787, $3,174,787 and $2,821,262,
respectively, as of December 27, 1997.

                   KIEWIT MATERIALS COMPANY AND SUBSIDIARIES

7. LONG-TERM DEBT:

     Long-term debt consists of the following:

                                                                 1998          1997
                                                              ----------    ----------
7% note payable quarterly to 2003...........................  $  430,429    $  500,000
9.25% notes payable quarterly to 2003.......................     304,830       343,335
9.5% note payable monthly to 2002...........................     205,228       257,577
Other.......................................................     560,312       778,306
                                                              ----------    ----------
                                                               1,500,799     1,879,218
Less current portion........................................     739,965       386,873
                                                              ----------    ----------
                                                              $  760,834    $1,492,345
                                                              ==========    ==========

     Long-term debt repayments are due as follows:

1999.............................................  $  739,965
2000.............................................     249,180
2001.............................................     209,563
2002.............................................     136,374
2003.............................................     117,440
2004 and thereafter..............................      48,277
                                                   ----------
                                                   $1,500,799
                                                   ==========

     The 7% note payable is not collateralized and was issued as additional consideration as part of a 1997 acquisition.

     The 9.25% notes payable were collateralized by deeds of trust and were retired in February 1999.

     All remaining items of debt are collateralized by equipment and were assumed as part of the Company's 1997 acquisition of various materials operations.

                   KIEWIT MATERIALS COMPANY AND SUBSIDIARIES

8. INCOME TAXES:

     An analysis of the provision for income taxes relating to earnings before minority interest and income taxes for the three years ended December 26, 1998 follows:

                                                 FEDERAL        STATE          TOTAL
                                                ----------    ----------    -----------
1998:
Current.......................................  $6,961,899    $2,124,541    $ 9,086,440
Deferred......................................     593,000       114,000        707,000
                                                ----------    ----------    -----------
                                                $7,554,899    $2,238,541    $ 9,793,440
                                                ==========    ==========    ===========
1997:
Current.......................................  $7,643,867    $2,175,549    $ 9,819,416
Deferred......................................     833,000       205,000      1,038,000
                                                ----------    ----------    -----------
                                                $8,476,867    $2,380,549    $10,857,416
                                                ==========    ==========    ===========
1996:
Current.......................................  $6,133,095    $2,680,545    $ 8,813,640
Deferred......................................     113,000       130,000        243,000
                                                ----------    ----------    -----------
                                                $6,246,095    $2,810,545    $ 9,056,640
                                                ==========    ==========    ===========

     The actual income tax expense differs from the "expected" tax expense computed by applying the U.S. Federal corporate tax rate of 35% to earnings before minority interest and income taxes as follows:

                                                   1998          1997           1996
                                                ----------    -----------    ----------
Federal income tax expense at statutory
  rate........................................  $8,830,458    $ 9,571,606    $8,175,505
State income tax, net of Federal tax
  benefit.....................................   1,394,993      1,584,486     1,623,264
Percentage depletion..........................  (1,310,610)      (942,905)     (952,135)
Prior year adjustment.........................     521,371        496,187       (66,505)
Other.........................................     357,228        148,042       276,511
                                                ----------    -----------    ----------
                                                $9,793,440    $10,857,416    $9,056,640
                                                ==========    ===========    ==========

                   KIEWIT MATERIALS COMPANY AND SUBSIDIARIES

8. INCOME TAXES, CONTINUED:
     The components of the net deferred tax liabilities for the years ended December 26, 1998 and December 27, 1997 were as follows:

                                                               1998           1997
                                                            -----------    -----------
Deferred tax assets:
  Construction accounting.................................  $  (806,000)   $  (929,000)
  Insurance claims........................................   (2,229,000)    (1,897,000)
  Compensation and retirement benefits....................   (1,291,000)      (823,000)
  Other...................................................   (1,033,000)      (967,000)
                                                            -----------    -----------
Total deferred tax assets.................................   (5,359,000)    (4,616,000)
Deferred tax liabilities:
  Asset bases/accumulated depreciation....................    7,332,000      5,993,000
  Investments in limited liability companies/joint
     ventures.............................................    1,678,000      1,477,000
  Other...................................................      100,000        104,000
                                                            -----------    -----------
Total deferred tax liabilities............................    9,110,000      7,574,000
                                                            -----------    -----------
Net deferred tax liabilities..............................  $ 3,751,000    $ 2,958,000
                                                            ===========    ===========

9. SEGMENT REPORTING:

     The Company currently operates under one segment and all operations and long-lived assets are in the United States.

     The Company's external revenues by product for the three years ended December 26, 1998 are as follows:

                                               1998            1997            1996
                                           ------------    ------------    ------------
Aggregates (sand, gravel, crushed stone
  and railroad ballast)..................  $ 54,722,819    $ 44,388,081    $ 42,366,028
Asphalt..................................    57,862,340      75,732,891      51,472,747
Ready mix concrete.......................   209,842,986     144,908,912     139,576,346
Construction.............................    10,631,857      12,279,012      12,668,265
                                           ------------    ------------    ------------
                                           $333,060,002    $277,308,896    $246,083,386
                                           ============    ============    ============

                   KIEWIT MATERIALS COMPANY AND SUBSIDIARIES

10. OTHER COMPREHENSIVE INCOME:

     Other comprehensive income consisted of the following:

                                                                    TAX
                                                                 (EXPENSE)
                                                   BEFORE TAX    OR BENEFIT    AFTER TAX
                                                   ----------    ----------    ---------
1998:
Unrealized holding losses:
  Unrealized holding gains arising during the
     period......................................  $  11,924      $ (4,561)    $   7,363
  Plus reclassification adjustment for gains
     realized in net income......................    (24,648)        9,428       (15,220)
                                                   ---------      --------     ---------
Net unrealized losses............................  $ (12,724)     $  4,867     $  (7,857)
Minimum pension liability adjustment.............    (90,731)       31,756       (58,975)
                                                   ---------      --------     ---------
Other comprehensive income.......................  $(103,455)     $ 36,623     $ (66,832)
                                                   =========      ========     =========
1997:
Unrealized holding gain:
  Unrealized holding gains arising during the
     period......................................  $  13,825      $ (5,288)    $   8,537
Minimum pension liability adjustment.............   (484,502)      169,576      (314,926)
                                                   ---------      --------     ---------
Other comprehensive income.......................  $(470,677)     $164,288     $(306,389)
                                                   =========      ========     =========
1996:
Unrealized holding losses:
  Unrealized holding losses arising during the
     period......................................  $ (71,280)     $ 23,614     $ (47,666)
Minimum pension liability adjustment.............     20,727        (7,255)       13,472
                                                   ---------      --------     ---------
Other comprehensive income.......................  $ (50,553)     $ 16,359     $ (34,194)
                                                   =========      ========     =========

     Accumulated other comprehensive income consisted of the following:

                                                                CURRENT
                                                  BEGINNING      YEAR        ENDING
                                                   BALANCE      CHANGE       BALANCE
                                                  ---------    ---------    ---------
1998:
Unrealized holding gain on securities...........  $  33,869    $  (7,857)   $  26,012
Minimum pension liability adjustment............   (423,209)     (58,975)    (482,184)
                                                  ---------    ---------    ---------
Accumulated other comprehensive income..........  $(389,340)   $ (66,832)   $(456,172)
                                                  =========    =========    =========
1997:
Unrealized holding gain on securities...........  $  25,332    $   8,537    $  33,869
Minimum pension liability adjustment............   (108,283)    (314,926)    (423,209)
                                                  ---------    ---------    ---------
Accumulated other comprehensive income..........  $ (82,951)   $(306,389)   $(389,340)
                                                  =========    =========    =========
1996:
Unrealized holding gain on securities...........  $  72,998    $ (47,666)   $  25,332
Minimum pension liability adjustment............   (121,755)      13,472     (108,283)
                                                  ---------    ---------    ---------
Accumulated other comprehensive income..........  $ (48,757)   $ (34,194)   $ (82,951)
                                                  =========    =========    =========

                   KIEWIT MATERIALS COMPANY AND SUBSIDIARIES

11. OPERATING LEASES:

     The Company leases mineral properties, buildings and certain equipment under noncanceleable operating lease agreements. Total rent expense was $11,625,294, $10,176,629 and 8,909,486 in 1998, 1997 and 1996, respectively.
Future minimum lease commitments are as follows:

1999............................................  $12,291,760
2000............................................    9,093,959
2001............................................    8,096,764
2002............................................    7,504,509
2003............................................    6,682,634
Thereafter......................................   32,419,705
                                                  -----------
                                                  $76,089,331
                                                  ===========

12. RELATED PARTY TRANSACTIONS:

     During 1998, 1997 and 1996 the Company was involved in transactions with affiliated companies as follows:

                                                    1998          1997          1996
                                                 ----------    ----------    ----------
Equipment rental income........................  $  203,334    $  186,911    $  197,249
Equipment rental expense.......................      19,288            --       145,089
Insurance premium expense......................      32,839        49,387         9,829
Interest income................................   2,847,501     2,753,194     2,810,221
Interest expense...............................     583,673       478,885       918,541
Administrative service fee income..............     199,031       182,001        78,522
Administrative service fee expense.............   1,402,834     1,181,156     1,167,308
Asset acquisitions.............................     135,500       107,558       376,600
Asset disposals, proceeds......................     223,500       270,907       155,755
Gain on asset disposals........................      11,134       101,607       138,733
Engineering & estimating expense...............      79,249        52,505        80,135
Sales..........................................   7,326,151     8,838,367     8,902,154

     During 1996, the Company made noncash dividends to its parent for the assumption of certain operating liabilities of $355,299, declared a $10,000,000 dividend paid in 1997 and paid cash dividends of $4,000,000.

     During 1997, the Company declared and paid an additional cash dividend of $3,970,000.

     During 1998, the Company received a noncash contribution from its parent for the assumption of certain operating liabilities of $199,020.

                   KIEWIT MATERIALS COMPANY AND SUBSIDIARIES

13. ACQUISITIONS:

     During 1998, 1997 and 1996, the Company acquired the assets of various materials operations, all of which were accounted for by the purchase method and, accordingly, results of operations for the acquired businesses have been included in the consolidated statement of income from their respective dates of acquisition. Pro forma financial information is not presented for the acquisitions because the impact is not material to the results of operations. The aggregate purchase prices were $2,136,356, $9,477,437 and $3,092,884 during 1998, 1997 and 1996, respectively. Included in the 1997 purchase price was the assumption of long-term debt totaling $1,339,381 and the issuance of a $500,000 long-term note payable. Goodwill related to these acquisitions was $357,111, $2,120,022 and $1,202,950 during 1998, 1997 and 1996, respectively and is amortized over periods of 15 to 20 years.

14. OTHER MATTERS:

     The Company is involved in various lawsuits and claims incidental to its business. Management believes that any resulting liability should not materially affect the Company's financial position, future results of operations or cash flows.

15. SUBSEQUENT EVENTS:

     On February 28, 1999, the Company purchased the remaining 60% of Pacific Rock Products, L.L.C. and Pacific Rock Products Trucking, L.L.C. (formerly River City Machinery, L.L.C.), a materials operation operating in the Portland, Oregon area, for $40,000,000. Any goodwill related to this purchase will be amortized over a period of 20 years.

     On January 3, 2000, the Company acquired 100% of the outstanding common stock and related assets of a materials operation operating in the Northern California area, for approximately $30,000,000. Identifiable intangible assets related to this purchase will be amortized over their useful life of 27.5 years. There was no goodwill related to this transaction.

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Stockholder
Kiewit Materials Company

Our audit of the consolidated financial statements referred to in our report dated February 11, 2000 appearing on page F-34 also included an audit of the financial statement schedule appearing on page F-54. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

PricewaterhouseCoopers LLP

Omaha, Nebraska
February 11, 2000

                   KIEWIT MATERIALS COMPANY AND SUBSIDIARIES

                                                                     SCHEDULE II

                 VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

                                                       ADDITIONS
                                       BALANCE         CHARGED TO         AMOUNTS               BALANCE
                                      BEGINNING        COSTS AND         CHARGED TO             END OF
                                      OF PERIOD         EXPENSES          RESERVES     OTHER    PERIOD
                                      ---------    ------------------    ----------    -----    -------
                                                           (DOLLARS IN THOUSANDS)
YEAR ENDED DECEMBER 26, 1998
Allowance for doubtful trade
  accounts..........................   $  785            $   42           $   (47)      $--     $  780
Reserves:
  Insurance claims..................    4,834             2,030            (1,238)      --       5,626
YEAR ENDED DECEMBER 27, 1997
Allowance for doubtful trade
  accounts..........................   $  863            $  153           $  (231)      $--     $  785
Reserves:
  Insurance claims..................    4,506             1,427            (1,099)      --       4,834
YEAR ENDED DECEMBER 28, 1996
Allowance for doubtful trade
  accounts..........................   $  797            $  140           $   (74)      $--     $  863
Reserves:
  Insurance claims..................    4,463             1,461            (1,418)      --       4,506

                   KIEWIT MATERIALS COMPANY AND SUBSIDIARIES

                 CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
                                  (UNAUDITED)

                                         THREE MONTHS ENDED              NINE MONTHS ENDED
                                            SEPTEMBER 30,                  SEPTEMBER 30,
                                     ---------------------------    ----------------------------
                                         1999           1998            1999            1998
                                     ------------    -----------    ------------    ------------
Revenue............................  $116,882,523    $89,112,890    $328,454,274    $245,102,685
Cost of revenue....................   (94,924,199)   (74,871,996)   (274,767,602)   (208,829,003)
Depreciation, depletion and
  amortization.....................    (4,382,596)    (2,819,668)    (11,888,240)     (8,200,489)
                                     ------------    -----------    ------------    ------------
                                       17,575,728     11,421,226      41,798,432      28,073,193
General and administrative
  expenses.........................    (6,152,012)    (5,293,117)    (18,776,674)    (15,327,565)
                                     ------------    -----------    ------------    ------------
Operating earnings.................    11,423,716      6,128,109      23,021,758      12,745,628
Other income (expense):
  Investment income................     1,329,022        789,078       3,056,436       2,585,868
  Equity earnings..................            --      1,377,805         215,514       2,636,222
  Interest expense.................      (487,071)      (165,079)     (1,351,591)       (766,624)
  Other, net.......................        18,309        389,173         743,698         972,982
                                     ------------    -----------    ------------    ------------
                                          860,260      2,390,977       2,664,057       5,428,448
                                     ------------    -----------    ------------    ------------
Earnings before income taxes and
  minority interest................    12,283,976      8,519,086      25,685,815      18,174,076
Minority interest..................       (27,252)       (56,280)        (72,082)       (109,120)
Income tax expense.................    (4,913,591)    (2,912,366)    (10,274,326)     (6,335,678)
                                     ------------    -----------    ------------    ------------
Net earnings.......................  $  7,343,133    $ 5,550,440    $ 15,339,407    $ 11,729,278
                                     ============    ===========    ============    ============
Net earnings per share:
  Basic and diluted................  $     73,431    $    55,504    $    153,394    $    117,293
                                     ============    ===========    ============    ============

     See accompanying notes to consolidated condensed financial statements.

                   KIEWIT MATERIALS COMPANY AND SUBSIDIARIES

                      CONSOLIDATED CONDENSED BALANCE SHEET
                                  (UNAUDITED)

                                                                SEPTEMBER 30,
                                                                    1999
                                                                -------------
ASSETS
Current assets:
  Cash and cash equivalents.................................    $ 54,564,445
  Marketable securities.....................................       2,588,475
  Receivables, less allowance of $1,080,284.................      57,381,716
  Inventories...............................................      10,092,030
  Deferred income taxes.....................................       3,792,000
  Other.....................................................       3,187,830
                                                                ------------
Total current assets........................................     131,606,496
Property, plant and equipment, less accumulated depreciation
  of $94,934,094............................................      99,467,305
Other assets................................................      32,363,412
                                                                ------------
                                                                $263,437,213
                                                                ============
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable..........................................    $ 23,080,701
  Current portion of long-term debt.........................         438,665
  Accrued payroll and payroll taxes.........................       4,992,921
  Accrued insurance costs...................................       7,322,225
  Income taxes payable -- parent company....................      13,600,800
  Other.....................................................       2,251,319
                                                                ------------
Total current liabilities...................................      51,686,631
Long-term debt, less current portion........................       2,543,957
Deferred income taxes.......................................       7,598,000
Other liabilities...........................................       2,481,534
Minority interest...........................................         367,125
                                                                ------------
     Total liabilities......................................      64,677,247
Stockholder's equity:
  Common stock, par $.01; and 100 shares authorized, issued
     and outstanding........................................               1
  Additional paid-in capital................................     126,609,627
  Accumulated other comprehensive income....................        (464,843)
  Retained earnings.........................................      72,615,181
                                                                ------------
Total stockholder's equity..................................     198,759,966
                                                                ------------
                                                                $263,437,213
                                                                ============

     See accompanying notes to consolidated condensed financial statements.

                   KIEWIT MATERIALS COMPANY AND SUBSIDIARIES

                CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                   NINE MONTHS ENDED
                                                                     SEPTEMBER 30,
                                                              ---------------------------
                                                                  1999           1998
                                                              ------------    -----------
Cash flows from operations:
  Net cash provided by operations...........................  $ 10,143,108    $ 2,843,773
Cash flows from investing activities:
  Sales of marketable securities............................            --        760,621
  Purchases of marketable securities........................            --        (16,874)
  Proceeds from sales of property, plant and equipment......     1,216,238        878,316
  Investments and acquisitions..............................   (34,896,029)            --
  Capital expenditures......................................   (16,814,147)   (10,014,214)
                                                              ------------    -----------
     Net cash used in investing activities..................   (50,493,938)    (8,392,151)
Cash flows from financing activities:
  Payments on long-term debt................................   (15,973,285)      (280,688)
  Contributions from parent.................................    45,286,690      3,379,024
                                                              ------------    -----------
     Net cash provided by financing activities..............    29,313,405      3,098,336
                                                              ------------    -----------
Net decrease in cash and cash equivalents...................   (11,037,425)    (2,450,042)
Cash and cash equivalents at beginning of period............    65,601,870     48,021,924
                                                              ------------    -----------
Cash and cash equivalents at end of period..................  $ 54,564,445    $45,571,882
                                                              ============    ===========

     See accompanying notes to consolidated condensed financial statements.

                   KIEWIT MATERIALS COMPANY AND SUBSIDIARIES

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION:

     The consolidated condensed financial statements include the accounts of Kiewit Materials Company ("KMC") and its subsidiaries (collectively, the "Company"). The Company was formed on February 2, 1999. Several affiliated operating corporations under common ownership (the "Predecessors"), each one of which is engaged in an aspect of the materials business, were combined on March 1, 1999 through a series of non monetary contributions from KMC's parent, Peter Kiewit Sons', Inc. ("Kiewit").

     All financial statements contained herein are unaudited and, in the opinion of management, contain all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of financial position and results of operations for the periods presented. The Company's accounting policies and certain other disclosures are set forth in the notes to the consolidated financial statements.

     The results of operations for the nine months ended September 30, 1999 are not necessarily indicative of the results to be expected for the full year.

2. EARNINGS PER SHARE:

     Basic earnings per share have been computed using the weighted average number of shares outstanding during each period.

                                     THREE MONTHS ENDED           NINE MONTHS ENDED
                                       SEPTEMBER 30,                SEPTEMBER 30,
                                  ------------------------    --------------------------
                                     1999          1998          1999           1998
                                  ----------    ----------    -----------    -----------
Net earnings available to common
  stockholders..................  $7,343,133    $5,550,440    $15,339,407    $11,729,278
                                  ==========    ==========    ===========    ===========
Total number of weighted average
  shares outstanding used to
  compute basic earnings per
  share.........................         100           100            100            100
                                  ==========    ==========    ===========    ===========
Net earnings
  Basic earnings per share......  $   73,431    $   55,504    $   153,394    $   117,293
                                  ==========    ==========    ===========    ===========

3. INVENTORIES:

     Inventories consist of the following:

                                                          SEPTEMBER 30,
                                                              1999
                                                          -------------
Raw materials...........................................   $ 7,644,357
Other...................................................     2,447,673
                                                           -----------
                                                           $10,092,030
                                                           ===========

4. COMPREHENSIVE INCOME:

     Comprehensive income includes net earnings and unrealized gains (losses) on securities and minimum pension liability adjustments.

                   KIEWIT MATERIALS COMPANY AND SUBSIDIARIES

4. COMPREHENSIVE INCOME, CONTINUED:
     Comprehensive income for the three months and nine months ended September 30, 1999 and 1998 was as follows:

                                     THREE MONTHS ENDED           NINE MONTHS ENDED
                                       SEPTEMBER 30,                SEPTEMBER 30,
                                  ------------------------    --------------------------
                                     1999          1998          1999           1998
                                  ----------    ----------    -----------    -----------
Net earnings....................  $7,343,133    $5,550,440    $15,339,407    $11,729,278
Other comprehensive income,
  before tax:
  Unrealized gains (loss)
     arising during period......      (8,996)       30,302        (32,941)        32,177
  Reclassification adjustments
     for losses included in net
     earnings...................          --            --             --        (24,648)
  Minimum pension liability
     adjustment.................       5,983         9,317         17,954         27,951
  Income tax benefit (expense)
     related to items of other
     comprehensive income.......       1,347       (14,852)         6,316        (12,663)
                                  ----------    ----------    -----------    -----------
Comprehensive income............  $7,341,467    $5,575,207    $15,330,736    $11,752,095
                                  ==========    ==========    ===========    ===========

5. ACQUISITION:

     On February 28, 1999, the Company purchased the remaining 60% of Pacific Rock Products, L.L.C., and Pacific Rock Products Trucking L.L.C. (formerly River City Machinery L.L.C.) a materials operation operating in the Portland, Oregon area, for $40,000,000. The acquisition was accounted for by the purchase method of accounting. The excess of aggregate purchase price over fair value of identifiable assets and liabilities acquired of approximately $17,305,204 was recognized as goodwill and is being amortized over 20 years. The operating results of the remaining 60% are included in the consolidated results of operations from the date of acquisition. The following pro forma financial information assumes the acquisition occurred at the beginning of 1998. These results have been prepared for comparative purposes only and do not purport to be indicative of what would have occurred had the acquisition been made at the beginning of 1998, or the results which may occur in the future.

                                 THREE MONTHS ENDED              NINE MONTHS ENDED
                                   SEPTEMBER 30,                   SEPTEMBER 30,
                            ----------------------------    ----------------------------
                                1999            1998            1999            1998
                            ------------    ------------    ------------    ------------
Revenue...................  $116,882,523    $111,194,180    $332,584,508    $292,034,577
Net earnings..............     7,343,133       7,617,147      15,549,533      15,683,611
Net earnings per share:
  Basic and diluted.......  $     73,431    $     76,171    $    155,495    $    156,836

6. OTHER MATTERS:

     The Company is involved in various lawsuits and claims incidental to its business. Management believes that any resulting liability, beyond that provided, should not materially affect the Company's financial position, future results of operations or future cash flows.

7. SUBSEQUENT EVENT:

     On January 3, 2000, the Company acquired 100% of the outstanding common stock and related assets of a materials operation operating in the Northern California area, for approximately $30,000,000. Identifiable intangible assets related to this purchase will be amortized over their useful life of 27.5 years. There was no goodwill related to this transaction.

         PACIFIC ROCK PRODUCTS, L.L.C. AND RIVER CITY MACHINERY, L.L.C.

         INDEX TO FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULE

                                                              PAGES
                                                              -----
Combined Financial Statements as of December 31, 1997 and
  December 31, 1996 and for the year ended December 31, 1997 and the period from inception (February 1, 1996) to
  December 31, 1996:
Independent Auditors' Report................................   F-61
Combined Balance Sheets.....................................   F-62
Combined Statements of Income and Members' Equity...........   F-63
Combined Statements of Cash Flows...........................   F-64
Notes to Combined Financial Statements......................   F-65
Combined Financial Statement Schedule for the two years in
  the period ended December 31, 1997........................   F-71

Combined Financial Statements as of December 31, 1998 and
  December 31, 1997 and for the years ended December 31,
  1998 and 1997:
Independent Auditors' Report................................   F-72
Combined Balance Sheets.....................................   F-73
Combined Statements of Income and Members' Equity...........   F-74
Combined Statements of Cash Flows...........................   F-75
Notes to Combined Financial Statements......................   F-76

Financial Statement Schedule for the two years in the period
  ended December 31, 1998...................................   F-81

                          INDEPENDENT AUDITORS' REPORT

To the Members
Pacific Rock Products, L.L.C. and
  River City Machinery, L.L.C.

     We have audited the accompanying combined balance sheets of Pacific Rock Products, L.L.C. and River City Machinery, L.L.C. as of December 31, 1997 and 1996, and the related combined statements of income and members' equity, and cash flows for the year ended December 31, 1997 and the period from inception (February 1, 1996) to December 31, 1996. We have also audited the related
Schedule II Combined Valuation and Qualifying Accounts. These combined financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements and schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and schedule are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and schedule. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements and schedule. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion the combined financial statements referred to above present fairly, in all material respects, the financial position of Pacific Rock Products, L.L.C. and River City Machinery, L.L.C. as of December 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

     Also in our opinion, the schedule referred to above presents fairly, in all material respects, the information set forth therein.

Perkins & Company, P.C.
Portland, Oregon
February 20, 1998

         PACIFIC ROCK PRODUCTS, L.L.C. AND RIVER CITY MACHINERY, L.L.C.

                            COMBINED BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996

                                                                 1997           1996
                                                              -----------    -----------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents (Note 1)........................  $ 7,865,893    $   584,036
  Accounts receivable -- trade, less allowance for doubtful
     accounts of $271,700 and $250,000 in 1997 and 1996,
     respectively (Note 3)..................................    9,831,538      7,954,217
  Accounts receivable -- related parties (Notes 3 and 6)....      562,323      1,468,218
  Inventories (Notes 2 and 3)...............................    1,876,357        708,103
  Other current assets......................................      410,219        366,704
                                                              -----------    -----------
     Total current assets...................................   20,546,330     11,081,278
PROPERTY, PLANT AND EQUIPMENT (Notes 1, 3 and 5):
  Buildings.................................................      978,994        691,090
  Equipment.................................................   31,696,135     23,635,189
                                                              -----------    -----------
                                                               32,675,129     24,326,279
  Less accumulated depreciation.............................    9,138,028      6,633,914
                                                              -----------    -----------
                                                               23,537,101     17,692,365
  Land and gravel deposits, net.............................   10,546,235     10,603,936
                                                              -----------    -----------
                                                               34,083,336     28,296,301
GOODWILL (Note 1)...........................................    1,154,935             --
DEPOSITS....................................................      116,666        193,993
                                                              -----------    -----------
                                                              $55,901,267    $39,571,572
                                                              ===========    ===========
LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES:
  Long-term debt due in one year (Note 3)...................  $ 4,219,989    $ 3,823,326
  Accounts payable -- trade.................................    1,453,479      1,583,241
  Accounts payable -- related parties (Note 6)..............      236,464        475,186
  Accrued interest..........................................      198,862        177,152
  Accrued payroll and taxes.................................    1,084,572        622,004
  Other accrued liabilities.................................      268,277         94,380
                                                              -----------    -----------
     Total current liabilities..............................    7,461,643      6,775,289
LONG-TERM DEBT -- NET OF PORTION DUE IN ONE YEAR (Note 3)...   18,801,817     13,966,500
MEMBERS' EQUITY.............................................   29,637,807     18,829,783
                                                              -----------    -----------
                                                              $55,901,267    $39,571,572
                                                              ===========    ===========

            See accompanying notes to combined financial statements.

         PACIFIC ROCK PRODUCTS, L.L.C. AND RIVER CITY MACHINERY, L.L.C.

               COMBINED STATEMENTS OF INCOME AND MEMBERS' EQUITY
         YEAR ENDED DECEMBER 31, 1997 AND PERIOD FROM FEBRUARY 1, 1996
                    (DATE OF INCEPTION) TO DECEMBER 31, 1996

                                                                 1997           1996
                                                              -----------    -----------
REVENUES:
  Sales.....................................................  $55,373,472    $41,712,729
  Gain on sales of equipment................................      235,543         94,120
  Other.....................................................      623,617        439,325
                                                              -----------    -----------
                                                               56,232,632     42,246,174
COSTS AND EXPENSES:
  Cost of sales.............................................   38,415,384     31,704,115
  General and administrative................................    2,398,693      1,573,092
  Depreciation, depletion and amortization..................    2,901,084      1,869,842
  Interest..................................................    1,709,447      1,063,074
                                                              -----------    -----------
                                                               45,424,608     36,210,123
                                                              -----------    -----------
NET INCOME..................................................   10,808,024      6,036,051
MEMBERS' EQUITY, BEGINNING OF YEAR..........................   18,829,783             --
MEMBERS' CONTRIBUTIONS (Note 1).............................           --     15,193,732
DISTRIBUTIONS...............................................           --     (2,400,000)
                                                              -----------    -----------
MEMBERS' EQUITY, END OF YEAR................................  $29,637,807    $18,829,783
                                                              ===========    ===========

            See accompanying notes to combined financial statements.

         PACIFIC ROCK PRODUCTS, L.L.C. AND RIVER CITY MACHINERY, L.L.C.

                       COMBINED STATEMENTS OF CASH FLOWS
         YEAR ENDED DECEMBER 31, 1997 AND PERIOD FROM FEBRUARY 1, 1996
                    (DATE OF INCEPTION) TO DECEMBER 31, 1996

                                                                 1997            1996
                                                              -----------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $10,808,024    $  6,036,051
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation, depletion and amortization...............    2,901,084       1,869,842
     Provision for losses on accounts receivable............       65,118         163,055
     Gain on sales of equipment.............................     (235,543)        (94,120)
     (Increase) decrease in assets:
       Accounts receivable..................................   (1,036,545)     (6,260,125)
       Inventories..........................................   (1,168,254)       (126,578)
       Other current assets and deposits....................       33,812        (266,839)
     Increase (decrease) in liabilities:
       Accounts payable and accrued expenses................      289,691         389,205
                                                              -----------    ------------
          Net cash provided by operating activities.........   11,657,387       1,710,491
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sales of equipment..........................      326,044         160,758
  Purchase of property, plant and equipment.................   (7,990,661)    (11,261,140)
  Purchase of goodwill......................................     (931,176)             --
                                                              -----------    ------------
          Net cash used in investing activities.............   (8,595,793)    (11,100,382)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from new long-term borrowings....................    8,000,000      10,319,200
  Principal payments on long-term debt......................   (3,779,737)     (1,345,646)
  Members' contributions....................................           --       3,400,373
  Distributions paid........................................           --      (2,400,000)
                                                              -----------    ------------
          Net cash provided by financing activities.........    4,220,263       9,973,927
                                                              -----------    ------------
NET INCREASE IN CASH AND CASH EQUIVALENTS...................    7,281,857         584,036
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR..............      584,036              --
                                                              -----------    ------------
CASH AND CASH EQUIVALENTS AT END OF YEAR....................  $ 7,865,893    $    584,036
                                                              ===========    ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest....................................  $ 1,687,737    $    946,194
  Noncash investing and financing transactions:
     Assets and liabilities (net) contributed by members
       (Note 1).............................................  $        --    $ 15,193,732
     Long-term debt incurred to purchase real property and
       equipment............................................  $   716,413    $  1,477,242
     Long-term debt incurred to purchase goodwill...........  $   295,304              --

            See accompanying notes to combined financial statements.

         PACIFIC ROCK PRODUCTS, L.L.C. AND RIVER CITY MACHINERY, L.L.C.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996

NOTE 1 -- SIGNIFICANT ACCOUNTING POLICIES

     Organization -- Effective February 1, 1996, Pacific Rock Products, Inc.
(PRP) and Rock Products Leasing, Inc. (RPL), entered into an agreement with Gilbert Southern Corp. (Gilbert), an affiliate of Peter Kiewit Sons' Inc., to form two new entities, Pacific Rock Products, L.L.C. and River City Machinery L.L.C., which are hereinafter referred to as the "Company," in a business combination accounted for as a purchase. PRP and RPL contributed essentially all of their assets and liabilities, except certain intercompany receivables and payables, with a fair value of $15,000,000, in exchange for a 60% interest in the Company. Pacific Rock Products, Inc. simultaneously changed its name to Aggregate Services, Inc. (ASI). Gilbert contributed real property, real property leases, and cash with a fair value of $10,000,000 in exchange for a 40% interest in the Company.

     For accounting purposes, the assets and liabilities contributed by PRP and RPL have been recorded at their predecessor's basis. The assets contributed by Gilbert have been recorded at fair value. The amount recorded to equipment will be depreciated over the estimated remaining useful lives of the assets. The amount recorded as gravel deposits will be depleted based on the ratio of quantities extracted to total estimated quantities available.

     A summary of the assets and liabilities contributed by the members on February 1, 1996 is as follows:

Assets:
  Cash and cash equivalents.................................  $ 3,400,373
  Accounts receivable.......................................    3,325,365
  Inventories...............................................      581,525
  Other current assets......................................      226,286
  Property, plant and equipment.............................   17,494,399
  Deposits..................................................       67,572
                                                              -----------
                                                               25,095,520
Liabilities:
  Long-term debt due in one year............................    1,823,782
  Accounts payable and accrued liabilities..................    2,562,758
  Long-term debt -- net of portion due in one year..........    5,515,248
                                                              -----------
                                                                9,901,788
                                                              -----------
Members' contributions......................................  $15,193,732
                                                              ===========

     In March 2002, Gilbert has an option to offer to purchase the 60% membership interest of ASI and RPL. If Gilbert does not exercise its option, ASI and RPL have an option to offer to purchase Gilbert's 40% membership interest. Each member has the right to purchase the other member's interest by increasing the offer price by a predetermined formula. In the event Gilbert does not acquire the membership interest of ASI and RPL, it has an option to purchase certain specified real property of the Company at its then current market value.

     Nature of Operations -- Pacific Rock Products, L.L.C. produces sand and gravel, crushed rock products, asphalt and concrete mix. It operates from six sources of supply which are owned and leased, none of which produced greater than 32% of revenues in 1997. The products are used in commercial and residential construction and in construction and maintenance of roads and utilities.

     River City Machinery, L.L.C.'s principal activity is leasing equipment to Pacific Rock Products, L.L.C.

         PACIFIC ROCK PRODUCTS, L.L.C. AND RIVER CITY MACHINERY, L.L.C.

NOTE 1 -- SIGNIFICANT ACCOUNTING POLICIES, CONTINUED
     Basis of Accounting -- The financial statements of Pacific Rock Products, L.L.C. and River City Machinery, L.L.C. have been combined due to common business activities, intercompany transactions and common ownership. All material intercompany transactions have been eliminated in the combination.

     Cash and Cash Equivalents -- For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

     Concentrations of Credit Risk -- The Company grants credit to material suppliers and contractors located in southwestern Washington and northwestern Oregon. Concentration of credit risk with respect to accounts receivable is limited as the receivables are predominately secured by lien and bond rights. The Company's practice is to perfect these rights after 60 days.

     The Company places its cash and cash equivalents with two financial institutions located in Washington and Oregon. Cash balances are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 1997 and 1996, the Company's cash balances exceeded the insured amounts. Cash equivalents are invested in short term prime quality commercial paper and U.S. Government instruments and are not insured by the Federal Deposit Corporation. Cash equivalents were approximately $7,436,000 and $237,000 at December 31, 1997 and 1996, respectively.

     Inventories -- Inventories are stated at the lower of cost or market. Cost is determined by the average cost method for gravel and rock and the first-in, first-out method for fuel.

     Property, Plant and Equipment -- Property, plant and equipment is recorded at cost. Depletion of gravel deposits is provided based on the ratio of quantities extracted during the year to total estimated quantities available. Land and gravel deposits are reported net of accumulated depletion of $2,578,597 and $2,520,896 at December 31, 1997 and 1996, respectively. Depreciation for plant and equipment is computed using the straight-line and declining balance methods over estimated useful lives of 3 to 10 years for equipment and 10 to 20 years for buildings.

     Maintenance and repair costs are charged to current earnings. Upon disposal of assets the cost of assets and the related accumulated depreciation are removed from the accounts. Gains or losses are reflected in current earnings.

     Goodwill -- Goodwill represents the excess of the cost of acquiring an unrelated concrete business in 1997, over the fair value of net assets at the date of acquisition. Amortization for goodwill is computed using the straight-line method over 10 years. Amortization expense charged to operations in 1997 was $71,545.

     Income Taxes -- Income and losses of the Company are included in the federal and state income tax returns of its members. Accordingly, no provision is made in these financial statements for income taxes.

     Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         PACIFIC ROCK PRODUCTS, L.L.C. AND RIVER CITY MACHINERY, L.L.C.

NOTE 2 -- INVENTORIES

     Inventories consist of the following:

                                                          1997         1996
                                                       ----------    --------
Gravel and rock......................................  $1,803,930    $650,699
Fuel.................................................      72,427      57,404
                                                       ----------    --------
                                                       $1,876,357    $708,103
                                                       ==========    ========

NOTE 3 -- LONG-TERM DEBT

     Long-term debt consists of the following:

                                                               1997           1996
                                                            -----------    -----------
Notes payable to U.S. Bank through December 2001, due in
  monthly installments of $223,727 plus interest at LIBOR
  plus 2.0% (7.875% at December 31, 1997), collateralized
  by accounts receivable, inventories and equipment.......  $10,327,990    $13,636,737
Note payable to U.S. Bank through March 2003, due in
  monthly installments of $161,661, beginning April 1998,
  plus interest at 7.77%, collateralized by accounts
  receivable, inventories and equipment...................    8,000,000             --
Notes payable to Lewis Rock and Redi-Mix through May 2007,
  due in monthly installments of $12,275 including
  interest at 8.0%, collateralized by equipment...........      972,222             --
Note payable to Hulit through November 2016, due in
  monthly installments of $6,835 including interest at
  7.629%, collateralized by a deed of trust on real
  property................................................      820,066        838,747
Note payable to Wilmes through November 2016, due in
  monthly installments of $5,731 including interest at 9%,
  collateralized by a second trust deed on real
  property................................................      624,030        636,049
Note payable to Frost in monthly installments of $10,164
  including interest at 10% through July 2002 when the
  unpaid balance is due. Collateralized by a deed of trust
  on real property........................................      984,060      1,027,971
Lease payable for rock mining in monthly installments of
  $20,500 through December 1998 including interest at 9%,
  collateralized by mineral rights........................      233,642        448,020
Capital lease obligation (Note 5).........................    1,059,796      1,202,302
                                                            -----------    -----------
                                                             23,021,806     17,789,826
Less current portion......................................    4,219,989      3,823,326
                                                            -----------    -----------
                                                            $18,801,817    $13,966,500
                                                            ===========    ===========

     As of December 31, 1997, annual maturities of long-term debt, exclusive of the capital lease obligation, for the next five years are as follows:

1998.............................................  $4,066,316
1999.............................................   4,271,396
2000.............................................   4,400,096
2001.............................................   4,128,347
2002.............................................   2,004,991
Thereafter.......................................   3,090,864

         PACIFIC ROCK PRODUCTS, L.L.C. AND RIVER CITY MACHINERY, L.L.C.

NOTE 3 -- LONG-TERM DEBT, CONTINUED
     The Company has financing agreements with U.S. Bank which specify certain minimum financial ratios and tangible net worth requirements for the Company.

     The Company has available through U.S. Bank an operating line of credit at the lesser of $2,500,000 or the sum of 80% of eligible accounts receivable plus 50% of eligible inventory, with interest at the prime rate or LIBOR borrowing rate plus 2.5%, due on demand. There were no amounts outstanding on the line of credit at December 31, 1997 and 1996.

NOTE 4 -- PENSION AND PROFIT SHARING PLANS

     Qualified defined contribution pension and profit sharing plans are maintained by the Company for all employees meeting length of service requirements except those employees that receive benefits of a retirement nature under state and federal prevailing wage laws. The pension plan provides for contributions of 5% of salaries. Contributions to the profit sharing plan are at the discretion of the managers, not to exceed the amount deductible under the Internal Revenue Code or 15% of salaries. The Company expenses pension and profit sharing costs as incurred, which amounted to $636,158 and $430,850 for 1997 and 1996, respectively.

NOTE 5 -- LEASES AND COMMITMENTS

     The Company extracts rock and sand from five leased properties. The properties are leased for terms expiring through 2015 and generally require the payment of royalties which are based on quantities extracted. The royalty agreements generally specify a minimum annual royalty and provide for increases in the royalty amount based on a variety of inflationary indexes. The Company is obligated under the terms of various noncancelable equipment leases expiring through 2001 and a noncancelable real property lease expiring in 2000. The Company is also obligated under noncancelable real property leases with Freeway Land Company and Production Land Company, Inc. which call for annual payments of $60,000 plus an amount based on quantities sold through January 2004 and annual payments of $322,800 through December 2002, respectively. Certain leases contain renewal options. Other equipment and real property are leased on a month-to-month basis.

     The Company leases an asphalt plant under a long-term lease agreement classified as a capital lease. The cost of the plant as of December 31, 1997 and 1996 was $1,608,745. Accumulated amortization amounted to $538,102 and $388,740 at December 31, 1997 and 1996, respectively. The amortization of this lease, amounting to $149,722 and $136,915 for 1997 and 1996, respectively, has been included in the Company's depreciation, depletion and amortization expense.

         PACIFIC ROCK PRODUCTS, L.L.C. AND RIVER CITY MACHINERY, L.L.C.

NOTE 5 -- LEASES AND COMMITMENTS, CONTINUED
     Future minimum lease and royalty payments are as follows:

                                                  CAPITAL      OPERATING
                                                   LEASE         LEASES      ROYALTIES
                                                 ----------    ----------    ----------
Years ending December 31,
1998...........................................  $  228,620    $1,054,784    $1,905,000
1999...........................................     228,620       789,046     1,905,000
2000...........................................     228,620       755,316       405,000
2001...........................................     592,659       442,602       350,000
2002...........................................          --       387,800       244,929
Thereafter.....................................          --        65,000       925,833
                                                 ----------    ----------    ----------
Total minimum lease payments required..........   1,278,519    $3,494,548    $5,735,762
                                                               ==========    ==========
Less amount representing interest..............     218,723
                                                 ----------
Present value of minimum lease payments........   1,059,796
Less current portion...........................     153,673
                                                 ----------
Long-term portion of capital lease
  obligation...................................  $  906,123
                                                 ==========

     Total rent and royalty expense consists of the following:

                                                                 1997          1996
                                                              ----------    ----------
Equipment rent..............................................  $2,672,033    $2,366,597
Real property rent..........................................     750,335       570,402
Rock and sand lease and royalties:
  Minimum...................................................   2,030,734     1,519,999
  Contingent................................................     688,608       571,407
                                                              ----------    ----------
                                                              $6,141,710    $5,028,405
                                                              ==========    ==========

     The Company subleases portions of its leased property under agreements expiring through 2000. Lease rentals received totaled $120,000 and $100,000 for the years ended December 31, 1997 and 1996, respectively. Future lease rentals are as follows:

1998..............................................  $192,000
1999..............................................   168,000
2000..............................................    40,000
                                                    --------
                                                    $400,000
                                                    ========

NOTE 6 -- RELATED PARTY TRANSACTIONS

     Accounts receivable and accounts payable -- related parties consist of amounts due from or to members and their affiliates and owners.

     Equipment and real property rents amounting to approximately $2,357,000 and $1,794,000 for the years ended December 31, 1997 and 1996, respectively, were paid to members and their affiliates and owners.

NOTE 7 -- ACQUISITION

     On May 20, 1997, the Company acquired the assets of Lewis Rock and Redi-Mix in a business combination accounted for as a purchase. Lewis Rock and Redi-Mix was primarily engaged in the production of concrete mix. The results of operations of Lewis Rock and Redi-Mix is included in the accompanying financial statements since the date of acquisition. The total cost of the acquisition was approximately $2,236,700, which exceeded the fair value of the net assets of Lewis Rock and Redi-Mix by $1,226,480. The excess is being amortized over ten years.

NOTE 8 -- SUBSEQUENT EVENTS

     On January 29, 1998, the members authorized and distributed $4,000,000 in cash to its members in proportion to their ownership interests.

         PACIFIC ROCK PRODUCTS, L.L.C. AND RIVER CITY MACHINERY, L.L.C.

                                  SCHEDULE II
                   COMBINED VALUATION AND QUALIFYING ACCOUNTS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                    ADDITIONS
                                         BALANCE    CHARGED TO    AMOUNTS
                                        BEGINNING   COSTS AND    CHARGED TO              BALANCE END
                                        OF PERIOD    EXPENSES     RESERVES     OTHER      OF PERIOD
                                        ---------   ----------   ----------   --------   -----------
YEAR ENDED DECEMBER 31, 1997
  Allowance for doubtful accounts.....  $250,000     $ 65,118    $ (43,418)   $     --    $271,700

YEAR ENDED DECEMBER 31, 1996
  Allowance for doubtful accounts.....  $250,000     $163,055    $(163,055)   $     --    $250,000

                          INDEPENDENT AUDITORS' REPORT

To the Members
Pacific Rock Products, L.L.C. and
  River City Machinery, L.L.C.

     We have audited the accompanying combined balance sheets of Pacific Rock Products, L.L.C. and River City Machinery, L.L.C. as of December 31, 1998 and 1997, and the related combined statements of income and members' equity, and cash flows for the years then ended. We have also audited the related Schedule II Combined Valuation and Qualifying Accounts. These combined financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements and schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and schedule are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and schedule. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements and schedule. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion the combined financial statements referred to above present fairly, in all material respects, the financial position of Pacific Rock Products, L.L.C. and River City Machinery, L.L.C. as of December 31, 1998 and 1997, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

     Also, in our opinion, the schedule referred to above presents fairly, in all material respects, the information set forth therein.

Perkins & Company, P.C.
Portland, Oregon
February 24, 1999

                       PACIFIC ROCK PRODUCTS, L.L.C. AND
                          RIVER CITY MACHINERY, L.L.C.

                            COMBINED BALANCE SHEETS
                           DECEMBER 31, 1998 AND 1997

                                                                 1998           1997
                                                              -----------    -----------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents (Note 1)........................  $ 7,085,802    $ 7,865,893
  Accounts receivable -- trade, less allowance for doubtful
     accounts of $296,136 in 1998 and $271,700 in 1997 (Note
     3).....................................................    8,117,955      9,831,538
  Accounts receivable -- related parties (Notes 3 and 6)....       70,783        562,323
  Inventories (Notes 2 and 3)...............................    1,175,963      1,876,357
  Other current assets......................................      595,656        410,219
                                                              -----------    -----------
     Total current assets...................................   17,046,159     20,546,330
PROPERTY, PLANT AND EQUIPMENT (Notes 1, 3 and 5):
  Buildings.................................................    1,414,399        978,994
  Equipment.................................................   36,310,382     31,696,135
                                                              -----------    -----------
                                                               37,724,781     32,675,129
  Less accumulated depreciation.............................   12,447,063      9,138,028
                                                              -----------    -----------
                                                               25,277,718     23,537,101
  Land and gravel deposits, net.............................   10,093,814     10,546,235
                                                              -----------    -----------
                                                               35,371,532     34,083,336
GOODWILL (Note 1)...........................................    1,032,287      1,154,935
DEPOSITS....................................................      103,160        116,666
                                                              -----------    -----------
                                                              $53,553,138    $55,901,267
                                                              ===========    ===========
LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES:
  Long-term debt due in one year (Note 3)...................  $ 4,411,641    $ 4,219,989
  Accounts payable -- trade.................................    1,294,481      1,453,479
  Accounts payable -- related parties (Note 6)..............       98,947        236,464
  Accrued interest..........................................      120,377        198,862
  Accrued payroll and taxes.................................      749,770      1,084,572
  Other accrued liabilities.................................      679,662        268,277
                                                              -----------    -----------
     Total current liabilities..............................    7,354,878      7,461,643
LONG-TERM DEBT -- NET OF PORTION DUE IN ONE YEAR (Note 3)...   13,434,094     18,801,817
COMMITMENTS AND CONTINGENCIES (Notes 5 and 7)
MEMBERS' EQUITY.............................................   32,764,166     29,637,807
                                                              -----------    -----------
                                                              $53,553,138    $55,901,267
                                                              ===========    ===========

            See accompanying notes to combined financial statements.

                       PACIFIC ROCK PRODUCTS, L.L.C. AND
                          RIVER CITY MACHINERY, L.L.C.

               COMBINED STATEMENTS OF INCOME AND MEMBERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                                 1998           1997
                                                              -----------    -----------
REVENUES:
  Sales.....................................................  $62,760,002    $55,373,472
  Gain on sales of property and equipment...................    1,446,429        235,543
  Other.....................................................    1,022,453        623,617
                                                              -----------    -----------
                                                               65,228,884     56,232,632
COSTS AND EXPENSES:
  Cost of sales.............................................   42,485,630     38,415,384
  General and administrative................................    3,274,376      2,398,693
  Depreciation, depletion and amortization..................    3,704,762      2,901,084
  Interest..................................................    1,637,757      1,709,447
                                                              -----------    -----------
                                                               51,102,525     45,424,608
                                                              -----------    -----------
NET INCOME..................................................   14,126,359     10,808,024
MEMBERS' EQUITY, BEGINNING OF YEAR..........................   29,637,807     18,829,783
LESS DISTRIBUTIONS..........................................   11,000,000             --
                                                              -----------    -----------
MEMBERS' EQUITY, END OF YEAR................................  $32,764,166    $29,637,807
                                                              ===========    ===========

            See accompanying notes to combined financial statements.

                       PACIFIC ROCK PRODUCTS, L.L.C. AND
                          RIVER CITY MACHINERY, L.L.C.

                       COMBINED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                                  1998           1997
                                                              ------------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $ 14,126,359    $10,808,024
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation, depletion and amortization...............     3,704,762      2,901,084
     Provision for bad debts................................       383,519         65,118
     Gain on sales of property and equipment................    (1,446,429)      (235,543)
     (Increase) decrease in assets:
       Accounts receivable..................................     1,821,604     (1,036,545)
       Inventories..........................................       700,394     (1,168,254)
       Other current assets and deposits....................      (165,931)        33,812
     (Decrease) increase in liabilities:
       Accounts payable and accrued expenses................      (298,417)       289,691
                                                              ------------    -----------
          Net cash provided by operating activities.........    18,825,861     11,657,387
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sales of property and equipment.............     1,046,585        326,044
  Purchases of property, plant and equipment................    (5,458,085)    (7,990,661)
  Purchase of goodwill......................................            --       (931,176)
                                                              ------------    -----------
          Net cash used in investing activities.............    (4,411,500)    (8,595,793)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from new long-term borrowings....................            --      8,000,000
  Principal payments on long-term debt......................    (4,194,452)    (3,779,737)
  Distributions paid........................................   (11,000,000)            --
                                                              ------------    -----------
          Net cash provided (used) by financing
            activities......................................   (15,194,452)     4,220,263
                                                              ------------    -----------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS........      (780,091)     7,281,857
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR..............     7,865,893        584,036
                                                              ------------    -----------
CASH AND CASH EQUIVALENTS AT END OF YEAR....................  $  7,085,802    $ 7,865,893
                                                              ============    ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest....................................  $  1,716,243    $ 1,687,737
  Noncash investing and financing activities:
     Long-term debt incurred to purchase property and
       equipment............................................  $         --    $   716,413
     Long-term debt incurred to purchase goodwill...........  $         --    $   295,304
     Long-term debt repaid from proceeds from sale of
       property.............................................  $    981,619    $        --

            See accompanying notes to combined financial statements.

                       PACIFIC ROCK PRODUCTS, L.L.C. AND
                          RIVER CITY MACHINERY, L.L.C.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997

NOTE 1 -- SIGNIFICANT ACCOUNTING POLICIES

     Organization -- In February 1996, Aggregate Services, Inc. (ASI) and Rock Products Leasing, Inc. (RPL), entered into an agreement with Gilbert Southern Corp. (Gilbert), an affiliate of Peter Kiewit Sons' Inc., to form two new entities, Pacific Rock Products, L.L.C. and River City Machinery, L.L.C., which are hereinafter referred to as the "Company." As part of that agreement, Gilbert has an option, in March, 2002, to offer to purchase the 60% membership interests of ASI and RPL. If Gilbert does not exercise its option, ASI and RPL have an option to offer to purchase Gilbert's 40% membership interest. Each member has the right to purchase the other member's interest by increasing the offer price by a predetermined formula. In the event Gilbert does not acquire the membership interest of ASI and RPL, it has an option to purchase certain specified real property of the Company at its then current market value.

     The members of the Company expect to enter into an agreement in February 1999 whereby an affiliate of Peter Kiewit Sons' Inc. will purchase the entire 60% membership interests of ASI and RPL.

     Nature of Operations -- Pacific Rock Products, L.L.C. produces sand and gravel, crushed rock products, asphalt and concrete mix. It operates from seven sources of supply which are owned and leased, none of which produced greater than 27% of revenues in 1998. The products are used in commercial and residential construction and in construction and maintenance of roads and utilities.

     River City Machinery, L.L.C.'s principal activity is leasing equipment to Pacific Rock Products, L.L.C.

     Basis of Accounting -- The financial statements of Pacific Rock Products, L.L.C. and River City Machinery, L.L.C. have been combined due to common business activities, intercompany transactions and common ownership. All material intercompany transactions have been eliminated in the combination.

     Cash and Cash Equivalents -- For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

     Concentrations of Credit Risk -- The Company grants credit to material suppliers and contractors located in southwestern Washington and northwestern Oregon. Concentration of credit risk with respect to accounts receivable is limited as the receivables are predominately secured by lien and bond rights. The Company's practice is generally to perfect these rights after 60 days.

     The Company places its cash and cash equivalents with two financial institutions located in Washington and Oregon. Cash balances are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 1998 and 1997, the Company's cash balances exceeded the insured amounts. Cash equivalents are invested in short term prime quality repurchase agreements and are not insured by the Federal Deposit Corporation. Cash equivalents were approximately $7,303,000 and $7,436,000 at December 31, 1998 and 1997, respectively.

     Inventories -- Inventories are stated at the lower of cost or market. Cost is determined by the average cost method for gravel and rock and the first-in, first-out method for fuel.

     Property, Plant and Equipment -- Property, plant and equipment is recorded at cost. Depletion of gravel deposits is provided based on the ratio of quantities extracted during the year to total estimated quantities available. Land and gravel deposits are reported net of accumulated depletion of $2,642,246 and $2,578,597 at December 31, 1998 and 1997, respectively. Depreciation for plant and equipment is computed using the straight-line and declining balance methods over estimated useful lives of 3 to 10 years for equipment and 10 to 20 years for buildings.

                       PACIFIC ROCK PRODUCTS, L.L.C. AND
                          RIVER CITY MACHINERY, L.L.C.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 1 -- SIGNIFICANT ACCOUNTING POLICIES, CONTINUED
     Maintenance and repair costs are charged to current earnings. Upon disposal of assets the cost of assets and the related accumulated depreciation are removed from the accounts. Gains or losses are reflected in current earnings.

     Goodwill -- Goodwill represents the excess of the cost of acquiring an unrelated concrete business in 1997, over the fair value of net assets at the date of acquisition. Amortization for goodwill is computed using the straight-line method over 10 years. Accumulated amortization amounted to $194,193 and $71,545 at December 31, 1998 and 1997, respectively. Amortization expense charged to operations in 1998 and 1997 was $122,648 and $71,545, respectively.

     Income Taxes -- Income and losses of the Company are included in the federal and state income tax returns of its members. Accordingly, no provision is made in these financial statements for income taxes.

     Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 -- INVENTORIES

     Inventories consist of the following:

                                                         1998          1997
                                                      ----------    ----------
Gravel and rock.....................................  $1,123,967    $1,803,930
Fuel and oil........................................      51,996        72,427
                                                      ----------    ----------
                                                      $1,175,963    $1,876,357
                                                      ==========    ==========

NOTE 3 -- LONG-TERM DEBT

     Long-term debt consists of the following:

                                                               1998           1997
                                                            -----------    -----------
Notes payable to U.S. Bank through December 2001, due in
  monthly installments of $223,727 plus interest at LIBOR
  plus 2.0% (7.85% at December 31, 1998), collateralized
  by accounts receivable, inventories and equipment.......  $ 7,643,267    $10,327,990
Note payable to U.S. Bank through March 2003, due in
  monthly installments of $161,661, including interest at
  7.77%, collateralized by accounts receivable,
  inventories and equipment...............................    6,985,457      8,000,000
Notes payable to Lewis Rock and Redi-Mix through May 2007,
  due in monthly installments of $12,275 including
  interest at 8.0%, collateralized by equipment...........      900,094        972,222
Note payable to Hulit through November 2016, due in
  monthly installments of $6,835 including interest at
  7.629%, collateralized by a deed of trust on real
  property................................................      799,910        820,066

                       PACIFIC ROCK PRODUCTS, L.L.C. AND
                          RIVER CITY MACHINERY, L.L.C.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 3 -- LONG-TERM DEBT, CONTINUED

                                                               1998           1997
                                                            -----------    -----------
Note payable to Wilmes through November 2016, due in
  monthly installments of $5,731 including interest at 9%,
  collateralized by a second trust deed on real
  property................................................      610,884        624,030
Note and lease payable....................................           --      1,217,702
Capital lease obligation (Note 5).........................      906,123      1,059,796
                                                            -----------    -----------
                                                             17,845,735     23,021,806
Less current portion......................................    4,411,641      4,219,989
                                                            -----------    -----------
                                                            $13,434,094    $18,801,817
                                                            ===========    ===========

     As of December 31, 1998, future annual maturities of long-term debt are as follows:

1999.............................................  $4,411,641
2000.............................................   4,549,711
2001.............................................   4,659,597
2002.............................................   1,971,818
2003.............................................     617,302
Thereafter.......................................   1,635,666

     The Company has financing agreements with U.S. Bank which specify certain minimum financial ratios and tangible net worth requirements for the Company. The Company was in compliance with the financial covenants of the agreements at December 31, 1998.

     The Company has available through U.S. Bank an operating line of credit at the lesser of $2,500,000 or the sum of 80% of eligible accounts receivable plus 50% of eligible inventory, with interest at the prime rate or LIBOR borrowing rate plus 2.0%, due on demand. There were no amounts outstanding on the line of credit at December 31, 1998 and 1997.

NOTE 4 -- PENSION AND PROFIT SHARING PLANS

     Qualified defined contribution pension and profit sharing plans are maintained by the Company for all employees meeting length of service requirements except those employees that receive benefits of a retirement nature under state and federal prevailing wage laws. The pension plan provides for contributions of 5% of salaries. Contributions to the profit sharing plan are at the discretion of the managers, not to exceed the amount deductible under the Internal Revenue Code or 15% of salaries. The Company expenses pension and profit sharing costs as incurred, which amounted to $926,763 and $634,084 for 1998 and 1997, respectively.

NOTE 5 -- LEASES AND COMMITMENTS

     The Company extracts rock and sand from six leased properties. The properties are leased for terms expiring through 2015 and generally require the payment of royalties which are based on quantities extracted. The royalty agreements generally specify a minimum annual royalty and provide for increases in the royalty amount based on a variety of inflationary indexes. One lease contains a provision providing for an incentive payment of approximately $372,000 to the Company, if the property is completely mined by December 2003. The Company also leases real property for two retail outlets under noncancelable real property leases expiring through 2001. The Company is obligated under the terms of various noncancelable equipment leases expiring through 2003. The Company is also obligated under noncancelable real property leases with Freeway Land Company and Production Land Company, Inc. which call for annual payments of $103,500 plus an amount

                       PACIFIC ROCK PRODUCTS, L.L.C. AND
                          RIVER CITY MACHINERY, L.L.C.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 5 -- LEASES AND COMMITMENTS, CONTINUED based on quantities sold through January 2004 and annual payments of $322,800 through December 2002, respectively. Certain leases contain renewal options. Other equipment and real property are leased on a month-to-month basis.

     The Company leases an asphalt plant under a long-term lease agreement classified as a capital lease. The cost of the plant as of December 31, 1998 and 1997 was $1,608,745. Accumulated amortization amounted to $686,863 and $538,102 at December 31, 1998 and 1997, respectively. The amortization of this lease, amounting to $149,033 and $149,722 for 1998 and 1997, respectively, has been included in the Company's depreciation, depletion and amortization expense.

     Future minimum lease and royalty payments are as follows:

                                                  CAPITAL      OPERATING
                                                   LEASE         LEASES      ROYALTIES
                                                 ----------    ----------    ----------
Years ending December 31,
1999...........................................  $  228,620    $1,126,839    $1,862,501
2000...........................................     228,620     1,070,473       362,500
2001...........................................     592,659       984,955       307,500
2002...........................................          --       845,412       307,500
2003...........................................          --       251,689       307,500
Thereafter.....................................          --            --     1,025,950
                                                 ----------    ----------    ----------
Total minimum lease payments required..........   1,049,899    $4,279,368    $4,173,451
                                                               ==========    ==========
Less amount representing interest..............     143,776
                                                 ----------
Present value of minimum lease payments........     906,123
Less current portion...........................     165,714
                                                 ----------
Long-term portion of capital lease
  obligation...................................  $  740,409
                                                 ==========

     Total rent and royalty expense consists of the following:

                                                                 1998          1997
                                                              ----------    ----------
Equipment rent..............................................  $2,906,280    $2,672,033
Real property rent..........................................     646,144       750,335
Rock and sand lease and royalties:
  Minimum...................................................   2,083,688     2,030,734
  Contingent................................................     702,906       688,608
                                                              ----------    ----------
                                                              $6,339,018    $6,141,710
                                                              ==========    ==========

     The Company subleases portions of its leased property under agreements expiring through 2000. Lease rentals received totaled $192,000 annually for the years ended December 31, 1998 and 1997. Future lease rentals are as follows:

1999..............................................  $168,000
2000..............................................    40,000
                                                    --------
                                                    $208,000
                                                    ========

                       PACIFIC ROCK PRODUCTS, L.L.C. AND
                          RIVER CITY MACHINERY, L.L.C.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 6 -- RELATED PARTY TRANSACTIONS

     Accounts receivable and accounts payable -- related parties consist of amounts due from or to members and their affiliates and owners.

     Equipment and real property rents amounting to approximately $2,067,000 and $2,357,000 for the years ended December 31, 1998 and 1997, respectively, were paid to members and their affiliates and owners.

NOTE 7 -- CONTINGENCIES

     The Company is involved with two claims filed with the National Labor Relations Board and a claim filed with the Equal Employment Opportunity Commission. The Company's management does not believe that the ultimate resolution of these claims will have a material effect on its financial position, results of operations or cash flows.

     In addition, the Company, in its regular course of business, is involved in various claims and legal proceedings incidental to its normal business activities. The Company's management does not believe that the ultimate resolution of these investigations, claims and legal proceedings will have a material effect on its financial position, results of operations or cash flows.

NOTE 8 -- YEAR 2000 ISSUE (UNAUDITED)

     Like other businesses, the Company could be adversely affected if the computer systems used by its personnel, suppliers or customers do not properly process and calculate date related information and data from the period surrounding and including January 1, 2000. This is commonly known as the "Year 2000" issue. Additionally, this issue could impact non-computer systems and devices such as production equipment, scales, etc. At this time, because of the complexities involved in the issue, management cannot provide assurances that the Year 2000 issue will not have an impact on the Company's operations.

                       PACIFIC ROCK PRODUCTS, L.L.C. AND
                          RIVER CITY MACHINERY, L.L.C.
                                  SCHEDULE II
                   COMBINED VALUATION AND QUALIFYING ACCOUNTS
                     YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                      ADDITIONS
                                           BALANCE    CHARGED TO    AMOUNTS
                                          BEGINNING   COSTS AND    CHARGED TO               BALANCE END
                                          OF PERIOD    EXPENSES     RESERVES      OTHER      OF PERIOD
                                          ---------   ----------   ----------    --------   -----------
YEAR ENDED DECEMBER 31, 1998
Allowance for doubtful accounts.........  $271,700     $383,519    $(359,083)    $  --       $296,136

YEAR ENDED DECEMBER 31, 1997
Allowance for doubtful accounts.........  $250,000     $ 65,118    $ (43,418)    $  --       $271,700

                         INDEX TO PRO FORMA INFORMATION

                                                              PAGES
                                                              -----
Peter Kiewit Sons', Inc. and Subsidiaries Pro Forma
  Consolidated Condensed Statements of Earnings.............   F-84
Peter Kiewit Sons', Inc. and Subsidiaries Pro Forma
  Consolidated Condensed Balance Sheet......................   F-88
Notes to Peter Kiewit Sons', Inc. and Subsidiaries Pro Forma
  Consolidated Condensed Financial Statements...............   F-90
Kiewit Materials Company and Subsidiaries Pro Forma
  Consolidated Condensed Statements of Earnings.............   F-92
Kiewit Materials Company and Subsidiaries Pro Forma
  Consolidated Condensed Balance Sheet......................   F-94
Notes to Kiewit Materials Company and Subsidiaries Pro Forma
  Consolidated Condensed Financial Statements...............   F-95

                        PRO FORMA FINANCIAL INFORMATION

     The pro forma financial information of Kiewit and Kiewit Materials Company has been prepared to give effect, as further described below, to the share exchange, the debenture exchange offer and the spin-off.

     The pro forma consolidated condensed statements of earnings assume that these transactions are consummated at the beginning of the indicated period. The pro forma consolidated condensed balance sheets assume that these transactions are consummated as of September 30, 1999.

     The pro forma financial information is not intended to reflect results of operations or the financial position of Kiewit and Kiewit Materials Company which actually would have resulted had these transactions been effected on the dates indicated. Moreover, the pro forma information is not intended to be indicative of future results of operations or financial position of Kiewit and Kiewit Materials Company.

     The pro forma financial information should be read in conjunction with Kiewit's and Kiewit Materials Company's historical financial statements, and the notes thereto which are contained elsewhere herein.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

            PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                           YEAR ENDED DECEMBER 26, 1998
                                                ---------------------------------------------------
                                                              SEPARATE       OTHER
                                                HISTORICAL      KMC       ADJUSTMENTS     PRO FORMA
                                                ----------    --------    -----------     ---------
Revenue.......................................   $ 3,379      $   (333)   $         7(b)   $ 3,053
Cost of Revenue...............................    (3,095)          298             (7)(b)   (2,804)
                                                 -------      --------    -----------      -------
                                                     284           (35)            --          249
General and Administrative Expenses...........      (142)           19             --         (123)
                                                 -------      --------    -----------      -------
Operating Earnings............................       142           (16)            --          126
Other Income (Expense)
  Investment Income and Equity Earnings.......        17            (9)            --            8
  Interest Expense............................        (5)            1                          (4)
  Other, net..................................        61            (1)            --           60
                                                 -------      --------    -----------      -------
                                                      73            (9)                         64
                                                 -------      --------    -----------      -------
Earnings from Continuing Operations before
  Income Taxes................................       215           (25)            --          190
Provision for Income Taxes....................       (79)           10             --          (69)
                                                 -------      --------    -----------      -------
Earnings from Continuing Operations...........   $   136      $    (15)   $        --      $   121
                                                 =======      ========    ===========      =======
Earnings from Continuing Operations per Share:
  Basic.......................................   $  4.07                                   $  3.75
                                                 =======                                   =======
  Diluted.....................................   $  4.02                                   $  3.71
                                                 =======                                   =======
Weighted Average Shares Outstanding (in thousands):
  Basic.......................................    33,396                       (1,214)      32,182
                                                 =======                  ===========      =======
  Diluted.....................................    33,828                       (1,249)      32,579
                                                 =======                  ===========      =======

See accompanying notes to pro forma consolidated condensed financial statements.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

            PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                            YEAR ENDED DECEMBER 27, 1997
                                                 --------------------------------------------------
                                                               SEPARATE       OTHER
                                                 HISTORICAL      KMC       ADJUSTMENTS    PRO FORMA
                                                 ----------    --------    -----------    ---------
Revenue........................................   $ 2,742      $   (277)     $    9(b)     $ 2,474
Cost of Revenue................................    (2,408)          242          (9)(b)     (2,175)
                                                  -------      --------      ------        -------
                                                      334           (35)         --            299
General and Administrative Expenses............      (148)           16          --           (132)
                                                  -------      --------      ------        -------
Operating Earnings.............................       186           (19)         --            167
Other Income (Expense)
  Investment Income and Equity Earnings........        20            (8)         --             12
  Interest Expense.............................        (3)            1                         (2)
  Other, net...................................        61            (1)         --             60
                                                  -------      --------      ------        -------
                                                       78            (8)                        70
                                                  -------      --------      ------        -------
Earnings from Continuing Operations before
  Income Taxes.................................       264           (27)                       237
Provision for Income Taxes.....................      (109)           10          --(c)         (99)
                                                  -------      --------      ------        -------
Earnings from Continuing Operations............   $   155      $    (17)                   $   138
                                                  =======      ========      ======        =======
Earnings from Continuing Operations per Share:
  Basic........................................   $  4.00
                                                  =======
  Diluted......................................   $  3.84
                                                  =======
Weighted Average Shares Outstanding (in
  thousands):
  Basic........................................    38,912
                                                  =======
  Diluted......................................    40,676
                                                  =======

See accompanying notes to pro forma consolidated condensed financial statements.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

            PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                            YEAR ENDED DECEMBER 26, 1996
                                                 --------------------------------------------------
                                                               SEPARATE       OTHER
                                                 HISTORICAL      KMC       ADJUSTMENTS    PRO FORMA
                                                 ----------    --------    -----------    ---------
Revenue........................................   $ 2,303      $   (246)   $         9(b)  $2,066
Cost of Revenue................................    (2,078)          214             (9)(b)  (1,873)
                                                  -------      --------    -----------     ------
                                                      225           (32)            --        193
General and Administrative Expenses............      (118)           15             --       (103)
                                                  -------      --------    -----------     ------
Operating Earnings.............................       107           (17)            --         90
Other Income (Expense)
  Investment Income and Equity Earnings........        19            (6)            --         13
  Interest Expense.............................        (4)            1             --         (3)
  Other, net...................................        58            (1)            --         57
                                                  -------      --------    -----------     ------
                                                       73            (6)            --         67
                                                  -------      --------    -----------     ------
Earnings from Continuing Operations before
  Income Taxes.................................       180           (23)            --        157
Provision for Income Taxes.....................       (72)            9             --        (63)
                                                  -------      --------    -----------     ------
Earnings from Continuing Operations............   $   108      $    (14)   $        --     $   94
                                                  =======      ========    ===========     ======
Earnings from Continuing Operations per Share:
  Basic........................................   $  2.53
                                                  =======
  Diluted......................................   $  2.44
                                                  =======
Weighted Average Shares Outstanding (in
  thousands):
  Basic........................................    42,624
                                                  =======
  Diluted......................................    44,372
                                                  =======

See accompanying notes to pro forma consolidated condensed financial statements.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

            PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                        NINE MONTHS ENDED SEPTEMBER 30, 1999
                                                 --------------------------------------------------
                                                               SEPARATE       OTHER
                                                 HISTORICAL      KMC       ADJUSTMENTS    PRO FORMA
                                                 ----------    --------    -----------    ---------
Revenue........................................   $ 2,842      $   (328)     $       6(b)  $ 2,520
Cost of Revenue................................    (2,630)          287             (6)(b)  (2,349)
                                                  -------      --------      ---------     -------
                                                      212           (41)            --         171
General and Administrative Expenses............      (109)           19             --         (90)
                                                  -------      --------      ---------     -------
Operating Earnings.............................       103           (22)            --          81
Other Income (Expense)
  Investment Income (Loss) and Equity
     Earnings..................................        (7)           (3)            --         (10)
  Interest Expense.............................        (2)            1             --          (1)
  Other, net...................................        42            (1)            --          41
                                                  -------      --------      ---------     -------
                                                       33            (3)            --          30
                                                  -------      --------      ---------     -------
Earnings from Continuing Operations before
  Income Taxes.................................       136           (25)            --         111
Provision for Income Taxes.....................       (54)           10             --         (44)
                                                  -------      --------      ---------     -------
Earnings from Continuing Operations............   $    82      $    (15)     $      --     $    67
                                                  =======      ========      =========     =======
Earnings from Continuing Operations per Share:
  Basic........................................   $  2.40                                  $  2.03
                                                  =======                                  =======
  Diluted......................................   $  2.35                                  $  1.99
                                                  =======                                  =======
Weighted Average Shares Outstanding (in
  thousands):
  Basic........................................    34,119                       (1,100)     33,019
                                                  =======                    =========     =======
  Diluted......................................    34,824                       (1,134)     33,690
                                                  =======                    =========     =======

See accompanying notes to pro forma consolidated condensed financial statements.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 1999
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                           REPURCHASE/
                                                                            EXCHANGE
                                                                CASH         STOCK/      SEPARATE
                                               HISTORICAL   CONTRIBUTION   DEBENTURES      KMC      PRO FORMA
                                               ----------   ------------   -----------   --------   ---------
ASSETS
Current Assets:
  Cash and cash equivalents..................    $  306         $(30)(a)       $(1)(b)    $ (55)     $  220
  Marketable securities......................        12           --            --           (3)          9
  Receivables, net...........................       513           --            --          (57)        456
  Unbilled contract revenue..................       134           --            --           --         134
  Contract costs in excess of related
     revenue.................................        30           --            --           --          30
  Investment in construction joint
     ventures................................       175           --            --           --         175
  Deferred income taxes......................        75           --            --           (4)         71
  Other......................................        21           --            --          (13)          8
                                                 ------         ----           ---        -----      ------
Total Current Assets.........................     1,266          (30)           (1)        (132)      1,103
Property, Plant and Equipment, net...........       236           --            --          (99)        137
Other Assets.................................       106           --            --          (32)         74
                                                 ------         ----           ---        -----      ------
                                                 $1,608         $(30)          $(1)       $(263)     $1,314
                                                 ======         ====           ===        =====      ======

See accompanying notes to pro forma consolidated condensed financial statements.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 1999
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                  REPURCHASE/
                                                                   EXCHANGE
                                                     CASH           STOCK/        SEPARATE
                                  HISTORICAL     CONTRIBUTION     DEBENTURES        KMC        PRO FORMA
                                  ----------     ------------     -----------     --------     ---------
LIABILITIES AND REDEEMABLE
COMMON STOCK
Current Liabilities:
  Accounts payable..............    $  207           $ --            $ --          $ (23)       $  184
  Current portion of long-term
     debt.......................         3             --              --             --             3
  Accrued costs on construction
     contracts..................       216             --              --             --           216
  Billings in excess of related
     costs and earnings.........       173             --              --             --           173
  Accrued insurance costs.......        89             --              --             (7)           82
  Other.........................        58             --              --            (22)           36
                                    ------           ----            ----          -----        ------
Total Current Liabilities.......       746             --              --            (52)          694
Long-term debt, less current
  portion.......................        14             --              (5)(b)(d)      (3)            6
Other liabilities...............        69             --              --            (10)           59
Minority interest...............        12             --              21(c)(d)      (21)           12
                                    ------           ----            ----          -----        ------
     Total Liabilities..........       841             --              16            (86)          771
Redeemable Common Stock.........
  Common Stock..................        --             --              --             --            --
  Additional paid-in capital....       175             --              (6)(c)         --           169
  Accumulated other
     comprehensive income.......        (6)            --              --             --            (6)
  Retained earnings.............       598            (30)(a)         (11)(c)       (177)          380
                                    ------           ----            ----          -----        ------
Total Redeemable Common Stock...       767            (30)            (17)          (177)          543
                                    ------           ----            ----          -----        ------
                                    $1,608           $(30)           $ (1)         $(263)       $1,314
                                    ======           ====            ====          =====        ======

See accompanying notes to pro forma consolidated condensed financial statements.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

         NOTES TO PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

1. BASIS OF REPORTING

     The accompanying pro forma consolidated condensed financial statements of Peter Kiewit Sons', Inc. (the "Company") are presented based upon the historical consolidated financial statements and the notes thereto of the Company, as adjusted to remove the earnings statement and balance sheet accounts of Kiewit Materials Company ("KMC") and to give effect to certain other elements of the share exchange, the debenture exchange offer and the spin-off. The pro forma information assumes that all of the current KMC employees will exchange approximately 1.1 million shares of the Company's common stock for KMC's common stock with an equal aggregate formula price. It also assumes that the Company's debenture holders that are KMC employees will exchange their debentures for KMC debentures and that the remaining debentures will be exchanged for both shares of KMC common stock and reduced principal amount convertible debentures of the Company. The remaining shares of KMC common stock will be distributed as a dividend on a pro rata basis to the Kiewit stockholders on a one to one ratio.

     Such pro forma financial statements should be read in conjunction with the separate historical consolidated financial statements and the notes thereto of the Company, included elsewhere herein. Such pro forma financial statements are not necessarily indicative of the future results of operations or financial position.

     Completion of the foregoing transactions has been assumed to be as of September 30, 1999 in the pro forma consolidated condensed balance sheet. In the pro forma consolidated condensed statements of earnings, completion of these transactions has been assumed to be at the beginning of the indicated period. If less than $1 million, no adjustment has been made.

     The significant accounting policies followed by the Company, described in the notes to its historical consolidated financial statements included elsewhere herein, have been used in preparing the accompanying pro forma consolidated condensed financial statements.

2. STATEMENTS OF EARNINGS PRO FORMA ADJUSTMENTS

     As described in Note 1, the historical consolidated condensed statements of earnings for the Company have been adjusted to remove the earnings statement accounts of KMC. Other adjustments made in preparation of the Company's Pro Forma Consolidated Condensed Statements of Earnings are described below:

     (a) Adjustment made to reflect a decrease in interest expense due to the exchange of the Company's convertible debentures into either KMC debentures or both shares of KMC common stock and new reduced principal amount convertible debentures of the Company. The interest rate used to calculate the decrease in interest expense approximates the average rate paid on debentures.

     (b) Adjustment made to reverse any elimination of intercompany materials sales between the Company and KMC.

     (c) Adjustments made to reflect the tax effect of the above adjustments.

3. BALANCE SHEET PRO FORMA ADJUSTMENTS

     As described in Note 1, the historical consolidated condensed balance sheet of the Company has been adjusted to remove the balance sheet accounts of KMC. Other adjustments made in preparation of the Company's Pro Forma Consolidated Condensed Balance Sheet are described below:

     (a) Adjustments made to reflect the decrease in cash as a result of an estimated $30 million capital contribution to KMC.

     (b) Adjustments made to reflect the payment of cash to KMC for the Company's debentures held by KMC employees exchanged for KMC debentures.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

              NOTES TO PRO FORMA CONSOLIDATED CONDENSED FINANCIAL
                           STATEMENTS -- (CONTINUED)

3. BALANCE SHEET PRO FORMA ADJUSTMENTS, CONTINUED
     (c) Adjustments made to reflect the repurchase and retirement of the Company's common stock held by KMC employees exchanged for shares of KMC common stock with an equal aggregate formula value.

     (d) Adjustments made to reflect the conversion of the Company's convertible debentures into either KMC convertible debentures or both shares of KMC common stock and new reduced principal amount convertible debentures of the Company.

4. EARNINGS PER SHARE

     Basic and diluted earnings per share of the Company's common stock have been computed using the weighted average number of shares outstanding during each period after giving effect to common stock equivalents.

                   KIEWIT MATERIALS COMPANY AND SUBSIDIARIES

            PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                             YEAR ENDED DECEMBER 26, 1998
                                                       ----------------------------------------
                                                                     EXCHANGE OF
                                                       HISTORICAL    DEBENTURES      PRO FORMA
                                                       ----------    -----------    -----------
Revenue..............................................  $ 333,060              --    $   333,060
Cost of Revenue......................................   (298,160)             --       (298,160)
                                                       ---------     -----------    -----------
                                                          34,900              --         34,900
General and Administrative Expenses..................    (19,062)             --        (19,062)
                                                       ---------     -----------    -----------
Operating Earnings...................................     15,838              --         15,838
Other Income (Expense)
  Investment Income and Equity Earnings..............      9,150              --          9,150
  Interest Expense...................................       (935)             32(a)        (967)
  Other, net.........................................      1,176              --          1,176
                                                       ---------     -----------    -----------
                                                           9,391             (32)         9,359
                                                       ---------     -----------    -----------
Earnings before Income Taxes.........................     25,229             (32)        25,197
Provision for Income Taxes...........................     (9,851)             11(b)      (9,840)
                                                       ---------     -----------    -----------
Net Earnings.........................................  $  15,378     $       (21)   $    15,357
                                                       =========     ===========    ===========
Earnings per Share:
  Basic..............................................  $ 153,783                    $      0.39
                                                       =========                    ===========
  Diluted............................................  $ 153,783                    $      0.39
                                                       =========                    ===========
Weighted Average Shares Outstanding:
  Basic..............................................        100      39,758,734     39,758,834
                                                       =========     ===========    ===========
  Diluted............................................        100      39,854,263     39,854,363
                                                       =========     ===========    ===========

See accompanying notes to pro forma consolidated condensed financial statements.

                   KIEWIT MATERIALS COMPANY AND SUBSIDIARIES

            PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                        NINE MONTHS ENDED SEPTEMBER 30, 1999
                                                      -----------------------------------------
                                                                    EXCHANGE OF
                                                      HISTORICAL    DEBENTURES       PRO FORMA
                                                      ----------    -----------     -----------
Revenue.............................................  $ 328,454     $        --     $   328,454
Cost of Revenue.....................................   (286,656)             --        (286,656)
                                                      ---------     -----------     -----------
                                                         41,798              --          41,798
General and Administrative
  Expenses..........................................    (18,776)             --         (18,776)
                                                      ---------     -----------     -----------
Operating Earnings..................................     23,022              --          23,022
Other Income (Expense)
  Investment Income and Equity Earnings.............      3,272              --           3,272
  Interest Expense..................................     (1,352)            (23)(a)      (1,375)
  Other, net........................................        743              --             743
                                                      ---------     -----------     -----------
                                                          2,663             (23)          2,640
                                                      ---------     -----------     -----------
Earnings before Income Taxes........................     25,685             (23)         25,662
Provision for Income Taxes..........................    (10,346)              8(b)      (10,338)
                                                      ---------     -----------     -----------
Net Earnings........................................  $  15,339     $       (15)    $    15,324
                                                      =========     ===========     ===========
Earnings per Share:
  Basic.............................................  $ 153,394                     $      0.41
                                                      =========                     ===========
  Diluted...........................................  $ 153,394                     $      0.41
                                                      =========                     ===========
Weighted Average Shares Outstanding:
  Basic.............................................        100      37,247,996      37,248,096
                                                      =========     ===========     ===========
  Diluted...........................................        100      37,311,554      37,311,654
                                                      =========     ===========     ===========

See accompanying notes to pro forma consolidated condensed financial statements.

                   KIEWIT MATERIALS COMPANY AND SUBSIDIARIES

                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 1999
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                  CASH          ISSUE
                                                HISTORICAL    CONTRIBUTION    DEBENTURES    PRO FORMA
                                                ----------    ------------    ----------    ---------
ASSETS
Current Assets:
  Cash and cash equivalents...................   $ 54,564       $30,000(a)       $540(b)    $ 85,104
  Marketable securities.......................      2,588            --            --          2,588
  Receivables, net............................     57,382            --            --         57,382
  Deferred income taxes.......................      3,792            --            --          3,792
  Other.......................................     13,280            --            --         13,280
                                                 --------       -------          ----       --------
Total Current Assets..........................    131,606        30,000           540        162,146
Property, Plant and Equipment, net............     99,467            --            --         99,467
Other Assets..................................     32,364            --            --         32,364
                                                 --------       -------          ----       --------
                                                 $263,437       $30,000          $540       $293,977
                                                 ========       =======          ====       ========
LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
  Accounts payable............................   $ 23,081       $    --          $ --       $ 23,081
  Current portion of long-term debt...........        439            --            --            439
  Accrued insurance costs.....................      7,322            --            --          7,322
  Other.......................................     20,845            --            --         20,845
                                                 --------       -------          ----       --------
Total Current Liabilities.....................     51,687            --            --         51,687
Long-term debt, less current portion..........      2,544            --           390(b)       2,934
Other liabilities.............................     10,079            --            --         10,079
Minority interest.............................        367            --            --            367
                                                 --------       -------          ----       --------
     Total Liabilities........................     64,677            --           390         65,067
Stockholder's Equity:
  Common stock................................         --            --            --             --
  Additional paid-in capital..................    127,319        30,000(a)        150(b)     157,469
  Accumulated other comprehensive income......       (465)           --            --           (465)
  Retained earnings...........................     71,906            --            --         71,906
                                                 --------       -------          ----       --------
Total Stockholder's Equity....................    198,760        30,000           150        228,910
                                                 --------       -------          ----       --------
                                                 $263,437       $30,000          $540       $293,977
                                                 ========       =======          ====       ========

See accompanying notes to pro forma consolidated condensed financial statements.

                   KIEWIT MATERIALS COMPANY AND SUBSIDIARIES

         NOTES TO PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

1. BASIS OF REPORTING

     The accompanying pro forma consolidated condensed financial statements of Kiewit Materials Company (the "Company") are presented based upon the historical consolidated financial statements and the notes thereto adjusted to give effect to certain elements of the share exchange, the debenture exchange offer and the spin-off. The pro forma information assumes that all of the current employees will exchange approximately 1.1 million shares of Kiewit common stock for shares of the Company's common stock with an equal aggregate formula value. It also assumes that Kiewit debentureholders that are employees of the Company will exchange their Kiewit debentures for debentures of the Company and that the remaining Kiewit debentures will be exchanged for both shares of the Company's common stock and reduced principal amount convertible debentures of Kiewit. The remaining shares of the Company's common stock will be distributed as a dividend at a pro rata basis to the Kiewit stockholders on a one to one ratio.

     Such pro forma financial statements should be read in conjunction with the separate historical consolidated financial statements and the notes thereto of the Company, included elsewhere herein. Such pro forma financial statements are not necessarily indicative of the future results of operations or financial position.

     Completion of the foregoing transactions has been assumed to be as of September 30, 1999 in the pro forma consolidated condensed balance sheet. In the pro forma consolidated condensed statements of earnings, completion of these transactions has been assumed to be at the beginning of the period.

     The significant accounting policies followed by the Company, described in the notes to its historical consolidated financial statements included elsewhere herein, have been used in preparing the accompanying pro forma consolidated condensed financial statements.

2. STATEMENTS OF EARNINGS PRO FORMA ADJUSTMENTS

     As described in Note 1, the historical consolidated condensed statements of earnings for the Company have been adjusted to give effect to certain elements of the transactions. The adjustments made in preparation of the Company's Pro Forma Consolidated Condensed Statements of Earnings are described below:

     (a) Adjustments made to reflect an increase in interest expense due to the exchange of the Kiewit debentures held by the Company's employees into the Company's convertible debentures. The interest rate used to calculate the increase in interest expense approximates the average rate paid on debentures.

     (b) Adjustments made to reflect the tax effect of the above adjustments.

3. BALANCE SHEET PRO FORMA ADJUSTMENTS

     As described in Note 1, the historical consolidated condensed balance sheet of the Company has been adjusted to reflect certain elements of the transactions. The adjustments made in preparation of the Company's Pro Forma Consolidated Condensed Balance Sheet are described below:

     (a) Adjustments made to reflect the increase in cash as a result of an estimated $30 million capital contribution from Kiewit.

     (b) Adjustments made to reflect the receipt of cash for the issuance of the Company's convertible debentures exchanged for Kiewit debentures held by the Company's employees.

4. EARNINGS PER SHARE

     Basic and diluted earnings per share of common stock have been computed using the weighted average number of shares outstanding during each period after giving effect to common stock equivalents. Pro forma earnings per share reflect the additional shares issued in the share exchange, the debenture exchange offer and the spin-off.

                       DELIVERY OF LETTERS OF TRANSMITTAL

     Manually signed facsimile copies of the Letters of Transmittal will be accepted. The Letters of Transmittal and shares of Kiewit common stock and any other required documents should be sent or delivered by each tendering stockholder to Kiewit at the address set forth below:

                        BY REGISTERED OR CERTIFIED MAIL:
                            Peter Kiewit Sons', Inc.
                                  Kiewit Plaza
                             Omaha, Nebraska 68131
                           Attention: Stock Registrar

                           By Facsimile Transmission:
                                 (402) 271-2829

                TO CONFIRM BY TELEPHONE OR FOR INFORMATION CALL:
                                 (402) 342-2052

     Questions and requests for assistance or for additional copies of this prospectus may be directed to:

                            Peter Kiewit Sons', Inc.
                                  Kiewit Plaza
                             Omaha, Nebraska 68131
                           Telephone: (402) 342-2052
                           Attention: Stock Registrar

                        [PETER KIEWIT SONS', INC. LOGO]

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     United Metro has authority under Section 145 of the Delaware General Corporation Law to indemnify its directors and officers to the extent provided for in the statute. United Metro's Certificate of Incorporation provides for indemnification of their officers and directors to the extent permitted under the Delaware General Corporation Law.

     United Metro's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware General Corporation Law. Delaware law provides that the directors of a corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derives an improper personal benefit. United Metro's Certificate of Incorporation provides that United Metro shall indemnify its directors and officers to the fullest extent permitted by Delaware law, except against actions by United Metro approved by its board of directors, and requires United Metro to advance expenses to such directors and officers to defend any action for which rights of indemnification are provided in the Certificate of Incorporation, and also permits the board of directors to grant such rights to its employees and agents.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, United Metro and Kiewit have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim of indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of United Metro or Kiewit in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, United Metro and/or Kiewit will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     The following exhibits are included as a part of this Registration
Statement:

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
     2.1+     Form of Separation Agreement between Peter Kiewit Sons',
              Inc. and United Metro Materials Inc.
     3.1+     Form of Restated Certificate of Incorporation of United
              Metro Materials Inc.
     3.2+     Form of Amended and Restated By-laws of United Metro
              Materials Inc.
     4.1+     Specimen certificate representing shares of common stock,
              par value $0.01 per share, of United Metro Materials Inc.
     5.1+     Opinion of Willkie Farr & Gallagher.
     8.1+     Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with
              respect to certain tax matters.
    10.1+     Form of Tax Sharing Agreement by and between Peter Kiewit
              Sons', Inc. and United Metro Materials, Inc.
    23.1      Consent of PricewaterhouseCoopers LLP.

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
    23.2      Consent of Arthur Andersen LLP.
    23.3      Consent of Perkins & Company, P.C.
    23.4+     Consent of Willkie Farr & Gallagher (included in their
              opinion filed as Exhibit 5.1).
    23.5+     Consent of Skadden, Arps, Slate, Meagher & Flom LLP
              (included in their opinion filed as Exhibit 8.1).
    99.1+     Form of Letter of Transmittal.
    99.2+     Form of Letter to Kiewit stockholders who are United Metro employees.

---------------
 +  To be filed by amendment.

ITEM 22.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request. The undersigned registrant hereby further undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of or included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on the 18th day of February, 2000.

                                          KIEWIT MATERIALS COMPANY

                                          By: /s/ CHRISTOPHER J. MURPHY
                                            ------------------------------------
                                            Christopher J. Murphy
                                            President and Chief Executive
                                              Officer

                               POWER OF ATTORNEY

     The undersigned officers and directors of Kiewit Materials Company hereby severally constitute and appoint Mark E. Belmont attorney-in-fact for the undersigned, in any and all capacities, with the power of substitution, to sign any amendments to this Registration Statement (including post-effective amendments) and any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all interests and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons, in the capacities and on the dates indicated.

NAME                                                             TITLE                     DATE
----                                                             -----                     ----

/s/ CHRISTOPHER J. MURPHY                              President, Chief Executive    February 18, 2000
---------------------------------------------------      Officer and Director
Christopher J. Murphy

/s/ RICHARD W. COLF                                    Director                      February 18, 2000
---------------------------------------------------
Richard W. Colf

/s/ BRUCE E. GREWCOCK                                  Director                      February 18, 2000
---------------------------------------------------
Bruce E. Grewcock

/s/ RICHARD GEARY                                      Director                      February 18, 2000
---------------------------------------------------
Richard Geary

/s/ WALTER SCOTT, JR.                                  Director                      February 18, 2000
---------------------------------------------------
Walter Scott, Jr.

/s/ KENNETH E. STINSON                                 Chairman of the Board         February 18, 2000
---------------------------------------------------      of Directors
Kenneth E. Stinson

                                 EXHIBIT INDEX

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
     2.1+     Form of Separation Agreement between Peter Kiewit Sons',
              Inc. and United Metro Materials Inc.
     3.1+     Form of Restated Certificate of Incorporation of United
              Metro Materials Inc.
     3.2+     Form of Amended and Restated By-laws of United Metro
              Materials Inc.
     4.1+     Specimen certificate representing shares of common stock,
              par value $0.01 per share, of United Metro Materials Inc.
     5.1+     Opinion of Willkie Farr & Gallagher.
     8.1+     Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with
              respect to certain tax matters.
    10.1+     Form of Tax Sharing Agreement by and between Peter Kiewit
              Sons', Inc. and United Metro Materials, Inc.
    23.1      Consent of PricewaterhouseCoopers LLP.
    23.2      Consent of Arthur Andersen LLP.
    23.3      Consent of Perkins & Company, P.C.
    23.4+     Consent of Willkie Farr & Gallagher (included in their
              opinion filed as Exhibit 5.1).
    23.5+     Consent of Skadden, Arps, Slate, Meagher & Flom LLP
              (included in their opinion filed as
              Exhibit 8.1).
    99.1+     Form of Letter of Transmittal.
    99.2+     Form of Letter to Kiewit stockholders who are United Metro employees.

---------------
 +  To be filed by amendment.